     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 13, 1998

                                                   REGISTRATION NO. 333-[      ]
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             MID-STATE HOMES, INC.
      (Exact name of registrant as specified in its governing instruments)

                           FLORIDA                                                        59-0945134
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)               (I.R.S EMPLOYER IDENTIFICATION NO.)

                            ------------------------

                             MID-STATE HOMES, INC.
                         1500 NORTH DALE MABRY HIGHWAY
                              TAMPA, FLORIDA 33607
                                 (813) 871-4811
                    (Address of principal executive offices)
                         ------------------------------

                                EDWARD A. PORTER
                             MID-STATE HOMES, INC.
                         1500 NORTH DALE MABRY HIGHWAY
                              TAMPA, FLORIDA 33607
                                 (813) 871-4811
                    (Name and address of agent for service)
                         ------------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:

                EDWARD A. PORTER, ESQ.                                 JORDAN M. SCHWARTZ, ESQ.
                MID-STATE HOMES, INC.                                   PATRICK T. QUINN, ESQ.
            1500 NORTH DALE MABRY HIGHWAY                           CADWALADER, WICKERSHAM & TAFT
                 TAMPA, FLORIDA 33607                                      100 MAIDEN LANE,
                    (813) 871-4811                                     NEW YORK, NEW YORK 10038
                                                                            (212) 504-6000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                            PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF SECURITIES             AMOUNT BEING          OFFERING PRICE PER       AGGREGATE OFFERING     AMOUNT OF REGISTRATION
       BEING REGISTERED               REGISTERED                 UNIT(1)                   PRICE                     FEE
Asset Backed Notes                   $1,000,000.00                100%                 $1,000,000.00                $295

(1) Estimated solely for purposes of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE OR SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SUBJECT TO COMPLETION JULY 13, 1998

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED             )

                                       $

                              MID-STATE TRUST 199

                   $         % Asset-Backed Notes, Class A-1
                   $         % Asset-Backed Notes, Class A-2
                   $         % Asset-Backed Notes, Class A-3
                   $         % Asset-Backed Notes, Class A-4
                              -------------------

                             MID-STATE HOMES, INC.

                                    SERVICER
                               -----------------

    Mid-State Trust 199 (the "Issuer" or the "Trust"), a business trust formed
pursuant to a trust agreement dated as of             , 199 , (the "Trust
Agreement") between Mid-State Homes, Inc. ("Mid-State," the "Depositor" or the
"Servicer") and             , as owner trustee (the "Owner Trustee"), is
offering $         aggregate principal amount of Asset Backed Notes (the
"Notes"). The Trust will issue four classes (each, a "Class") of Notes, designated as the Class A-1, Class A-2, Class A-3 and Class A-4 Notes. Interest on the Notes will be payable quarterly on each January 1, April 1, July 1 and
October 1 (each, a "Payment Date"), commencing             , 199 . The amount of
interest payable on each Payment Date will equal the interest accrued during the three-month period ending on the day prior to such Payment Date (each such period, an "Interest Accrual Period"). On each Payment Date, subject to the availability of funds, a payment of principal of the Notes, in the amount described herein, will be applied to the Notes. See "DESCRIPTION OF THE NOTES--Interest and Principal Payments" herein.

    The Notes will be secured by (i) certain building and installment sale contracts, promissory notes, related mortgages and other security agreements (the "Accounts") owned directly or indirectly by the Depositor (collectively,
the "Mortgage Collateral") on             , 199 (the "Cut-Off Date"), which will
be transferred to the Trust on the Closing Date (as defined under "Transaction Summary" herein), and (ii) the Collection Account described under "SECURITY--Collection Account" in the Prospectus.

    The rights of holders of each Class of Notes other than the Class A-1 Notes to receive payments will, in each case, be subordinated to the rights of holders of each Class with a higher numerical Class designation.

    The Notes may be redeemed on any Payment Date at the option of the Issuer if the aggregate principal amount of each Class of Notes outstanding is less than or equal to 10% of the original aggregate principal amount of such Class of Notes. See "DESCRIPTION OF THE NOTES--Redemption of the Notes" herein.

    There is currently no secondary market for the Notes. The underwriters named herein under "Plan of Distribution" (the "Underwriters") intend to make a secondary market in the Notes, but have no obligation to do so. There can be no assurance that a secondary market for the Notes will develop or, if it does develop, that it will continue. Further, no application will be made to list the Notes on any securities exchange. Accordingly, the liquidity of the Notes may be limited.

    PROSPECTIVE INVESTORS SHOULD CONSIDER AND REVIEW THE INFORMATION UNDER "RISK FACTORS" COMMENCING ON PAGE S- [ ] HEREIN AND COMMENCING ON PAGE [ ] IN THE PROSPECTUS.

    Capitalized terms used in this Prospectus Supplement are defined at the locations identified in the "Index of Principal Defined Terms" beginning on page [ ].

    It is a condition of issuance that the Class A-1 Notes be rated ["Aaa" by Moody's Investors Service, Inc. ("Moody's")]["AAA" by Standard & Poor's Ratings Services ("Standard & Poor's")] ["AAA" by Fitch IBCA, Inc. ("Fitch")] ["AAA" by Duff & Phelps Credit Rating Co. ("DCR")] the Class A-2 Notes be rated at least ["Aa2" by Moody's] ["AA+" by Standard & Poor's] ["AA" by Fitch] ["AA" by DCR]; the Class A-3 Notes be rated at least ["A2" by Moody's]["AA" by Standard & Poor's] ["A" by Fitch] ["A" by DCR]; and the Class A-4 Notes be rated at least ["Baa2" by Moody's] ["BBB" by Standard & Poor's] ["BBB" by Fitch] ["BBB" by DCR].
                            ------------------------

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY AFFILIATE THEREOF. NEITHER
       THE NOTES NOR THE ACCOUNTS WILL BE INSURED OR GUARANTEED BY ANY
          GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR ANY OTHER ENTITY.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY
                  REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                                                                PRICE TO          UNDERWRITING        PROCEEDS TO
                                                               PUBLIC (1)           DISCOUNT        DEPOSITOR (1)(2)
Per Class A-1 Note.......................................          %                   %                   %
Per Class A-2 Note.......................................          %                   %                   %
Per Class A-3 Note.......................................          %                   %                   %
Per Class A-4 Note.......................................          %                   %                   %
Total....................................................          $                   $                   $

(1) Plus accrued interest, if any, from         1, 199 .

(2) Before deducting expenses, estimated to be $    .
                            ------------------------

    The Notes are offered by the Underwriters subject to prior sale, when, as and if issued to and accepted by them and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Notes will be made in book-entry form only through the Same Day Funds Settlement
System of The Depository Trust Company on or about         , 199 .

                                 [UNDERWRITER]

            The date of this Prospectus Supplement is       , 199 .

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES INCLUDING OVER-ALLOTMENT, AND STABILIZING TRANSACTIONS IN SUCH SECURITIES, DURING AND AFTER THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION" HEREIN AND IN THE PROSPECTUS.

    For a description of certain tax consequences of owning the Notes, including, without limitation, original issue discount, see "Federal Income Tax Considerations" herein and "Material Federal Income Tax Consequences" in the Prospectus.

    This Prospectus Supplement may be used by, to the extent required, in
connection with market making transactions in the Notes.         may act as
principal or agent in such transactions.

    This Prospectus Supplement does not contain complete information about the offering of the Notes. Additional information is contained in the Prospectus
dated           , 199 (the "Prospectus") of which this Prospectus Supplement is part and which accompanies this Prospectus Supplement. Purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Securities may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    Unless and until Definitive Notes are issued, quarterly unaudited reports as to the payments made on the Notes will be prepared by the Indenture Trustee and sent on behalf of the Issuer only to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes. Because the beneficial owners of Notes issued in book-entry form will not be Noteholders, as that term is used in the Indenture, unless Definitive Notes are issued such reports will not be made available to such owners. See "Description of the Notes--Registration of Notes" herein.

                             PROSPECTUS SUPPLEMENT
                               TABLE OF CONTENTS

SUMMARY OF TERMS.......................................................................        S-4
RISK FACTORS...........................................................................       S-11
  Limited Rights of Subordinate Noteholders............................................       S-11
  Limited Overcollateralization........................................................       S-11
  Risks of Subordination...............................................................       S-11
  No Advance Obligation................................................................       S-12
  Mortgage Collateral Includes Delinquent Accounts.....................................       S-12
  Effect of Prepayments on Yield and Weighted Average Life.............................       S-12
THE ISSUER.............................................................................       S-13
USE OF PROCEEDS........................................................................       S-13
THE ACCOUNTS...........................................................................       S-13
  Underwriting and Credit Policies.....................................................       S-13
  Homebuilding Activities..............................................................       S-14
  Servicing............................................................................       S-15
  Repossessions........................................................................       S-16
  Recoveries...........................................................................       S-17
  Time to Recovery.....................................................................       S-17
THE MORTGAGE COLLATERAL................................................................       S-18
  Effective Financing Rate.............................................................       S-18
  Total Accounts Comprising the Mortgage Collateral....................................       S-18
DESCRIPTION OF THE NOTES...............................................................       S-23
  Available Funds......................................................................       S-23
  Interest and Principal Payments......................................................       S-23
  Allocation of Losses.................................................................       S-27
  Redemption of the Notes..............................................................       S-28
  Weighted Average Life of the Notes...................................................       S-28
  Registration of Notes................................................................       S-31
LEGAL INVESTMENT CONSIDERATIONS........................................................       S-33
ERISA CONSIDERATIONS...................................................................       S-33
FEDERAL INCOME TAX CONSIDERATIONS......................................................       S-34
  General..............................................................................       S-34
  Original Issue Discount..............................................................       S-35
THE INDENTURE..........................................................................       S-35
  Events of Default....................................................................       S-35
  Rights upon Event of Default.........................................................       S-35
  Trigger Events.......................................................................       S-36
  Limitations on Suits.................................................................       S-37
  Reports to Noteholders...............................................................       S-37
  The Indenture Trustee................................................................       S-37
THE SERVICING AGREEMENT................................................................       S-38
  Collection of Payments...............................................................       S-38
  Servicing Fee........................................................................       S-38
  Annual Accountants' Report...........................................................       S-38
THE TRUST AGREEMENT....................................................................       S-38
THE PURCHASE AND SALE AGREEMENT........................................................       S-38
PLAN OF DISTRIBUTION...................................................................       S-39
LEGAL MATTERS..........................................................................       S-39
FINANCIAL INFORMATION..................................................................       S-40
NOTE RATINGS...........................................................................       S-40
INDEX OF PRINCIPAL DEFINED TERMS.......................................................       S-41

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE PROSPECTUS. TERMS NOT DEFINED IN THIS SUMMARY ARE USED AS DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR IN THE PROSPECTUS. SEE "INDEX
OF PRINCIPAL DEFINED TERMS" BEGINNING ON PAGE   .

Securities Offered...........  The Class A-1, Class A-2, Class A-3 and Class A-4 Notes will be issued pursuant to an indenture (the "Indenture") dated the Closing Date between Mid-State Trust 199 , a business
                               trust, and                     , as trustee (the "Indenture
                               Trustee") for the benefit of the holders of the Notes. See
                               "DESCRIPTION OF THE NOTES" herein. The Notes will be offered for purchase in denominations of $1,000 and integral
                               multiples thereof in book-entry form only. On or about
                                           , 199 (the "Closing Date"), Mid-State will
                               transfer the Accounts to the Issuer, and the Issuer will
                               issue the Notes, which will initially be overcollateralized as described under "RISK FACTORS--Limited
                               Overcollateralization" herein. The Issuer's sole source of funds to make payments on the Notes will be collections on the Accounts. The Notes will have the characteristics set
                               forth under "DESCRIPTION OF THE NOTES" herein and in the
                               following table.

                                SUMMARY OF NOTES

                                                                          CLASS A-1        CLASS A-2        CLASS A-3
                                                                       ---------------  ---------------  ---------------
Size.................................................................     $                $                $
Payment Window (in months)*..........................................
Initial Weighted Average Life (in years)*............................
Expected Maturity*...................................................
Stated Maturity Date**...............................................
Maturity Date........................................................
Initial Subordination................................................     $                $                $

                                                                          CLASS A-4
                                                                       ---------------
Size.................................................................     $
Payment Window (in months)*..........................................
Initial Weighted Average Life (in years)*............................
Expected Maturity*...................................................
Stated Maturity Date**...............................................
Maturity Date........................................................
Initial Subordination................................................     $

    The Payment Dates for each Class of Notes are January 1, April 1, July 1 and
October 1 commencing             , 199 .

------------------------

*   Assumes    % CPR; computed on the basis of the assumptions under
    "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes" herein and in the Prospectus.

**  Assumes    % CPR; computed on the basis of the assumptions under
    "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes" herein and in the Prospectus.

Issuer.......................  The Issuer is a business trust (the "Trust") established under the laws of by a trust agreement dated as of
                                           , 199  (the "Trust Agreement") between the
                               Depositor and                     , not in its individual
                               capacity but solely as owner trustee (the "Owner Trustee").
                               The settlor and sole beneficiary of the Issuer is the
                               Depositor, an indirect wholly-owned subsidiary of Walter
                               Industries, Inc. ("Walter Industries"). The Owner Trustee
                               will act as trustee of the Trust. See "THE ISSUER" herein
                               and in the Prospectus. The Notes will be obligations solely of the Issuer.

Cut-Off Date.................  , 199  (the "Cut-Off Date").

Closing Date.................  On or about             , 199  (the "Closing Date").

Interest and Principal
Payments on the Notes........  Interest on each Class of the Notes will be payable from
                               Available Funds on each Payment Date in an amount equal to interest accrued during the three-month period ending on the day prior to the Payment Date (each such period, an
                               "Interest Accrual Period"), with respect to (i) the Class
                               A-1 Notes at the Class A-1 Note Rate, (ii) the Class A-2
                               Notes at the Class A-2 Note Rate, (iii) the Class A-3 Notes
                               at the Class A-3 Note Rate and (iv) the Class A-4 Notes at
                               the Class A-4 Note Rate, in each such case on the unpaid
                               principal balance of the applicable Class of Notes. The
                               "Note Rate" of the Class A-1, Class A-2, Class A-3 and Class
                               A-4 Notes is    %,    %,    % and    %, respectively.
                               Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "DESCRIPTION OF THE
                               NOTES--Interest and Principal Payments" herein.

                               "Available Funds" for a Payment Date are the funds in the
                               Collection Account representing (i) collections on the
                               Accounts during the three-month period (each such period, a
                               "Collection Period") ending on the close of business on the last business day of the second month preceding the month in which such Payment Date occurs plus (ii) any net
                               reinvestment income earned on funds described in clause (i)
                               above, from the date two business days prior to the
                               preceding Payment Date through the date two business days
                               prior to such Payment Date (each such period, a
                               "Reinvestment Period"). Available Funds will be net of
                               Issuer Expenses paid to the time of calculation thereof. On each Payment Date, Available Funds will be paid first to the
                               Classes of Notes in the order of their numerical Class
                               designations until each has received a full payment of
                               interest together with any unpaid interest which was due in respect of a previous Payment Date and then to the Classes of Notes in the order of their numerical Class designations until each receives the payment in respect of unreimbursed losses, together with interest thereon, and principal
                               described herein under "DESCRIPTION OF THE NOTES--Interest and Principal Payments" herein.

                               Following the Target Overcollateralization Date, unless
                               there exists an uncured Trigger Event, the portion, if any, of the funds remaining on any Payment Date after the
                               allocation of Available Funds described in the preceding
                               paragraph will be released to the Issuer on that Payment
                               Date, free of the lien of the Indenture, and will no longer be available to make payments on the Notes. Such funds will then be distributed to the owner of the beneficial interest in the Issuer, which will initially be Mid-State. See
                               "DESCRIPTION OF THE NOTES-- Interest and Principal Payments"
                               herein.

Record Date..................  The record date for each Payment Date is the fifteenth day of the month preceding the month of such Payment Date (the
                               "Record Date").

Subordination................  The rights of holders of each Class of Notes other than the
                               Class A-1 Notes (each, a "Subordinated Class") to receive
                               payments will, in each case, be subordinated to the extent described herein, to the rights of holders of each Class
                               with a prior numerical Class designation. See "RISK
                               FACTORS--Risks of Subordination" herein and in the
                               Prospectus. This subordination is intended to enhance the
                               likelihood of timely receipt by the holders of the Class A-1
                               Notes of the full amount of interest and principal to which such Class is entitled. Similarly, but to decreasing
                               degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class A-2 and Class A-3 Notes of the full amount of interest and
                               principal to which such Class is entitled on each Payment
                               Date. The protection afforded to the holders of the Class
                               A-1, Class A-2 and Class A-3 Notes by means of subordination will be accomplished by (i) the allocation of losses on the
                               Accounts to the respective Classes of Notes in reverse
                               numerical order of their Class designations and (ii) with
                               respect to interest, the application of the Available Funds on each Payment Date in the sequential order provided by the
                               Available Funds Allocation. See "DESCRIPTION OF THE
                               NOTES--Interest and Principal Payments" herein.

Optional Redemption of         All (but not less than all) Classes of Notes may be redeemed
Notes........................  on any Payment Date at the option of the Issuer, at 100% of the unpaid principal amount of each Class of Notes plus
                               accrued interest, if, after giving effect to the payment of principal that would be made on such Payment Date absent
                               such redemption, the aggregate principal amount of each
                               Class of Notes outstanding (prior to allocations of any
                               Realized Loss Amounts) is less than or equal to 10% of the original aggregate principal amount of such Class of Notes.

Events of Default............  An Event of Default with respect to the Notes is defined in the Indenture to include one or more of the following
                               events: (i) a default in the payment of any amount due under the Notes by the Maturity Date; (ii) a failure to apply
                               funds in the Collection Account in accordance with the
                               Indenture and such failure continues for a period of two
                               days; (iii) a default in the payment when due of interest on any Class of Notes and the expiration of a 30-day grace
                               period (provided that neither the reimbursement of any
                               Realized Loss Amounts nor interest on any Realized Loss
                               Amounts in respect of any Class of Notes will be deemed due unless there exist Available Funds sufficient to pay such
                               amount and all prior amounts under the Available Funds
                               Allocation); (iv) the failure to pay the Outstanding
                               Principal Balance of each class of Notes on the Maturity
                               Date; (v) a default in the observance of certain negative
                               covenants in the Indenture, (vi) a default in the observance of any other covenant in the Indenture, and the continuation of any such default for a period of thirty days after notice or (vii) certain events of bankruptcy or insolvency with
                               respect to the Issuer. Notwithstanding the foregoing, prior to the Maturity Date, any of the events described in the
                               preceding sentence will not be an Event of Default (i) in
                               respect of the Class A-2 Notes until the Class A-1 Notes
                               have been paid in full, (ii) in respect of the Class A-3
                               Notes until the ClassnbA-1 Notes and Class A-2 Notes have
                               been paid in full and (iii) in respect of the ClassnbA-4
                               Notes until the Class A-1 Notes, Class A-2 Notes and Class
                               A-3 Notes have been paid in full. See "THE INDENTURE--Events of Default" herein and in the Prospectus.

                               Prior to the Maturity Date, upon the occurrence of an Event of Default, the Indenture Trustee or the holders entitled to at least 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding may declare the principal of the Notes to be immediately due and payable; provided, however, that such Class of Notes or the Indenture Trustee may make such declaration only if the
                               Event of Default affects, and in the case of a default in
                               the payment of the Notes such payment default relates to,
                               the Class of Notes with the lowest numerical Class
                               designation then outstanding. On or after the Maturity Date, if an Event of Default occurs or shall have occurred, the
                               Indenture Trustee shall declare the principal of the Notes to be immediately due and payable. See "THE
                               INDENTURE--Rights Upon Event of Default" herein and in the
                               Prospectus.

Security.....................  Payments of amounts due on the Notes will be secured by the following (collectively, the "Collateral"):

  A. Mortgage Collateral.....  Accounts, having on             , 199  an aggregate Economic
                               Balance of approximately $         , will secure the Notes.
                               Such Accounts will have, as of the Cut-Off Date, a weighted
                               average finance charge of approximately    % and a weighted
                               average remaining term to maturity of approximately years.
                               See "THE MORTGAGE COLLATERAL" herein and in the Prospectus and "SECURITY" in the Prospectus.

                               SERVICER; SERVICING AGREEMENT; SUBSERVICING. Mid-State or
                               any successor servicer will service the Accounts pursuant to a servicing agreement dated the Closing Date among the
                               Issuer, the Servicer and the Indenture Trustee (the
                               "Servicing Agreement") either directly or through one or
                               more subservicers. The Servicing Agreement will provide for
                               the payment of a servicing fee of $         per month for
                               each Account outstanding from the Issuer to the Servicer.
                               Jim Walter Homes, Inc. ("Jim Walter Homes"), an affiliate of the Depositor or unaffiliated third parties will perform
                               certain servicing functions with respect to the Accounts
                               pursuant to a subservicing agreement (the "Subservicing
                               Agreement"). See "THE SERVICING AGREEMENT" herein and in the
                               Prospectus.

  B. Collection Account......  Prior to the Closing Date, a collection account relating to the Collateral (the "Collection Account") will be
                               established with and in the name of the Indenture Trustee.
                               On the Closing Date, the Issuer will deposit into the
                               Collection Account cash in an amount equal to all payments
                               (including prepayments) received in respect of the Accounts since the Cut-Off Date and up to the date that is five
                               business days prior to the Closing Date. Thereafter, as long as any Note remains outstanding, all payments received in
                               respect of the Accounts and required to be so deposited will be deposited in the Collection Account. The foregoing
                               amounts deposited into the Collection Account, less Issuer
                               Expenses, will be available to make payments of principal
                               of, and interest on, the Notes. Amounts on deposit in the
                               Collection Account will be invested in Eligible Investments.
                               See "SECURITY--Collection Account" in the Prospectus.

Representations and
Warranties Concerning the
Mortgage Collateral..........  The Issuer will represent and warrant, among other things, that (i) the information delivered to the Indenture Trustee with respect to the Mortgage Collateral is true and correct as of the date such information was given; (ii) at the
                               Closing Date, each mortgage, deed of trust or other security agreement that constitutes the Mortgage Collateral shall
                               constitute a valid first priority lien upon and secure title to the property (the "Mortgaged Property") described therein and such security agreement and the promissory note secured thereby are enforceable in accordance with their terms; and
                               (iii) at the Closing Date, the Issuer is the sole owner of each Account, has good title to such Account and has full
                               right and authority to transfer such Account and to grant a security interest in such Account to the Indenture Trustee.
                               See "THE INDENTURE--Representations and Warranties" in the
                               Prospectus.

                               Within 90 days of the earlier of discovery by or notice to the Issuer of any breach of a representation or warranty
                               which materially and adversely affects the interests of the
                               Noteholders in an Account, the Issuer is required to use its best efforts to cure such breach in all material respects.
                               If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the Indenture
                               Trustee, such longer period as specified in such consent,
                               the Issuer is required to either (i) deposit in the
                               Collection Account an amount equal to 100% of the current
                               Economic Balance of the affected Account, at which time such affected Account will be released from the lien of the
                               Indenture or (ii) remove such Account from the lien of the
                               Indenture and substitute one or more qualified substitute
                               accounts. See "THE INDENTURE--Representations and
                               Warranties" in the Prospectus.

                               The obligation of the Issuer to cure any such breach or to repurchase or substitute for the affected Account will be
                               the sole remedy available to the Trustee or Noteholders in respect of the related breach.

Origination of Accounts......  All of the Accounts were originated by Jim Walter Homes. See
                               "THE DEPOSITOR" in the Prospectus.

Purchase and Sale              The Purchase and Sale Agreement dated as of the Closing Date
Agreement....................  between the Depositor and the Issuer (the "Purchase and Sale
                               Agreement"). See "THE PURCHASE AND SALE AGREEMENT" herein
                               and in the Prospectus.

Servicer.....................  Mid-State Homes, Inc. will act as the Servicer under the
                               Servicing Agreement. See "THE SERVICING AGREEMENT" herein
                               and in the Prospectus.

Indenture Trustee............  will act as the Indenture Trustee. See "THE INDENTURE--The
                               Indenture Trustee" herein and in the Prospectus.

Owner Trustee................  will be the Owner Trustee pursuant to the Trust Agreement.
                               The Owner Trustee will be obligated to (i) execute and
                               deliver the Indenture, the Notes, the Servicing Agreement, the Purchase and Sale Agreement and all other documents and instruments related thereto, (ii) acquire the Collateral and to pledge the Collateral as security for the Notes, (iii)
                               issue the Notes pursuant to the Indenture and (iv) take
                               whatever action shall be required to be taken by the Owner
                               Trustee by, and subject to, the terms of the Trust
                               Agreement. The liability of the Owner Trustee in connection with the issuance and sale of the Notes and in respect of
                               the Issuer's obligations under the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Indenture. See "THE TRUST
                               AGREEMENT" herein and in the Prospectus.

Risk Factors.................  Various risk factors related to the purchase of Notes are discussed herein and in the Prospectus, including, among
                               others, (i) the factors (including the effect of changes in mortgage market interest rates) affecting the weighted
                               average life of the Notes and the reinvestment risk borne by investors and (ii) the risks related to the subordination of each Class of Notes (other than the Class A-1 Notes) to the
                               Classes of Notes having prior numerical Class designations.
                               See "Risk Factors" herein and in the Prospectus.

Legal Investment               The Notes will not constitute "mortgage related securities"
Considerations...............  for purposes of the Secondary Mortgage Market Enhancement
                               Act of 1984, as amended. See "LEGAL INVESTMENT
                               CONSIDERATIONS" herein and in the Prospectus.

ERISA Considerations.........  Under the Employee Retirement Income Security Act of 1974,
                               as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), a pension or other employee benefit plan covered by ERISA or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively,
                               "Plans") with respect to which the Depositor or any
                               affiliate is a service provider, may acquire the Notes only
                               under certain limited circumstances.                     ,
                               counsel for the Underwriters and special counsel for the
                               Issuer as to ERISA matters, is of the opinion that the Notes will be considered debt instruments rather than equity
                               interests of the Issuer for ERISA purposes. See "ERISA
                               CONSIDERATIONS" herein and in the Prospectus.

Tax Status of the Notes......  The Notes will be treated as debt for federal income tax purposes. If the Notes are issued with original issue
                               discount, Noteholders generally will be required to include the original issue discount in gross income over the life of the Notes. The Notes will not constitute "loans secured by an interest in real property" for "domestic building and
                               loan associations" or "real estate assets" for "real estate investment trusts." See "FEDERAL INCOME TAX CONSIDERATIONS"
                               herein and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the
                               Prospectus.

Ratings......................  It is a condition of issuance that the Class A-1 Notes be rated ["Aaa" by Moody's Investors Service, Inc.
                               ("Moody's")]["AAA" by Standard & Poor's Ratings Services
                               ("Standard & Poor's")] ["AAA" by Fitch IBCA, Inc. ("Fitch")]
                               ["AAA" by Duff & Phelps Credit Rating Co. ("DCR")] the Class
                               A-2 Notes be rated at least ["Aa2" by Moody's] ["AA+" by
                               Standard & Poor's] ["AA" by Fitch] ["AA" by DCR]; the Class
                               A-3 Notes be rated at least ["A2" by Moody's]["AA" by
                               Standard & Poor's] ["A" by Fitch] ["A" by DCR]; and the
                               Class A-4 Notes be rated at least ["Baa2" by Moody's] ["BBB"
                               by Standard & Poor's] ["BBB" by Fitch] ["BBB" by DCR]. [The
                               rating of each Class of Notes by Standard & Poor's addresses the likelihood of timely payment of interest and the
                               ultimate payment of principal on the Notes.][The rating of each Class of Notes by Moody's addresses the likelihood of the ultimate payment of principal and interest on the
                               Notes.] A security rating is not a recommendation to buy,
                               sell or hold the Notes. See "NOTE RATINGS" herein and in the
                               Prospectus.

                                  RISK FACTORS

    Prospective investors should consider, among other things, the matters discussed under "Risk Factors" in the Prospectus and the following risk factors in connection with the purchase of Notes.

LIMITED RIGHTS OF SUBORDINATE NOTEHOLDERS

    Prior to the Maturity Date, no holder of any Class of Notes will have the right to declare the principal of the Notes to be immediately due and payable other than (i) on or prior to the Maturity Date, the holders entitled to 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding and (ii) after the Maturity Date, the holders entitled to 66 2/3% of the Voting Rights of any Class of Notes (provided that the holders entitled to 66 2/3% of each Class of Notes with a lower numerical Class designation consent). See "THE INDENTURE--Rights Upon Event of Default" herein and in the Prospectus. In addition, no holder of any Class of Notes will have the right to petition or otherwise invoke any court or government proceeding for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law other than (i) on or prior to the Maturity Date, the holders entitled to 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding and (ii) after the Maturity Date, the holders entitled to 100% of the Voting Rights of any Class of Notes (provided that the holders entitled to 100% of each Class of Notes with a lower numerical designation consent).

LIMITED OVERCOLLATERALIZATION

    As of the Cut-Off Date, the aggregate Economic Balance of the Accounts (the
"Aggregate Economic Balance") was approximately $         . On each Payment Date
prior to the Target Overcollateralization Date, unless there exists an uncured Trigger Event, Available Funds (which are net of Issuer Expenses), if any, in excess of the amount of interest due on the Notes on such Payment Date ("Remaining Available Funds") will be applied to pay principal of the Notes in accordance with the Available Funds Allocation as set forth under "DESCRIPTION OF THE NOTES--Interest and Principal Payments" herein which, in the absence of losses or delinquencies on the Accounts, will have the effect of increasing the level of overcollateralization from the original level. The Notes will be overcollateralized by the Accounts to the extent, if any, by which (a) the aggregate Economic Balance of the Accounts exceeds (b) the outstanding principal amount of the Notes. The amount of such overcollateralization will be reduced or eliminated to the extent that losses incurred in respect of defaulted Accounts, together with payments on the Accounts, cause the Economic Balance of the Accounts to decline more than the principal amount of the Notes declines on account of payments of principal thereon. If the protection afforded to the Notes by such overcollateralization were to be exhausted, and the Accounts incurred further losses, such losses would be allocated first to the Class A-4 Notes, then to the Class A-3 Notes, then to the Class A-2 Notes and finally to the Class A-1 Notes, in each case until the principal balance of such Class of Notes has been reduced to zero. See "THE ACCOUNTS" herein and in the Prospectus and "DESCRIPTION OF THE NOTES--Interest and Principal Payments" herein.

RISKS OF SUBORDINATION

    The protection afforded to the holders of the Class A-1, Class A-2 and Class A-3 Notes by means of subordination will be accomplished by (i) the allocation of losses on the Accounts to the Classes of Notes in reverse order of their numerical Class designations and (ii) with respect to interest, the application of the Available Funds on each Payment Date in the sequential order provided by the Available Funds Allocation. The rights of the holders of the Class A-2 Notes to receive payments of interest on the Class A-2 Notes will be subordinated to such rights of the holders of the Class A-1 Notes; the rights of the holders of the Class A-3 Notes to receive payments of interest will be subordinated to such rights of the holders of the Class A-1 and Class A-2 Notes; and the rights of the holders of the Class A-4 Notes to receive payments of interest will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class A-3 Notes, all to the extent described herein under "DESCRIPTION OF THE NOTES-- Interest and Principal Payments" herein. Accordingly, on any Payment Date any deficiency in the availability of funds to pay interest or principal on the Notes will result in shortfalls in the payment of the Notes first to the Class A-4 Notes, then to the Class A-3 Notes, then to the Class A-2 Notes and then to the Class A-1 Notes. Further, in the event that the overcollateralization described above is exhausted, any losses on the Accounts will be similarly allocated to the Classes of Notes in reverse numerical order.

NO ADVANCE OBLIGATION

    Since neither the Servicer nor any other party is required to advance delinquent payments on the Accounts, significant delinquencies (especially if combined with substantial losses on the Accounts) may result in the inability to make full payments of interest to all Classes of Notes on a Payment Date. Because Available Funds are allocated on each Payment Date to the Classes of Notes in the order of their numerical Class designations, the more subordinate Classes of Notes are more likely to suffer any such shortfalls in interest than the more senior Classes of Notes.

MORTGAGE COLLATERAL INCLUDES DELINQUENT ACCOUNTS

    As of the Cut-Off Date, approximately    %,    % and    % of the Accounts as
a percentage of total Accounts had payments which were past due 31-60 days,
61-90 days and 91 or more days, respectively.    % of the Accounts were in
foreclosure. Accounts which are in foreclosure or bankruptcy continue to be included in the delinquency category described in the preceding sentence. See "THE ACCOUNTS-- Servicing" herein and in the Prospectus and "--Repossessions" herein. Investors should consider the risk that any of the Accounts may become defaulted Accounts and subsequently the properties securing such Accounts may become repossessed properties. See "--Losses on Accounts" in the Prospectus. Defaults by homeowners on the Accounts may result in the failure of the Noteholders on a given Payment Date to receive payments in full in respect of interest or principal. The allocation of losses on the Accounts to the Classes of Notes in reverse order of their numerical designations may more likely result in a reduction of the principal balance of the more subordinate Classes of Notes than of the more senior Classes of Notes without a corresponding payment of principal thereon. See "--Risks of Subordination" herein and in the Prospectus. Such events may cause a significant delay in the receipt of principal by the holders of the more subordinate Classes of Notes, or may cause such Classes of Notes to fail to receive any payment in respect of principal, and to a lesser extent, interest, on a given Payment Date.

EFFECT OF PREPAYMENTS ON YIELD AND WEIGHTED AVERAGE LIFE

    The weighted average life and the maturity of each Class of the Notes will be affected by the prepayment experience on the Accounts and the rate and frequency of delinquencies of payments due on the Accounts. Prepayments on the Accounts may be influenced by a variety of economic, geographic, social and other factors, including national and local economic conditions, repossessions, aging, seasonality and interest rates. Other factors affecting prepayments on the Accounts include changes in housing needs, job transfers and unemployment. Liquidations of defaulted Accounts are generally expected to result in resale of the repossessed properties and the subsequent origination of new Accounts rather than cash. In general, if prevailing interest rates fall significantly below the effective financing rates on the Accounts, the rate of prepayments on the Accounts is likely to be higher than if prevailing interest rates remain close to or above the effective financing rates borne by such Accounts. Conversely, if prevailing interest rates rise above the effective financing rates on such Accounts, the rate of prepayment would be expected to decrease. As noted above, no party is required to advance delinquent payments on the Accounts. Even if Available Funds are sufficient to make full payments of interest on all Classes of Notes, any such delinquencies will reduce the amount of Remaining Available Funds available to make payments of principal in respect of the Notes. Delinquencies occurring on or prior to the Target Overcollateralization Date or during the existence of an uncured Trigger Event will have the effect of extending the weighted average lives of all

Classes of Notes. Following the Target Overcollateralization Date, any such delinquencies may have the effect of extending the weighted average lives of all Classes of Notes to the extent that such delinquencies exceed the amount otherwise distributable to the owner of the beneficial interest in the Issuer. See "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes" herein and in the Prospectus.

                                   THE ISSUER

    The Issuer has been created pursuant to the Trust Agreement between the Depositor and the Owner Trustee. The Trust Agreement provides that the Trust
will terminate in no event later than            , 20  . For a further
discussion of the Issuer, see "THE ISSUER" in the Prospectus.

                                USE OF PROCEEDS

    The proceeds from the sale of the Notes will be used by the Issuer to purchase the Accounts and to pay the expenses of the offering. The Depositor will use a portion of the net proceeds from its sale of the Accounts to purchase the Accounts from Mid-State Trust V and the remainder for general corporate purposes. Mid-State Trust V is a Delaware business trust organized on February 27, 1995 for which Mid-State is the depositor. The Accounts have been owned and will be owned by Mid-State Trust V until the Closing Date. The price the Issuer pays for the Accounts will represent the net proceeds from the sale of the Notes.

                                  THE ACCOUNTS

UNDERWRITING AND CREDIT POLICIES

    In April 1988 the Depositor sold accounts having an aggregate Economic Balance of approximately $1.75 billion to Mid-State Trust II; in July 1992 the Depositor sold accounts having an aggregate Economic Balance of approximately $301 million to Mid-State Trust III; in March 1995 the Depositor sold accounts having an aggregate Economic Balance of approximately $827 million to Mid-State
Trust IV and; in June   , 1997 the Depositor sold accounts having an aggregate
Economic Balance of approximately $   million to Mid-State Trust VI. Each of
Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV and Mid-State Trust VI securitized their accounts in registered public offerings under the federal securities laws. As of the Cut-Off Date, there were 9,220 accounts (the "Trust V Accounts") owned by Mid-State Trust V, with an aggregate Economic Balance of approximately $462,287,289. The Trust V Accounts were sold by the Depositor to Mid-State Trust V. Mid-State Trust V is party to a warehouse financing with Enterprise Funding Corporation ("Enterprise") whereby Enterprise is obligated to provide up to $500,000,000 of financing, from time to time (as of April 30, 1997, approximately $355,000,000 was outstanding), to Mid-State Trust V. The amounts outstanding under such facility are currently secured by the Trust V Accounts. At the Closing Date, all of the Trust V Accounts will be released from the warehouse facility and Mid-State Trust V will transfer such accounts to the Depositor which accounts will, in turn, be sold to the Issuer and will thereafter constitute the Accounts. The Enterprise warehouse facility will continue to remain available to Mid-State Trust V after the transfer of Trust V Accounts to the Depositor. The Issuer does not intend to enter into any comparable warehouse financing facility.

    Each of Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV, Mid-State Trust V and Mid-State Trust VI is a Delaware business trust for which Mid-State is the depositor. The Depositor continues to service those accounts, and Jim Walter Homes continues to act as subservicer. (The accounts owned by Mid-State Trust II, Mid-State Trust III, Mid- State Trust IV and Mid-State Trust VI are reflected in some of the tables in this section but are not security for the Notes and will not benefit the Noteholders in any way). As used herein, the term "account" includes building and installment sale contracts, related mortgages, mechanic's lien contracts and other security agreements and promissory notes originated by Jim Walter Homes, including the accounts sold to Mid-State Trust II, Mid-State Trust III, Mid-State Trust

IV, Mid-State Trust V and Mid-State Trust VI. For additional information regarding underwriting and credit policies, See "THE ACCOUNTS--Underwriting and Credit Policies" in the Prospectus.

    The following table summarizes certain aggregate characteristics of the portfolio of the accounts during the last 19 fiscal years. The amounts presented are the gross receivable amounts which consist of the amount financed and the total dollar amount of finance charges to be paid over the duration of the related accounts ("Gross Receivable Amount"). Although account production has declined in recent years, the table shows that the aggregate balance of the portfolio and scheduled payments thereon have generally increased due to higher average sales prices resulting from the sale of larger models and a greater percentage of 90% complete homes sold. The table also shows that repossessions increased during the early 1990's due to unfavorable economic conditions, including the real estate market, but since 1992 have generally declined. The information presented summarizes the aggregate characteristics of such accounts at the times indicated and is not intended to reflect characteristics of the Mortgage Collateral.

                        CERTAIN ACCOUNT CHARACTERISTICS

                                     ACCOUNT          AGGREGATE
                                    PRODUCTION         ANNUAL
                               --------------------   SCHEDULED                                ACCOUNT SALES
                                  NEW      RESALES    PAYMENTS    REPOSSESSIONS  PREPAYMENTS   (REPURCHASES)  ENDING BALANCE
                               ---------  ---------  -----------  -------------  ------------  -------------  --------------
                                                                  (DOLLARS IN THOUSANDS)
Nine Months Ended February
28, 1998.....................                                       $             $                     --     $

FISCAL YEAR ENDED MAY 31,
1997.........................
1996.........................    506,604    116,314     318,201       119,790        233,541        --            4,208,252
1995.........................    527,230    130,687     285,780       128,897        162,414        --            4,256,866
1994.........................    516,822    118,703     292,117       123,882        230,802        --            4,176,040
1993.........................    538,172    128,088     290,548       127,468        125,368       (11,810)       4,187,316
1992.........................    551,894    123,715     272,149       131,635         84,988        (7,981)       4,052,630
1991.........................    514,849    109,762     262,908       118,954         58,952        --            3,857,812
1990.........................    470,725    104,913     248,901       110,971         57,140       (10,616)       3,674,015
1989.........................    420,170    105,846     231,651       127,080         59,163        --            3,504,773
1988 (nine months)...........    329,526     67,433     168,430        88,553         39,984        --            3,396,651

FISCAL YEAR ENDED AUGUST 31
1987.........................    461,181    100,104     210,058       121,110         64,382        --            3,296,659
1986.........................    473,599     90,215     194,142       102,951         49,058        --            3,130,924
1985.........................    522,706     76,093     176,449        84,018         35,602        --            2,913,261
1984.........................    545,715     69,817     165,105        76,496         33,113       136,738        2,610,531
1983.........................    591,928     65,443     148,352        69,212         25,109       156,631        2,406,451
1982.........................    669,757     46,656     148,373        45,552         18,879       214,759        2,148,384
1981.........................    501,329     42,974     136,242        39,841         28,101        --            1,859,534
1980.........................    428,515     32,999     115,047        34,585         28,657        --            1,519,415
1979.........................    341,512     31,043      97,405        34,296         39,342        --            1,236,190
1978.........................    282,170     30,868      95,843        33,592         45,727        --            1,034,678

HOMEBUILDING ACTIVITIES

    For a more complete review of homebuilding activities see the discussion in the Prospectus under the heading "THE ACCOUNTS--Homebuilding Activities." The following chart shows the sales volume of Jim Walter Homes and the percent of homes sold in three stages of completion for fiscal years 1978 to 1997 and for
the nine months ended            , 1998:

                            HOMEBUILDING ACTIVITIES

                                                                                                   PERCENT OF UNIT SALES
                                                                                         -----------------------------------------
                                                                                UNITS                    VARIOUS          90%
                                                                                SOLD        SHELL        STAGES        COMPLETE
                                                                              ---------     -----     -------------  -------------
Nine Months Ended             , 1998........................................                       %             %              %

FISCAL YEAR ENDED MAY 31
1997........................................................................
1996........................................................................      3,760          18             4             78
1995........................................................................      4,126          25             9             66
1994........................................................................      4,331          23            10             67
1993........................................................................      4,784          26            12             62
1992........................................................................      5,305          29            13             58
1991........................................................................      5,229          30            13             57
1990........................................................................      5,213          30            11             59
1989........................................................................      5,126          27             9             64
1988 (nine months)..........................................................      4,240          28             7             65

FISCAL YEAR ENDED AUGUST 31
1987........................................................................      6,100          30            10             60
1986........................................................................      6,403          28            12             60
1985........................................................................      7,203          43            25             32
1984........................................................................      7,809          37            25             38
1983........................................................................      8,706          27            33             40
1982........................................................................     10,267          26            34             40
1981........................................................................      9,226          27            37             36
1980........................................................................     10,095          27            36             37
1979........................................................................      9,358          21            38             41
1978........................................................................      8,952          20            38             42

    Jim Walter Homes' business has tended to be countercyclical to national home construction activity when interest rates are high. In times of high interest rates and limited availability of mortgage funds that result in limited new home construction, Jim Walter Homes' volume of home sales tends to increase due to the favorable financing it offers. During the period from 1982 through 1998 mortgage rates have generally declined substantially, creating greater competition for Jim Walter Homes. For additional information regarding the Accounts, See "THE ACCOUNTS--Homebuilding Activities" in the Prospectus.

SERVICING

    In the ordinary course of its business, Mid-State keeps historical delinquency, repossession and real estate owned information according to separate portfolios of accounts within the total portfolio. Mid-State, however, believes that the total portfolio information shows the average performance of its accounts over time, rather than a performance that might be affected by the relative seasoning of a separate portfolio. In the case of the delinquency and repossession experience, information as of the Cut-Off Date is given below for
the Accounts separately. As of             , 199 , Mid-State's mortgage
portfolio (including mortgage indebtedness sold to others and serviced by
Mid-State) had an aggregate economic balance of approximately $      . No
assurance can be given, however, that the future experience of the Accounts will be comparable to the historical information set forth below. See the "SERVICING AGREEMENT" and "THE ACCOUNTS--Servicing" in the Prospectus.

    The following table summarizes the delinquency characteristics for all accounts owned or serviced by Mid-State (including, without limitation, the accounts owned by Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV, Mid-State Trust V and Mid-State Trust VI) at the end of each of the past six fiscal years
and at             , 1998. As of each such date, the table presents the number of delinquent accounts and the dollar amount (in millions) in Gross Receivable Amounts.

                                                                 DELINQUENCIES AT MAY 31,
                       ------------------------------------------------------------------------------------------------------------
                               1991                  1992                  1993                  1994                  1995
                       --------------------  --------------------  --------------------  --------------------  --------------------
Accounts/Gross
  Receivable Amount
  (Dollars in
  Millions)..........     85,418  $   3,858     88,751  $   4,053     88,977  $   4,187     83,945  $   4,176     80,182  $   4,257
Delinquencies(1) as a
  Percent of
  Accounts/ Gross
  Receivable Amount:
  31-60 Days.........       1.30%      1.04%      1.36%      1.07%      1.30%      0.96%      1.30%      1.09%      1.66%      1.59%
  61-90 Days.........       0.62       0.55       0.57       0.52       0.51       0.45       0.61       0.55       0.54       0.53
  91 Days or more....       4.32       3.04       4.47       3.31       3.99       3.12       4.16       3.23       4.22       3.17
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Total (31 days or
  more)..............       6.24%      4.63%      6.40%      4.90%      5.80%      4.53%      6.07%      4.87%      6.42%      5.29%
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                       ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                                                                       DELINQUENCIES
                                                                             AT
                                                                        FEBRUARY 28,
                               1996                  1997                   1998
                       --------------------  --------------------  ----------------------
Accounts/Gross
  Receivable Amount
  (Dollars in
  Millions)..........     76,112  $   4,208
Delinquencies(1) as a
  Percent of
  Accounts/ Gross
  Receivable Amount:
  31-60 Days.........       1.28%      1.10%                                 %%
  61-90 Days.........       0.63       0.62
  91 Days or more....       4.10       3.14
                       ---------  ---------  ---------  ---------  -----------  ---------
Total (31 days or
  more)..............       6.01%      4.86%                                 %%
                       ---------  ---------  ---------  ---------  -----------  ---------
                       ---------  ---------  ---------  ---------  -----------  ---------

------------------------

(1) Based on number of days elapsed since the contractual due date.

    As of the Cut-Off Date, the delinquency characteristics for the Accounts as a percentage of total Accounts and as a percentage of Gross Receivable Amounts of the Accounts, were, respectively, % and % for Accounts 31-60 days past due, % and % for Accounts 61-90 days past due, % and % for Accounts
91 days or more past due and    % and    % for all delinquent Accounts.

REPOSSESSIONS

    Repossessed property is rehabilitated, if necessary, and resold. The following table sets forth certain information concerning the repossession experience of accounts in the Depositor's servicing portfolio (including, without limitation, the accounts owned by Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV, Mid-State Trust V and Mid-State Trust VI), for each of the past six fiscal years.

                                 REPOSSESSIONS

                                                                             FISCAL YEAR ENDED MAY 31,
                                                          ----------------------------------------------------------------
                                                            1991       1992       1993       1994       1995       1996
                                                          ---------  ---------  ---------  ---------  ---------  ---------
Total accounts outstanding..............................     85,418     88,751     88,977     83,945     80,182     76,112
Accounts repossessed....................................      2,224      2,379      2,180      1,963      1,914      1,676
Accounts repossessed as a percent of total number of
  accounts..............................................        2.6%       2.7%       2.5%       2.3%       2.4%       2.2%

                                                            1997
                                                          ---------
Total accounts outstanding..............................
Accounts repossessed....................................
Accounts repossessed as a percent of total number of
  accounts..............................................

    The Mortgage Collateral does not include any real estate which the Servicer had repossessed as of the Cut-Off Date. As of the Cut-Off Date, Accounts with an
Economic Balance of $         , representing approximately    % of the Aggregate
Economic Balance were in foreclosure. Additionally, as of the Cut-Off Date, the
obligors on Accounts with an Economic Balance of $         , representing
approximately    % of the Aggregate Economic Balance, were in bankruptcy or similar proceedings. Certain of these obligors nevertheless are making payments on the Accounts. As of the Cut-Off Date, the obligors on Accounts with an
Economic Balance of $         , representing approximately    % of the Aggregate
Economic Balance, were not in foreclosure or bankruptcy, but were over 120 days delinquent.

RECOVERIES

    The number of homes held as real estate owned is set forth in the following aging summary (which includes, without limitation, the homes held as real estate owned by Mid-State Trust II, Mid-State Trust III, Mid-State Trust IV, Mid-State Trust V and Mid-State Trust VI) for the past six fiscal years and the nine
months ended            , 1998.

                               REAL ESTATE OWNED

                                                                                           MAY 31,
                                                         ---------------------------------------------------------------------------
                                                           1991       1992       1993       1994       1995       1996       1997
                                                         ---------  ---------  ---------  ---------  ---------  ---------  ---------
Real Estate Owned as a Percent of Accounts Outstanding
0-3 Months.............................................       0.11%      0.12%      0.06%      0.07%      0.05%      0.09%
4-6 Months.............................................       0.04       0.03       0.01       0.01       0.01       0.02
More than 6 Months.....................................       0.09       0.05       0.02       0.02       0.01       0.01
                                                               ---        ---        ---        ---        ---        ---        ---
Total Real Estate Owned................................       0.24%      0.20%      0.09%      0.10%      0.07%      0.12%
                                                               ---        ---        ---        ---        ---        ---        ---
                                                               ---        ---        ---        ---        ---        ---        ---


                                                           1998
                                                         ---------
Real Estate Owned as a Percent of Accounts Outstanding
0-3 Months.............................................%
4-6 Months.............................................
More than 6 Months.....................................
                                                               ---
Total Real Estate Owned................................%
                                                               ---
                                                               ---

TIME TO RECOVERY

    Since no party is required to advance required payments on delinquent Accounts, any such delinquencies that exist at the end of a Collection Period immediately preceding any Payment Date will reduce the amount of Available Funds for the related Payment Date. See "RISK FACTORS--Limited Assets of the Issuer," in the Prospectus and "--Limited Overcollateralization," "--Risks of Subordination," and
"--Effect of Prepayments on Yield and Weighted Average Life" herein and in the Prospectus.

                            THE MORTGAGE COLLATERAL

    The Mortgage Collateral which will secure the Notes consists of Accounts,
which comprise   % of the accounts owned directly or indirectly by the Depositor on the Cut-Off Date. The Mortgage Collateral had an aggregate Economic Balance
of approximately $         as of the Cut-Off Date.

    Set forth below is a description of additional characteristics of the Accounts as of the Cut-Off Date. Such information does not reflect changes that may have occurred to the Accounts subsequent to the Cut-Off Date.

   REMAINING YEARS TO MATURITY OF ACCOUNTS COMPRISING THE MORTGAGE COLLATERAL

                                   % ACCOUNTS

                                                                  0-15       16-20      21-25      26-30      TOTAL
                                                                ---------  ---------  ---------  ---------  ---------
Number of Accounts............................................
Average Economic Balance......................................  $          $          $          $          $
Weighted Average Remaining Term (months)(1)...................
Weighted Average Effective Financing Rate.....................%%%%%
Current Economic Balance......................................  $          $          $          $          $
Original Economic Balance(2)..................................  $          $          $          $          $

                                   % ACCOUNTS

                                                                  0-15       16-20      21-25      26-30      TOTAL
                                                                ---------  ---------  ---------  ---------  ---------
Number of Accounts............................................
Average Economic Balance......................................  $          $          $          $          $
Weighted Average Remaining Term (months)(1)...................
Weighted Average Effective Financing Rate.....................%%%%%
Current Economic Balance......................................  $          $          $          $          $
Original Economic Balance(2)..................................  $          $          $          $          $

------------------------

(1) The remaining term of an Account is based on the original term of the Account less the number of months elapsed between the first payment due date and the Cut-Off Date.

(2) The original Economic Balance for an Account is equal to the original Gross Receivable Amount less total original finance charges.

EFFECTIVE FINANCING RATE

    The Effective Financing Rates borne by 99.99% of the Accounts range from   %
to 10.00%. The weighted average Effective Financing Rate for the Accounts as of
the Cut-Off Date is   %.

TOTAL ACCOUNTS COMPRISING THE MORTGAGE COLLATERAL

    As of the Cut-Off Date, Accounts having an Economic Balance of $         are
secured by homes representing new sales, and Accounts having an Economic Balance
of $         are secured by homes that have been repossessed and resold.

    The following table sets forth at the Cut-Off Date the years of calculated scheduled final payment for the Accounts comprising the Mortgage Collateral:

                     CALCULATED SCHEDULED FINAL PAYMENT(1)

                                                                           NUMBER OF ACCOUNTS      ECONOMIC BALANCE
                                                                         ----------------------  --------------------
                                                                           NUMBER      PERCENT    AMOUNT     PERCENT
                                                                         -----------  ---------  ---------  ---------
Calendar Year of Calculated Scheduled Final Payment:
  1997-1998............................................................%                         $                  *
  1999-2000............................................................%
  2001-2002............................................................
  2003-2004............................................................
  2005-2006............................................................
  2007-2008............................................................
  2009-2010............................................................
  2011-2012............................................................
  2013-2014............................................................
  2015-2016............................................................
  2017-2018............................................................
  2019-2020............................................................
  2021-2022............................................................
  2023-2024............................................................
  2025-2026............................................................
  2027-2028............................................................
                                                                         -----------  ---------  ---------  ---------
    Total(2)...........................................................                  100.00% $             100.00%
                                                                         -----------  ---------  ---------  ---------
                                                                         -----------  ---------  ---------  ---------

    Weighted Average Period to Calculated Scheduled Final Payment:   years.

------------------------

* Indicates an amount greater than zero but less than 0.005% of the Aggregate Economic Balance.

(1) Calculated Scheduled Final Payment is determined by adding the original term of an Account to the first payment due date and subtracting one month.

(2) Percentages may not add to 100% due to rounding.

    The following three tables set forth the outstanding Economic Balance, the original Economic Balance and the years of origination of the Accounts comprising the Mortgage Collateral at the Cut-Off Date:

                          OUTSTANDING ECONOMIC BALANCE

                                                                                               OUTSTANDING ECONOMIC
                                                                          NUMBER OF ACCOUNTS         BALANCE
                                                                         --------------------  --------------------
                                                                          NUMBER     PERCENT    AMOUNT     PERCENT
                                                                         ---------  ---------  ---------  ---------
Outstanding Economic Balance:
  $10,000 and less.....................................................%                       $%
  $10,001 to $20,000...................................................
  $20,001 to $30,000...................................................
  $30,001 to $40,000...................................................
  $40,001 to $50,000...................................................
  $50,001 to $60,000...................................................
  above $60,000........................................................
                                                                         ---------  ---------  ---------  ---------
    Total(1)...........................................................                100.00% $             100.00%
                                                                         ---------  ---------  ---------  ---------
                                                                         ---------  ---------  ---------  ---------

    Average outstanding Economic Balance: $         .

------------------------

(1) Percentages may not add to 100% due to rounding.

                           ORIGINAL ECONOMIC BALANCE

                                                                                               ORIGINAL ECONOMIC
                                                                         NUMBER OF ACCOUNTS         BALANCE
                                                                        --------------------  --------------------
                                                                         NUMBER     PERCENT    AMOUNT     PERCENT
                                                                        ---------  ---------  ---------  ---------
Original Economic Balance(1):
  $10,000 and less....................................................%                       $%
  $10,001 to $20,000..................................................
  $20,001 to $30,000..................................................
  $30,001 to $40,000..................................................
  $40,001 to $50,000..................................................
  $50,001 to $60,000..................................................
  above $60,000.......................................................
                                                                        ---------  ---------  ---------  ---------
    Total(2)(3).......................................................                100.00% $             100.00%
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------
    Average Original Economic Balance: $      .

------------------------

(1) With respect to Accounts, representing   % of the Aggregate Economic Balance
    as of the Cut-Off Date, the original Economic Balances stated above are as of the date the Economic Balances of such Accounts were reduced in connection with the settlement of the class action litigation in South Carolina in 1995 that is described under "RISK FACTORS--Consumer Protection Laws and Risk of Consumer Litigation" in the Prospectus.

(2) The original Economic Balance for an Account is equal to the original Gross Receivable Amount less total original finance charges.

(3) Percentages may not add to 100% due to rounding.

                              YEARS OF ORIGINATION

                                                                                               AGGREGATE ECONOMIC
                                                                                                 BALANCE AS OF
                                                                         NUMBER OF ACCOUNTS       CUT-OFF DATE
                                                                        --------------------  --------------------
YEAR OF ORIGINATION (1)                                                  NUMBER     PERCENT    AMOUNT     PERCENT
----------------------------------------------------------------------  ---------  ---------  ---------  ---------
1990..................................................................%                       $%
1991..................................................................
1992..................................................................
1993..................................................................
1994..................................................................
1995..................................................................
1996..................................................................
1997..................................................................
                                                                        ---------  ---------  ---------  ---------
1998..................................................................
                                                                        ---------  ---------  ---------  ---------
    Total(2)..........................................................                100.00% $             100.00%
                                                                        ---------  ---------  ---------  ---------
                                                                        ---------  ---------  ---------  ---------

------------------------

(1) Calendar year in which the first payment on the Accounts became due.

(2) Percentages may not add to 100% due to rounding.

    The following table sets forth the geographical distribution of the Accounts comprising the Mortgage Collateral by state at the Cut-Off Date.

                           GEOGRAPHICAL DISTRIBUTION

                                                                                                       % OF AGGREGATE
                                                                             % OF TOTAL    AGGREGATE      ECONOMIC
                                                                 NUMBER OF    NUMBER OF    ECONOMIC    BALANCE OF ALL
STATE                                                            ACCOUNTS     ACCOUNTS      BALANCE       ACCOUNTS
--------------------------------------------------------------  -----------  -----------  -----------  --------------
Alabama.......................................................                         %   $                       %
Arizona.......................................................
Arkansas......................................................
Florida.......................................................
Georgia.......................................................
Illinois......................................................
Indiana.......................................................
Kentucky......................................................
Louisiana.....................................................
Maryland......................................................
Mississippi...................................................
Missouri......................................................
New Mexico....................................................
North Carolina................................................
Ohio..........................................................
Oklahoma......................................................
South Carolina................................................
Tennessee.....................................................
Texas.........................................................
Virginia......................................................
West Virginia.................................................
    Total(1)..................................................                   100.00%   $                 100.00%

------------------------

(1) Percentages may not add to 100% due to rounding.

                            DESCRIPTION OF THE NOTES

    The following are summaries of the material provisions of the Notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Indenture.

AVAILABLE FUNDS

    "Available Funds" in respect of a Payment Date are funds equal to the sum of
(i) collections on the Accounts during the Collection Period immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period and
(ii) any net reinvestment income earned on funds described in clause (i) above, during the Reinvestment Period. Available Funds will be net of Issuer Expenses paid. "Issuer Expenses" are all of the Issuer's expenses (other than amounts due on the Notes), including, without limitation, the fees and expenses of the Owner Trustee, the Indenture Trustee and the fee of the Servicer. See "THE TRUST AGREEMENT," THE INDENTURE--The Indenture Trustee" and "THE SERVICING AGREEMENT--Servicing Fee" herein and in the Prospectus. The "Remaining Available Funds" for a Payment Date are the Available Funds for such Payment Date reduced by the amount of interest due on the Notes on such Payment Date.

INTEREST AND PRINCIPAL PAYMENTS

    Interest on each Class of the Notes will be payable from Available Funds on each Payment Date in an amount up to the Interest Accrual Amount of such Class. The "Interest Accrual Amount" of any Class for any Payment Date is equal to interest accrued on the Outstanding Principal Balance of such Class (after giving effect to payments and allocations of losses on the preceding Payment Date, if any) during the Interest Accrual Period ending on the day prior to the Payment Date, at the Note Rate for such Class; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts. The "Note Rate" of the Class A-1, Class A-2, Class A-3
and Class A-4 Notes is    %,    %,    % and    %, respectively. On or prior to
the Maturity Date, an event which would otherwise be an Event of Default under the Indenture will not be an Event of Default (i) in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, (ii) in respect of the Class A-3 Notes until the Class A-1 Notes and Class A-2 Notes have been paid in full and (iii) in respect of the Class A-4 Notes until the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full.

    The "Class A-1 Outstanding Principal Balance" as of any Payment Date will equal the Class A-1 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-1 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-1 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-1 Initial Principal Balance" is equal to
$         .

    The "Class A-2 Outstanding Principal Balance" as of any Payment Date will equal the Class A-2 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-2 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-2 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-2 Initial Principal Balance" is equal to
$         .

    The "Class A-3 Outstanding Principal Balance" as of any Payment Date will equal the Class A-3 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-3 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-3 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-3 Initial Principal Balance" is equal to
$         .

    The "Class A-4 Outstanding Principal Balance" as of any Payment Date will equal the Class A-4 Initial Principal Balance reduced by (i) all payments, if any, made on the Class A-4 Notes in reduction of principal balance made on all prior Payment Dates and (ii) all Class A-4 Realized Loss Amounts with respect to prior Payment Dates. The "Class A-4 Initial Principal Balance" is equal to
$         .

    The Class A-1 Outstanding Principal Balance, the Class A-2 Outstanding Principal Balance, the Class A-3 Outstanding Principal Balance and the Class A-4 Outstanding Principal Balance, are each referred to herein generally as an "Outstanding Principal Balance." The "Aggregate Outstanding Principal Balance" as of any Payment Date is equal to the sum of the Outstanding Principal Balances as of such Payment Date.

    On any Payment Date, if Available Funds (less any interest paid to the prior Classes of Notes, on such Payment Date) are less than the Interest Accrual Amount for a Class of Notes, there will exist a shortfall in interest paid to such Class of Notes; provided, however, that such amount shall not include interest due and payable with respect to unreimbursed Realized Loss Amounts (as to each Class of Notes, a "Class Interest Shortfall"). Class Interest Shortfalls will be added to the amount of interest payable to the holders of such Class on subsequent Payment Dates, subject to the availability of funds, and interest will accrue on the amount of any Class Interest Shortfalls.

    Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    On each Payment Date, interest and principal payments on the Notes will be made from Available Funds in the following order of priority (the "Available Funds Allocation"):

        FIRST, to the holders of the Class A-1 Notes, in an amount up to the Interest Accrual Amount thereof;

        SECOND, to the holders of the Class A-1 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

        THIRD, to the holders of the Class A-2 Notes, in an amount up to the Interest Accrual Amount thereof;

        FOURTH, to the holders of the Class A-2 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

        FIFTH, to the holders of the Class A-3 Notes, in an amount up to the Interest Accrual Amount thereof;

        SIXTH, to the holders of the Class A-3 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

        SEVENTH, to the holders of the Class A-4 Notes, in an amount up to the Interest Accrual Amount thereof;

        EIGHTH, to the holders of the Class A-4 Notes, in an amount up to all unreimbursed Class Interest Shortfalls related thereto, together with accrued interest thereon;

        NINTH, to the holders of the Class A-1 Notes, in an amount up to the Class A-1 Optimal Principal Amount;

        TENTH, to the holders of the Class A-1 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-1 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all not prior amounts under this Available Funds Allocation);

        ELEVENTH, to the holders of the Class A-1 Notes, in an amount up to the amount of any unreimbursed Class A-1 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation);

        TWELFTH, to the holders of the Class A-2 Notes, in an amount up to the Class A-2 Optimal Principal Amount;

        THIRTEENTH, to the holders of the Class A-2 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-2 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation);

        FOURTEENTH, to the holders of the Class A-2 Notes, in an amount up to the amount of any unreimbursed Class A-2 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation);

        FIFTEENTH, to the holders of the Class A-3 Notes, in an amount up to the Class A-3 Optimal Principal Amount;

        SIXTEENTH, to the holders of the Class A-3 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-3 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation);

        SEVENTEENTH, to the holders of the Class A-3 Notes, in an amount up to the amount of any unreimbursed Class A-3 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation);

        EIGHTEENTH, to the holders of the Class A-4 Notes, in an amount up to the Class A-4 Optimal Principal Amount;

        NINETEENTH, to the holders of the Class A-4 Notes, accrued and unpaid interest at the related Note Rate on the amount of any unreimbursed Class A-4 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation); and

        TWENTIETH, to the holders of the Class A-4 Notes, in an amount up to the amount of any unreimbursed Class A-4 Realized Loss Amounts previously allocated thereto (provided that any such amount will not be due and payable unless there exist Available Funds sufficient to pay such amount and all prior amounts under this Available Funds Allocation).

    The "Class A-1 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-1 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-1 Outstanding Principal Balance.

    The "Class A-2 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-2 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-2 Outstanding Principal Balance.

    The "Class A-3 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-3 Outstanding Principal Balance for such Payment Date and the denominator of which is the Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-3 Outstanding Principal Balance.

    The "Class A-4 Optimal Principal Amount" on any Payment Date is equal to the product of (i) the Optimal Principal Amount for such Payment Date and (ii) a fraction, the numerator of which is the Class A-4 Outstanding Principal Balance for such Payment Date and the denominator of which is the

Aggregate Outstanding Principal Balance for such Payment Date; such product not to exceed the Class A-4 Outstanding Principal Balance.

    A "Class Optimal Principal Amount" is any of the Class A-1, Class A-2, Class A-3 or Class A-4 Optimal Principal Amounts, as applicable.

    The "Optimal Principal Amount" is equal to (A) on any Payment Date (i) on or prior to the Target Overcollateralization Date or (ii) after the Target Overcollateralization Date and on which there exists an uncured Trigger Event, the Remaining Available Funds; and (B) on any Payment Date after the Target Overcollateralization Date on which there does not exist an uncured Trigger Event, the amount which, when paid as principal on the Notes, will result in achieving or maintaining the Target Overcollateralization Level. In no event will the Optimal Principal Amount for any Payment Date exceed the Remaining Available Funds for such Payment Date or the Aggregate Outstanding Principal Balance of the Notes.

    An Event of Default may be cured only if the Indenture Trustee has not accelerated the Notes.

    The "Target Overcollateralization Date" is the Payment Date occurring in
         .

    The "Target Overcollateralization Level" as of any Payment Date, is the level of overcollateralization that would exist if the Overcollateralization Amount were equal to the greater of (i) the product of (x) the Overcollateralization Percentage and (y) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month of such Payment Date and (ii) the Minimum Target Overcollateralization Amount.

    The "Overcollateralization Amount" as of any Payment Date, is an amount equal to (i) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month of such Payment Date, less (ii) the Aggregate Outstanding Principal Balance and all unreimbursed Realized Loss Amounts, after giving effect to payments, but prior to the allocation of losses thereon on such Payment Date.

    The "Minimum Target Overcollateralization Amount" for any Payment Date, is
(a) an amount equal to the greater of (i) the product of (x) 10% and (y) the Aggregate Economic Balance of the Accounts as of the first day of the month
preceding the month of such Payment Date and (ii) $         or (b) in the event
that (i) Mid-State is no longer the Servicer, (ii) the cumulative losses on the
Accounts exceed       %,       %,       %,       % and       % of the Aggregate
Economic Balance as of the Cut-Off Date, at the end of four, five, six, seven
and eight years after the Cut-Off Date, respectively, or exceed       %
thereafter, or (iii) the average 60 day delinquency ratio test as defined in the
Indenture as of any Payment Date, exceeds       %, and such event is continuing,
an amount equal to the greater of (x) the Aggregate Outstanding Principal Balance of the Notes and (y) the Aggregate Economic Balance of the Accounts as of the month preceding the month of such Payment Date.

    The "Overcollateralization Percentage" will be a fraction, expressed as a percentage, the numerator of which is equal to the excess of (i) the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month in which the Target Overcollateralization Date occurs over (ii) the Aggregate Outstanding Principal Balance of all Classes of Notes and all unreimbursed Realized Loss Amounts with respect to all Classes of Notes on the Target Overcollateralization Date (following payments and allocations of losses on the Target Overcollateralization Date) and the denominator of which is the Aggregate Economic Balance of the Accounts as of the first day of the month preceding the month in which the Target Overcollateralization Date occurs.

    Following the Target Overcollateralization Date, unless there exists an uncured Trigger Event, the portion, if any, of the Available Funds remaining after the Available Funds Allocation, will be released to the Issuer, free of the lien of the Indenture, and will no longer be available to make payments on the Notes. Such funds will then be distributed to the owner of the beneficial interest in the Issuer, which will initially be Mid-State.

ALLOCATION OF LOSSES

    As of each Payment Date, the Indenture Trustee will calculate the Class A-1 Realized Loss Amount, the Class A-2 Realized Loss Amount, the Class A-3 Realized Loss Amount and the Class A-4 Realized Loss Amount.

    The "Class A-1 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-1 Outstanding Principal Balance.

    The "Class A-2 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (b) the Class A-2 Outstanding Principal Balance as of such Payment Date (after application of the Class A-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-2 Outstanding Principal Balance.

    The "Class A-3 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class A-2 Outstanding Principal Balance as of such Payment Date (after application of the Class A-2 Optimal Principal Amount, but prior to the application of losses on such Payment Date) and (c) the Class A-3 Outstanding Principal Balance as of such Payment Date (after application of the Class A-3 Optimal Principal Amount, but prior to the application of losses on such Payment
Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-3 Outstanding Principal Balance.

    The "Class A-4 Realized Loss Amount" for any Payment Date will be equal to the excess of (i) the sum of (a) the Class A-1 Outstanding Principal Balance as of such Payment Date (after application of the Class A-1 Optimal Principal Amount, but prior to the application of losses on such Payment Date), (b) the Class A-2 Outstanding Principal Balance as of such Payment Date (after application of the Class A-2 Optimal Principal Amount but prior to the application of losses on such Payment Date), (c) the Class A-3 Outstanding Principal Amount, but prior to the application of losses on such Payment Date) and (d) the Class A-4 Outstanding Principal Balance as of such Payment Date (after application of the Class A-4 Optimal Principal Amount, but prior to the application of losses on such Payment Date) over (ii) the Aggregate Economic Balance of the Accounts immediately following the Collection Period related to such Payment Date, not to exceed the Class A-4 Outstanding Principal Balance.

    The Class A-1 Realized Loss Amount, the Class A-2 Realized Loss Amount, the Class A-3 Realized Loss Amount and the Class A-4 Realized Loss Amount are referred to herein generally as the "Realized Loss Amounts."

    On each Payment Date, any Class A-1 Realized Loss Amount will be applied in reduction of the Class A-1 Outstanding Principal Balance; any Class A-2 Realized Loss Amount will be applied in reduction of the Class A-2 Outstanding Principal Balance; any Class A-3 Realized Loss Amount will be applied in reduction of the Class A-3 Outstanding Principal Balance; and any Class A-4 Realized Loss Amount will be applied in reduction of the Class A-4 Outstanding Principal Balance; in each case, until the Outstanding Principal Balance of such Class has been reduced to zero.

    Any reimbursement of Realized Loss Amounts with respect to a Class of Notes will not result in a reduction of the Outstanding Principal Balance of such Class of Notes.

REDEMPTION OF THE NOTES

    All (but not less than all) of the outstanding Notes may be redeemed on any Payment Date at the option of the Issuer, at 100% of the unpaid principal amount of the Notes plus accrued interest, if, after giving effect to the payment of principal to be made on such Payment Date absent such redemption, the aggregate principal amount of each Class of Notes outstanding (prior to allocations of any Realized Loss Amounts) is less than or equal to 10% of the original aggregate principal amount of such Class of Notes.

WEIGHTED AVERAGE LIFE OF THE NOTES

    The following information is given solely to illustrate the effect of prepayments in respect of the Accounts on the weighted average life of each Class of Notes and is not a prediction of the prepayment rate, the repossession rate or the effects of repossessions that might actually be experienced in respect of the Accounts.

    The weighted average life of each Class of Notes refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such Class of Notes will be repaid to the investor. The weighted average life of the Notes will be influenced by, among other factors, the rate at which collections are made on the Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes prepayments in full and receipt of proceeds from Insurance Policies that are not applied to the restoration of the home). It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are not expected to generate much, if any, cash proceeds.

    Because of the initial overcollateralization, the likelihood of prepayments on the Accounts and the application of the Remaining Available Funds to pay principal of the Notes in accordance with the Available Funds Allocation, it is expected that each Class of Notes could be fully paid significantly earlier than the Maturity Date. On the other hand, because no party is required to advance delinquent payments on the accounts, there will be no cash flow in respect of Accounts secured by repossessed properties until a new Account is generated upon the sale, if any, of the related repossessed property; and such cash flow would normally be in a lesser amount. There can be no assurance that any of the foregoing events will occur or as to the timing of the occurrence of such events.

    The weighted average life of each Class of Notes as computed herein and the other information in the tables below assume that: (i) all of the Accounts constitute eight fully-amortizing fixed-rate accounts: (a) one of which has the characteristics as set forth under the column "0-15" in the table entitled "Remaining Years to Maturity of Accounts Comprising the Mortgage
Collateral--    % Accounts" (the "    % Accounts Table") set forth under "THE
MORTGAGE COLLATERAL" herein; (b) one of which has the characteristics as set
forth under the column "16-20" in the     % Accounts Table; (c) one of which has
the characteristics as set forth under the column "21-25" in the     % Accounts
Table; (d) one of which has the characteristics as set forth under the column
"26-30" in the    % Accounts Table; (e) one of which has the characteristics as set forth under the column "0-15" in the table entitled "Remaining Years to
Maturity of Accounts Comprising the Mortgage Collateral--    % Accounts (the
"   % Accounts Table") set forth under "THE MORTGAGE COLLATERAL" herein; (f) one of which has the characteristics as set forth under the column "16-20" in the
   % Accounts Table; (g) one of which has the characteristics as set forth under
the column "21-25" in the    % Accounts Table; and (h) one of which has the
characteristics as set forth under the column "26-30" in the    % Accounts
Table; (ii) Issuer Expenses consist only of the servicing fees; the servicing
fees and losses total    % of the current Aggregate Economic Balance; (iii) no
Event of Default under the Indenture occurs and no Trigger Event occurs; (iv) there are no delinquent monthly payments; (v) the Issuer does not redeem the Notes as provided under "Redemption of Notes" above; and (vi) the Notes are
issued on           , 19  and the Class A-1, Class A-2, Class A-3, and Class A-4
Notes are assumed to bear interest at an interest rate equal
to    %,    %,    % and    %, respectively. No representation is made that the
Accounts will not experience delinquencies or losses or that resales of repossessed houses will not occur and new Accounts will not be generated.

    Prepayments on Accounts that are not due to repossessions are commonly measured relative to a prepayment standard or model. The model used in this Prospectus, the conditional prepayment rate ("CPR"), represents an assumed annual rate of prepayments relative to the outstanding Economic Balance of the Accounts at the beginning of an Interest Accrual Period. The CPR is expressed as an annual rate, which is applied monthly as a percentage of the Accounts outstanding at the beginning of each month reduced by scheduled payments due on the Accounts. As used in the tables below, " % CPR" assumes prepayments at an
annual rate of    %; "    % CPR" assumes prepayments at an annual rate of    %;
and so on.

    Since the tables below were prepared on the basis of the assumptions specified above, there are discrepancies between the characteristics of the actual Accounts and the characteristics of the Accounts assumed in preparing the tables, and discrepancies between the actual Issuer Expenses and the Issuer Expenses assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the remaining principal amount of each Class of Notes outstanding and weighted average lives of such Notes set forth in each table. In addition, since the actual Accounts have characteristics which differ from those assumed in preparing the tables, the payments of principal on each Class of Notes may be made earlier or later than as indicated in the tables. The tables below were also prepared on the basis of the assumptions that there are no delinquencies in respect of the Accounts. In the actual servicing of the Accounts, it is expected that there will be delinquencies, losses, resales of repossessed houses and new Accounts generated that can vary from the assumptions used in the calculation of the tables on the following pages. In general, repossessed houses will be sold for a new Account with little or no cash downpayment, and there will be some period of time between the repossession of the house and the origination of the new Account (which may have a lower Economic Balance), during which period no collections are received in respect of the repossessed house. Such discrepancies may have an effect on the weighted average life of each Class of Notes and the percentages of the remaining principal amount of such Notes set forth in each table.

    It is not likely that the Accounts will prepay at any constant level of CPR to maturity or that all the Accounts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Accounts (which include recently originated Accounts) could produce slower or faster payments of principal than indicated in the table at the various levels of CPR specified even if the weighted average remaining term to scheduled maturity of the Accounts is years.

    Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated repayment rates, repossession rates and principal amounts of new Accounts assumed to be generated in respect of repossessions under a variety of their own assumptions as to the matters set forth above.

    There is no assurance that prepayments of the Accounts will conform to any level of CPR set forth above in this section or any other level of CPR. The rates of prepayments on the Accounts are influenced by a variety of economic, geographic, social and other factors. In general, however, if prevailing interest rates fall, and particularly if they fall significantly below the Effective Financing Rates of the Accounts, the rate of repayment on such Accounts is likely to increase. Conversely, if interest rates rise, and particularly if they rise significantly above the Effective Financing Rates of the Accounts, the rate of repayment would be expected to decrease. Other factors affecting prepayment of Accounts include changes in the homeowner's housing needs, job transfers, unemployment and the homeowner's net equity in the properties. The CPR does not purport to be either an historical description of the voluntary prepayment experience of the Accounts or a prediction of the anticipated amount of prepayments of the Accounts.

    Based on the assumptions described above, the following tables indicate the resulting weighted average life of each Class of Notes and set forth the percentage of the original principal amount of each Class of Notes that would be outstanding immediately prior to giving effect to the payment due on each of the dates shown at the indicated percentages of CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-1 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR

PAYMENT DATE                                                             % CPR        % CPR        % CPR        % CPR
--------------------------------------------------------------------  -----------  -----------  -----------  -----------
Closing Date........................................................        100%         100%         100%         100%
                                                                               %            %            %            %
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

PAYMENT DATE                                                             % CPR
--------------------------------------------------------------------  -----------
Closing Date........................................................        100%
                                                                               %
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of    %.

(3) The number of months from and including the first payment date to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.

    The Stated Maturity Date of the Class A-1 Notes is             , 20  and the
weighted average life of the Class A-1 Notes is     years, in each case assuming
a prepayment speed of 0% CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-2 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR

PAYMENT DATE                                                             % CPR        % CPR        % CPR        % CPR
--------------------------------------------------------------------  -----------  -----------  -----------  -----------
Closing Date........................................................        100%         100%         100%         100%
                                                                               %            %            %            %
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

PAYMENT DATE                                                             % CPR
--------------------------------------------------------------------  -----------
Closing Date........................................................        100%
                                                                               %
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of    %.

(3) The number of months from and including the first payment date to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.

    The Stated Maturity Date of the Class A-2 Notes is             , 20  and the
weighted average life of the Class A-2 Notes is years, in each case assuming a prepayment speed of 0% CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-3 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR

PAYMENT DATE                                                             % CPR        % CPR        % CPR        % CPR
--------------------------------------------------------------------  -----------  -----------  -----------  -----------
Closing Date........................................................        100%         100%         100%         100%
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

PAYMENT DATE                                                             % CPR
--------------------------------------------------------------------  -----------
Closing Date........................................................        100%
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of    %.

(3) The number of months from and including the first payment date to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.

    The Stated Maturity Date of the Class A-3 Notes is             , 20  and the
weighted average life of the Class A-3 Notes is years, in each case assuming a prepayment speed of 0% CPR.

                   PERCENTAGE OF ORIGINAL PRINCIPAL AMOUNT OF
        THE CLASS A-4 NOTES OUTSTANDING AT THE RESPECTIVE LEVELS OF CPR

PAYMENT DATE                                                             % CPR        % CPR        % CPR        % CPR
--------------------------------------------------------------------  -----------  -----------  -----------  -----------
Closing Date........................................................        100%         100%         100%         100%
                                                                               %            %            %            %
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

PAYMENT DATE                                                             % CPR
--------------------------------------------------------------------  -----------
Closing Date........................................................        100%
                                                                               %
Weighted Average Life (Years) (1)...................................
Duration (Years) (2)................................................
Principal Payment Window (Months) (3)...............................
Expected Final Maturity.............................................

------------------------

(1) The weighted average life of a Note is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related principal payment date, (ii) summing the results and
    (iii) dividing the sum by the total principal paid on the Note.

(2) Modified Duration assuming an example yield of    %.

(3) The number of months from and including the first payment date to the month in which the final payment of principal would be made.

* Indicates an amount greater than zero but less than 0.5% of the original principal amount.

    The Stated Maturity Date of the Class A-4 Notes is             , 20  and the
weighted average life of the Class A-4 Notes is years, in each case assuming a prepayment speed of 0% CPR.

REGISTRATION OF NOTES

    The Notes will initially be registered in the name of Cede & Co. ("Cede"), the nominee of the Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of Notes. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    Note owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Notes may do so only through Participants and indirect participants (unless and until Definitive Notes, as defined below, are issued). In addition, Note owners will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and Participants. Note owners will not receive or be entitled to receive Notes representing their respective interests in the Notes, except under the limited circumstances described below.

    Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede, as nominee of DTC. Note owners will not be Noteholders as that term is used in the Indenture. Note owners are only permitted to exercise the rights of Noteholders indirectly through Participants and DTC.

    While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Unless and until Definitive Notes are issued, Note owners who are not Participants may transfer ownership of Notes only through Participants by instructing such Participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

    The Notes will be issued in registered form to Note owners, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes"), only if (i) DTC or the Issuer advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Notes and the Issuer or the Trustee is unable to locate a qualified successor, (ii) the Issuer, at its sole option elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, DTC, at the direction of Note owners having a majority in percentage interests of the Note owners together, advises the Indenture Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical notes being issued to Note owners is no longer in the best interest of Note owners. Upon issuance of Definitive Notes to Note owners, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

    DTC has advised the Issuer and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Notes only at the direction of one or more Participants to whose DTC account the Notes are credited. DTC has advised the Issuer that DTC will take such action with respect to the Notes only at the direction of and on behalf of the related Participants, with respect to such Notes. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with the actions taken with respect to other Notes.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants, the ability of a Note owner to pledge its Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes. In addition, under a book-entry format, Note owners may experience delays in their receipt of payments, since payments will be made by the Indenture Trustee, to Cede, as nominee for DTC.

    Neither the Issuer, the Depositor nor the Indenture Trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the Notes held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC, a Participant or an indirect participant in whose name Notes are registered, the ability of the owners of such Notes to obtain timely payment and, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts paid on such Notes may be impaired.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, is subject to significant interpretive uncertainties.

    No representation is made as to the proper characterization of any Class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

    The Issuer, the Depositor and Walter Industries, an affiliate of the Depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code, with respect to many employee benefit plans or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively, the "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the Issuer to any person other than an affiliate of Mid-State (including a trust beneficially owned by Mid-State or an affiliate), any transferee of such beneficial interest (including a transferee that is not such an affiliate) may be such a "party in interest" or "disqualified person." Prohibited transactions within the meaning of ERISA and the Code may arise if the Notes are acquired by a Plan with respect to which Walter Industries is a service provider or other category of "party in interest" or "disqualified person," unless such Notes are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other available exemption.

    A possible violation of the prohibited transaction rules also could occur if a Plan purchased Notes pursuant to this offering if the Issuer, any Underwriter, or any of their employees, affiliates or financial consultants (i) manage any part of the Plan's investment portfolio on a discretionary basis, or (ii) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of such Plan that such advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the Issuer, any Underwriter, Mid-State and their respective affiliates will not, and no Plan should, allow the purchase of Notes with assets of any Plan if the Issuer, any Underwriter, Mid-State or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire such Notes the management services or advice described in the previous sentence.

    On November 13, 1986, the Department of Labor issued a final regulation concerning the definition of what constitutes the assets of an ERISA-Covered Plan (Reg. Section 2510.3-101, 51 Fed. Reg. 41262) (the "Final Regulation"). Under the Final Regulation, which became effective on March 13, 1987, the assets and properties of corporations, trusts, and certain other entities in which a Plan makes an equity investment could be deemed to be assets of the investing plan in certain circumstances. Cadwalader, Wickersham & Taft, counsel for the Underwriters and special counsel for the Issuer as to ERISA matters, is of the opinion that the Notes will be considered debt instruments rather than equity interests of the Issuer for ERISA purposes. Counsel's opinion on this issue is not binding on the Department of Labor or a court reviewing such issue.

    If the underlying assets of the Trust (as opposed to the Notes alone) were to be deemed to be "plan assets" under ERISA, (a) the prudence and other fiduciary responsibility standards of Part 4 of Subtitle B of Title I of ERISA, applicable to investments made by Plans and their fiduciaries, would extend to investments made by the Trust; and (b) certain transactions in which the Trust might seek to engage could constitute "prohibited transactions" under ERISA and the Code.

    Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA CONSIDERATIONS" in the Prospectus.

                       FEDERAL INCOME TAX CONSIDERATIONS

    The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes is based on the advice of Cadwalader, Wickersham & Taft, special federal income tax counsel to the Issuer and counsel to the Underwriters, in reliance on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the Notes applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. Unless stated otherwise, for purposes of the following summary, references to "Noteholder" and "holder" mean the beneficial owner of a Note.

    This summary must be read in conjunction with the disclosure in the Prospectus under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES," which disclosure is incorporated herein by reference.

GENERAL

    Cadwalader, Wickersham & Taft, counsel for the Underwriters and special federal income tax counsel to the Issuer, has advised the Issuer that in its opinion the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Accounts nor as an equity interest in the Issuer or a separate association taxable as a corporation. Cadwalader, Wickersham & Taft has further advised the Issuer that in its opinion, under current law, the Trust will not be treated as a taxable mortgage pool ("TMP") as defined in Code Section 7701(i).

    Based on the foregoing, for federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and
(iv) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(3)(A)(i).

ORIGINAL ISSUE DISCOUNT

    It is anticipated that the Class [ ] Notes will be issued with "original issue discount" within the meaning of Section 1273(a) of the Code in an amount equal to the difference between the "stated redemption price at maturity" of [each] such Class of Notes and their "issue price." Holders of any Notes issued with original issue discount generally must include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Original Issue Discount and Premium" in the Prospectus.

PREMIUM

    It is anticipated that the Class [ ] Certificates will be issued at a premium for federal income tax purposes. A purchaser of a Note who purchases the Note at a premium may elect to amortize such premium under a constant yield method. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Original Issue Discount and Premium" in the Prospectus.

                                 THE INDENTURE

    The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture and the discussion contained in the Prospectus under the heading "THE INDENTURE."

EVENTS OF DEFAULT

    Prior to the Maturity Date, any of the events described in the Prospectus under "THE INDENTURE--Events of Default" will not be an Event of Default (i) in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full,
(ii) in respect of the Class A-3 Notes until the Class A-1 Notes and Class A-2 Notes have been paid in full and (iii) in respect of the Class A-4 Notes until the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes have been paid in full.

RIGHTS UPON EVENT OF DEFAULT

    The Indenture provides that the Indenture Trustee may exercise remedies on behalf of the Noteholders only if an Event of Default has occurred and is continuing. The Indenture Trustee shall proceed, in its own name, subject to the Indenture, to protect and enforce its rights and the rights of the Noteholders by such remedies provided for in the Indenture as the Indenture Trustee shall deem most effectual to protect and enforce such rights.

    Prior to the Maturity Date, upon the occurrence of an Event of Default, the Indenture Trustee or the holders entitled to at least 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding may declare the principal of the Notes to be immediately due and payable; provided, however, that such Class of Notes or the Indenture Trustee may make such declaration only if the Event of Default affects, and in the case of a default in the payment of the Notes such payment default relates to, the Class of Notes with the lowest numerical Class designation then outstanding. Upon such declaration, the Indenture Trustee may, or at the direction of the holders entitled to at least 66 2/3% of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding shall, pursue one or more remedies subject to, and in accordance with the terms of the Indenture, including without limitation, selling the Accounts at one or more public or private sales. Notwithstanding the acceleration of the maturity of the Notes, the Indenture Trustee shall refrain from selling the Accounts and continue to apply all amounts received on the Accounts to payments due on the Notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the Indenture Trustee determines that anticipated collections on the Accounts would be sufficient to pay the Class of Notes with the lowest numerical Class designation then outstanding and (ii) the Indenture Trustee has not been otherwise directed by the holders of all the Notes. On or prior to the Maturity Date, a Class of Notes which does not have the lowest numerical Class designation then outstanding will not have any right to direct the Indenture Trustee to pursue any remedies or actions under the Indenture.

    On or after the Maturity Date, if an Event of Default occurs or shall have occurred, the Indenture Trustee shall declare the principal of the Notes to be immediately due and payable. Upon such declaration, the Indenture Trustee may, or at the direction or with the consent of the holders entitled to at least a majority of the aggregate Voting Rights of all Classes of Notes voting together as a single Class shall, pursue one or more remedies subject to and in accordance with the terms of the Indenture, including without limitation selling the Accounts at one or more public or private sales. Notwithstanding the acceleration of the maturity of the Notes, the Indenture Trustee shall refrain from selling the Accounts and continue to apply all amounts received on the Accounts to payments due on the Notes in accordance with their terms if, among other conditions specified in the Indenture, (i) the Indenture Trustee determines that anticipated collections on the Accounts would be sufficient to pay all the Classes of Notes then outstanding and (ii) the Indenture Trustee has not been otherwise directed by the holders of all the Notes.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders have offered to the Indenture Trustee security or indemnity satisfactory to it against loss, liability or expense incurred in compliance with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the then outstanding Notes (or in the case of any action described in the immediately preceding two paragraphs, the holders of Notes otherwise required to take such action) shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Note affected thereby. See "DESCRIPTION OF THE NOTES--Registration of the Notes" herein.

TRIGGER EVENTS

    A "Trigger Event" under the Indenture includes the occurrence of any of the following events:

     (i) the Issuer fails to make a payment due under the Indenture and such failure continues for two business days;

     (ii) the Servicer fails to make a required payment or deposit due under the Servicing Agreement and such failure continues for four business days;

    (iii) an Event of Default (as defined in the Servicing Agreement) occurring by reason of (i) the Servicer's failure to perform any covenants or agreements of the Servicer contained in the Servicing Agreement; (ii) certain events of insolvency in respect of the Servicer; or (iii) any representation or warranty made by the Servicer pursuant to the Servicing Agreement proves to be incorrect;

     (iv) a breach of any covenant of the Servicer in the Servicing Agreement which may have a materially adverse effect on the Servicer or its performance under the Servicing Agreement that is not cured within 60 days after the Servicer becomes aware thereof or after notice thereof from any Person;

     (v) any representation or warranty by Mid-State in the Purchase and Sale Agreement, or any representation or warranty by the Issuer in the Indenture, is incorrect and such breach may have a materially adverse effect on the Issuer or the Noteholders and is not cured, or the related Account is not substituted for or repurchased by Mid-State and in either case released from the lien of the Indenture, within 90 days after notice thereof from the Indenture Trustee;

     (vi) certain events of insolvency in respect of the Issuer;

    (vii) the Purchase and Sale Agreement, the Servicing Agreement or the Indenture ceases to be in full force and effect or;

   (viii) the lien of the Indenture ceases to be effective or ceases to be of a first priority.

LIMITATIONS ON SUITS

    No holder of any Note will have the right to institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (b) the holders of Notes entitled to not less than 40% of the Voting Rights have made written request of the Indenture Trustee to institute such proceedings in its own name as Indenture Trustee and have offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) the Indenture Trustee has for 60 days after its receipt of such notice neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the then outstanding Notes.

    The Indenture will provide that no holder of a Class of Notes will have the right, either directly or through an affiliate, to petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian sequester or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer, other than (i) on or prior to the Maturity Date, the holders entitled to at least [66 2/3%] of the Voting Rights of the Class of Notes with the lowest numerical Class designation then outstanding and (ii) after the Maturity Date, the holders entitled to at least 100% of the Voting Rights of any Class of Notes (provided that the holders entitled to at least 100% of the Voting Rights of any Class of Notes (provided that the holders entitled to at least 100% of the Voting Rights of each Class of Notes with a lower numerical Class designation then outstanding consent).

REPORTS TO NOTEHOLDERS

    On each Payment Date the Indenture Trustee is required to deliver to the Noteholders a written report setting forth the amount of the quarterly payment which represents principal and the amount which represents interest (in each case on a per individual Note basis), and the remaining outstanding principal amount of an individual Note after giving effect to the payment of principal made on such Payment Date.

THE INDENTURE TRUSTEE

    The Indenture Trustee will be           , a           .

                            THE SERVICING AGREEMENT

COLLECTION OF PAYMENTS

    Generally, all payments received on the Mortgage Collateral will be deposited on a daily basis in a holding account (the "Holding Account") established with and in the name of , as custodian for itself as the Indenture Trustee, prior to the Closing Date. The Servicer will transfer the payments attributable to the Mortgage Collateral, net of the applicable servicing fee and other permitted deductions, into the Collection Account.

SERVICING FEE

    The servicing fee will be calculated and paid monthly based upon the number of Accounts being serviced as of the end of the preceding month. No such fee will be paid, however, on Accounts that have resulted in repossession. The
servicing fee will be calculated at $         per Account outstanding per month.
The servicing fee will be paid to the Servicer out of the Holding Account upon submission of a withdrawal request in accordance with the Servicing Agreement. In addition to the servicing fee, the Servicer will receive all assumption fees, late payment charges, interest on taxes and insurance paid on behalf of the Accounts and similar charges, to the extent such fees and expenses are collected from obligors.

    Out of its servicing fee, the Servicer is obligated to pay normal expenses and disbursements incurred in connection with servicing the Accounts, including the fees and disbursements of its independent accountants and expenses incurred in connection with reports to the Indenture Trustee. Fees and expenses incurred in connection with realization upon defaulted Accounts are reimbursable from the Holding Account.

ANNUAL ACCOUNTANTS' REPORT

    The Servicer is required to cause a firm of independent certified public accountants to furnish to the Issuer and the Indenture Trustee, on or before 120 days after the end of each of its fiscal years beginning with the fiscal year
ending            , 199  , a statement to the effect that such firm (a) has
examined the Servicer's financial statements for the preceding fiscal year in accordance with generally accepted auditing standards and has issued an opinion thereon, and (b) has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts or has set forth such exceptions.

                              THE TRUST AGREEMENT

    The Trust Agreement will provide that the Owner Trustee is entitled to an
annual fee equal to $         . For a further discussion of the provisions of
the Trust Agreement see the discussion contained in the Prospectus under the heading "THE INDENTURE."

    The Trust Agreement will provide that the Trust will in no event terminate
later than             , 20  .

                        THE PURCHASE AND SALE AGREEMENT

    Pursuant to the Purchase and Sale Agreement, the Depositor will sell and assign to the Issuer all its right, title and interest in the Mortgage Collateral as further described in the Prospectus under "THE PURCHASE AND SALE AGREEMENT."

                              PLAN OF DISTRIBUTION

    The Depositor, as sole beneficial owner of the Issuer, and Walter Industries
have entered into an Underwriting Agreement with           , as representative
of the several underwriters named therein (          , collectively with the
other underwriters, the "Underwriters"). Subject to the terms and conditions of the Underwriting Agreement, the Depositor has agreed to cause the Issuer to sell to the Underwriters, and the Underwriters have agreed to purchase, the respective principal amount of each Class of Notes set forth opposite their names below.

                                                                             PRINCIPAL   PRINCIPAL   PRINCIPAL
                                                               PRINCIPAL     AMOUNT OF   AMOUNT OF   AMOUNT OF
                                                            AMOUNT OF CLASS  CLASS A-2   CLASS A-3   CLASS A-4
     UNDERWRITERS                                              A-1 NOTES       NOTES       NOTES       NOTES
----------------------------------------------------------  ---------------  ----------  ----------  ----------

    Total.................................................    $              $           $           $
                                                            ---------------  ----------  ----------  ----------
                                                            ---------------  ----------  ----------  ----------

    Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes, if any of the Notes are purchased.

    The Underwriters have advised the Depositor and the Issuer that they propose to offer the Notes to the public at the prices set forth on the cover page hereof, and to certain dealers at such prices less a concession not in excess of
   %,    %,    % and    % of the Class A-1 Notes, Class A-2 Notes, Class A-3
Notes and Class A-4 Notes, respectively. The Underwriters may allow and such
dealers may reallow a concession to certain other dealers not in excess of    %,
   %,    % and    %     of     the Class A-1 Notes, Class A-2 Notes, Class A-3
Notes and Class A-4 Notes, respectively. After the initial public offering, the public offering prices and such concessions may be changed.

    During and after the offering, the Underwriters may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

    The Depositor and Walter Industries have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof. The Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    Certain legal matters will be passed upon for the Owner Trustee in its
individual capacity by             ; for the Depositor by Cadwalader, Wickersham
& Taft, New York, New York; for the Indenture Trustee by             ; for the
Issuer by Cadwalader, Wickersham & Taft, New York, New York, as to the validity of the Notes and the enforceability of the Indenture under New York law;
            , as to matters of Delaware law; by             , Tampa, Florida, as
to matters of Florida law; by             , as to matters referred to under
"MATERIAL FEDERAL INCOME TAX CONSEQUENCES" and as to certain ERISA matters referred to under "ERISA CONSIDERATIONS" and for the Underwriters by
            .

                             FINANCIAL INFORMATION

    As of the date of this Prospectus, the Issuer has been formed and the Depositor has made a $100.00 capital contribution to the Issuer. See "THE ISSUER" herein and in the Prospectus. Because financial information concerning the Issuer would not be meaningful, no financial information regarding the Issuer is provided.

                                  NOTE RATINGS

    It is a condition of issuance that the Class A-1 Notes be rated ["Aaa" by Moody's Investors Service, Inc. ("Moody's")]["AAA" by Standard & Poor's Ratings Services ("Standard & Poor's")] ["AAA" by Fitch IBCA, Inc. ("Fitch")] ["AAA" by Duff & Phelps Credit Rating Co. ("DCR")] the Class A-2 Notes be rated at least ["Aa2" by Moody's] ["AA+" by Standard & Poor's] ["AA" by Fitch] ["AA" by DCR]; the Class A-3 Notes be rated at least ["A2" by Moody's] ["AA" by Standard & Poor's] ["A" by Fitch] ["A" by DCR]; and the Class A-4 Notes be rated at least ["Baa2" by Moody's] ["BBB" by Standard & Poor's] ["BBB" by Fitch] ["BBB" by DCR]. Such ratings will reflect only the views of [Moody's] [Standard & Poor's][Fitch][DCR]. [The rating of each Class of Notes by Standard & Poor's addresses the likelihood of timely payment of interest and the ultimate payment of principal on the Notes.] [The rating of each Class of Notes by Moody's addresses the likelihood of the ultimate payment of principal and interest on the Notes.] When rating securities, [Moody's] [Standard & Poor's][Fitch][DCR]consider the transaction in its entirety and rely on factors in addition to the amount and performance of the collateral securing the debt. An explanation of the significance of such ratings may be obtained from [Moody's Investors Service, Inc., 99 Church Street, New York, New York 10004, telephone
(212) 553-0300][Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10017, telephone (212) 208-8000.][Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, telephone (212) 908-0500][Duff & Phelps Credit Rating Co., 55 East Monroe, Chicago Illinois 60603, telephone (312) 368-3100] There is no assurance that such ratings will continue for any period of time or that they will not be revised or withdrawn entirely by either of such rating agencies if, in its judgment, circumstances so warrant. A revision, withdrawal or qualification of either of such ratings may have an adverse effect on the market price of the Notes. A security rating is not a recommendation to buy, sell or hold securities.

                        INDEX OF PRINCIPAL DEFINED TERMS

% Accounts Table....................................................................       S-28
Accounts............................................................................      Cover
Aggregate Economic Balance..........................................................       S-11
Aggregate Outstanding Principal Balance.............................................       S-24
Available Funds.....................................................................       S-23
Available Funds Allocation..........................................................       S-24
Cede................................................................................        S-2
Class...............................................................................      Cover
Class A-1 Initial Principal Balance.................................................       S-23
Class A-1 Optimal Principal Balance.................................................       S-25
Class A-1 Outstanding Principal Balance.............................................       S-23
Class A-1 Realized Loss Amount......................................................       S-27
Class A-2 Initial Principal Balance.................................................       S-23
Class A-2 Optimal Principal Amount..................................................       S-25
Class A-2 Outstanding Principal Balance.............................................       S-23
Class A-2 Realized Loss Amount......................................................       S-27
Class A-3 Initial Principal Balance.................................................       S-23
Class A-3 Optimal Principal Amount..................................................       S-25
Class A-3 Outstanding Principal Balance.............................................       S-23
Class A-3 Realized Loss Amount......................................................       S-27
Class A-4 Initial Principal Balance.................................................       S-23
Class A-4 Optimal Principal Amount..................................................       S-25
Class A-4 Outstanding Principal Balance.............................................       S-23
Class A-4 Realized Loss Amount......................................................       S-27
Class Interest Shortfall............................................................       S-24
Class Optimal Principal Amount......................................................       S-26
Closing Date........................................................................        S-4
Code................................................................................       S-10
Collateral..........................................................................        S-7
Collection Account..................................................................        S-8
Collection Period...................................................................        S-5
CPR.................................................................................       S-29
Cut-Off Date........................................................................      Cover
DCR.................................................................................      Cover
Definitive Notes....................................................................       S-32
Depositor...........................................................................      Cover
DTC.................................................................................        S-2
Enterprise..........................................................................       S-13
ERISA...............................................................................       S-10
Final Regulation....................................................................       S-34
Fitch...............................................................................      Cover
Gross Receivable Amount.............................................................       S-14
Holding Account.....................................................................       S-38
Indenture...........................................................................        S-4
Indenture Trustee...................................................................        S-4
indirect participants...............................................................       S-32
Interest Accrual Amount.............................................................       S-23
Interest Accrual Period.............................................................      Cover

Issuer..............................................................................      Cover
Issuer Expenses.....................................................................       S-23
Jim Walter Homes....................................................................        S-8
Mid-State...........................................................................      Cover
Minimum Target Overcollateralization Amount.........................................       S-26
Moody's.............................................................................      Cover
Mortgage Collateral.................................................................      Cover
Mortgaged Property..................................................................        S-8
Note Rate...........................................................................       S-23
Noteholder..........................................................................       S-34
Notes...............................................................................      Cover
Optimal Principal Amount............................................................       S-26
Outstanding Principal Balance.......................................................       S-24
Overcollateralization Amount........................................................       S-26
Overcollateralization Percentage....................................................       S-26
Owner Trustee.......................................................................      Cover
Participants........................................................................       S-32
Payment Date........................................................................      Cover
Plans...............................................................................       S-33
Prospectus..........................................................................        S-2
Purchase and Sale Agreement.........................................................        S-9
Realized Loss Amounts...............................................................       S-27
Record Date.........................................................................        S-5
Reinvestment Period.................................................................        S-5
Remaining Available Funds...........................................................       S-11
Rules...............................................................................       S-32
Servicer............................................................................      Cover
Servicing Agreement.................................................................        S-8
Standard & Poor's...................................................................      Cover
Subordinated Class..................................................................        S-6
Subservicing Agreement..............................................................        S-8
Target Overcollateralization Date...................................................       S-26
Target Overcollateralization Level..................................................       S-26
TMP.................................................................................       S-35
Trigger Event.......................................................................       S-36
Trust...............................................................................      Cover
Trust Agreement.....................................................................      Cover
Trust V Accounts....................................................................       S-13
Underwriters........................................................................      Cover
Walter Industries...................................................................        S-4

                   SUBJECT TO COMPLETION, DATED JULY 13, 1998

PROSPECTUS
          , 19

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             MID-STATE HOMES, INC.
                                   Depositor
                               ASSET BACKED NOTES
                              (Issuable in Series)

    Mid-State Homes, Inc. ("Mid-State" or the "Depositor") will act as depositor in connection with the issuance of Asset Backed Notes (the "Notes") offered hereby and by Supplements to this Prospectus which may be sold from time to time in one or more series (each, a "Series") as described in the related Prospectus Supplement. Each Series of Notes will be issued by a separate trust (each, a "Trust").

    The assets of each Trust will consist primarily of (i) certain building and installment sale contracts, promissory notes, related mortgages and other security agreements (the "Accounts") owned directly or indirectly by the Depositor (collectively, the "Mortgage Collateral") to be transferred to such Trust by the Depositor, (ii) the Collection Account described herein under "SECURITY--Collection Account," (iii) the proceeds of any insurance policy relating to the Notes or the Accounts and (iv) certain other property as described herein. The Accounts will be serviced by Mid-State (in its capacity as servicer, the "Servicer"). The Accounts and other assets of each Trust as described herein and in the related Prospectus Supplement will be held for the benefit of the holders of the related Series of Notes.

    Each Series of Notes will include one or more classes (each, a "Class"). Each Class of Notes of any Series will represent the right, which right may be senior to the rights of one or more of the other Classes of the Notes, to receive a specified portion of payments of principal and interest from payments on the Accounts in the related Trust in the manner described herein and in the related Prospectus Supplement. The Notes of any Class will represent debt secured by such Accounts, as described herein and in the related Prospectus Supplement. A Series may include one or more Classes of Notes entitled to principal distributions, with disproportionate, nominal or no interest distributions, and one or more Classes of Notes entitled to interest distributions, with disproportionate, nominal or no principal distributions. See "Descriptions of the Notes" herein.

    PROSPECTIVE INVESTORS SHOULD CONSIDER AND REVIEW THE INFORMATION UNDER "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

    If so specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may have the benefit of insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income, overcollateralization or other types of credit support, or any combination thereof. In addition to or in lieu of any or all of the foregoing, credit enhancement with respect to one or more Classes of Notes of a Series may be provided through subordination. See "Description of the Notes--Description of Credit Enhancement" herein.

    The yield on each Class of Notes of a Series will be affected by, among other things, the rate of payments on the related Accounts in the related Trust and the timing of receipt of such payments. A Trust may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Offers of the Notes of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and in the related Prospectus Supplement. There will have been no secondary market for the Notes of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Class of Notes of any Series will develop or, if one does develop, that it will continue. None of the Notes will be listed on any securities exchange. With respect to each Series, all of the Notes of each Class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations.
                            ------------------------

    THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN THE DEPOSITOR OR ANY AFFILIATE THEREOF. NEITHER THE NOTES NOR THE ACCOUNTS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR OR ANY OF ITS AFFILIATES.
                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is             , 19

                             AVAILABLE INFORMATION

    The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (including any amendments thereto) under the Securities Act of 1933, as amended, with respect to the Notes. This Prospectus, which forms part of the Registration Statement, omits certain information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Issuer has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore such materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above. Copies of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    The address of the principal executive offices of the Issuer is Mid-State Homes, Inc., 1500 North Dale Mabry Highway, Tampa, Florida 33607, and the telephone number of the principal executive offices of the Issuer is (813) 871-4811.

                             REPORTS TO NOTEHOLDERS

    Periodic reports concerning the assets of each Trust are required to be forwarded to holders of the Notes of the related Series. See "The
Indenture--Reports to Noteholders" herein. Any reports forwarded to holders will not contain financial information that has been examined and reported upon by, with an opinion expressed by, an independent public or certified public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Depositor pursuant to Section 13(a), Section 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Prospectus and prior to the termination of the offering of the Notes offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Depositor will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to David L. Townsend, Vice President-Administration, Walter Industries, Inc., 1500
N. Dale Mabry Highway, Tampa, Florida 33607.

                                   PROSPECTUS
                               TABLE OF CONTENTS

AVAILABLE INFORMATION..................................................................          2
REPORTS TO NOTEHOLDERS.................................................................          2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................          2
SUMMARY OF PROSPECTUS..................................................................          5
RISK FACTORS...........................................................................         12
  Limited Liquidity Of Notes...........................................................         12
  Limited Assets of the Issuer.........................................................         12
  Limited Nature of Ratings............................................................         12
  Lowering of Rating on Notes..........................................................         12
  Risks in the Event of Insolvency of the Depositor....................................         13
  Limited Rights of Noteholders........................................................         13
  Risks of Overcollateralization.......................................................         13
  Risks of Subordination...............................................................         14
  Credit Enhancement Limitations.......................................................         14
  Losses on Accounts...................................................................         14
  Mortgage Collateral Includes Delinquent Accounts.....................................         14
  Effect of Prepayments on Yield and Weighted Average Life.............................         14
  Consumer Protection Laws and Risk of Consumer Litigation.............................         15
  Dependence on Servicer...............................................................         16
  Grant of Security Interest In Mortgage Collateral; Risks of Defective Security
    Interest...........................................................................         16
  Risks of Underwriting Practices......................................................         16
  Depositor's Revolving Credit Facility................................................         16
  Pre-Funding Accounts.................................................................         17
THE DEPOSITOR..........................................................................         17
THE ISSUER.............................................................................         17
DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION................................         18
  Expenses.............................................................................         18
  Capital Resources and Liquidity......................................................         18
  Results of Operations................................................................         18
  Impact of Inflation and Changing Prices..............................................         18
THE ACCOUNTS...........................................................................         19
  Homebuilding Activities..............................................................         19
  Underwriting and Credit Policies.....................................................         19
  Description of Accounts..............................................................         20
  Servicing............................................................................         21
  Recoveries...........................................................................         21
  Time to Recovery.....................................................................         22
THE MORTGAGE COLLATERAL................................................................         22
CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS..............................         22
  Consumer Protection Laws.............................................................         22
  Mortgages, Deeds of Trust and Mechanic's Lien Contracts..............................         23
  Foreclosure and Other Remedies.......................................................         23
  Rights of Redemption.................................................................         24
  Anti-Deficiency Legislation and Other Limitations on Creditors.......................         24
  Enforceability of Certain Provisions.................................................         26
  Environmental Legislation............................................................         26
SECURITY...............................................................................         26
  Mortgage Collateral..................................................................         26
  Collection Account...................................................................         28
  Certain Contractual Rights...........................................................         28
DESCRIPTION OF THE NOTES...............................................................         29
  General..............................................................................         29
  Interest.............................................................................         30

  Principal............................................................................         30
  Available Funds......................................................................         30
  Description of Credit Enhancement....................................................         31
  Distributions........................................................................         33
  Redemption of the Notes..............................................................         34
  Weighted Average Life of the Notes...................................................         34
  Registration and Transfer of Notes...................................................         34
LEGAL INVESTMENT CONSIDERATIONS........................................................         38
ERISA CONSIDERATIONS...................................................................         38
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...............................................         40
  General..............................................................................         40
  Original Issue Discount and Premium..................................................         40
  Market Discount......................................................................         43
  Sale or Redemption of Notes..........................................................         44
  Foreign Investors....................................................................         44
  Backup Withholding...................................................................         45
  Taxable Mortgage Pools...............................................................         45
THE INDENTURE..........................................................................         46
  Negative Covenants...................................................................         46
  Review of Account Documents..........................................................         46
  Representations and Warranties.......................................................         46
  Modification of Indenture............................................................         48
  Voting...............................................................................         49
  Events of Default....................................................................         49
  Rights upon Event of Default.........................................................         50
  Limitations on Suits.................................................................         50
  Reports to Noteholders...............................................................         50
  Issuer's Annual Compliance Statement.................................................         50
  Satisfaction and Discharge of Indenture..............................................         50
  The Indenture Trustee................................................................         51
THE SERVICING AGREEMENT................................................................         51
  General..............................................................................         51
  Collection of Payments...............................................................         51
  Servicing Fee........................................................................         51
  Insurance; Taxes.....................................................................         51
  Realization upon Defaulted Accounts..................................................         52
  Resignation..........................................................................         52
  Annual Accountants' Report...........................................................         52
  Events of Default....................................................................         53
  Rights Upon Event of Default.........................................................         53
  Termination and Replacement of Servicer..............................................         53
  Amendments...........................................................................         54
THE TRUST AGREEMENT....................................................................         54
THE PURCHASE AND SALE AGREEMENT........................................................         55
PRE-FUNDING ACCOUNT....................................................................         56
USE OF PROCEEDS........................................................................         56
PLAN OF DISTRIBUTION...................................................................         56
LEGAL MATTERS..........................................................................         57
NOTE RATINGS...........................................................................         57
INDEX OF PRINCIPAL DEFINED TERMS.......................................................         58

                             SUMMARY OF PROSPECTUS

    THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF NOTES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT. TERMS NOT DEFINED IN THIS SUMMARY ARE USED AS DEFINED ELSEWHERE IN THIS PROSPECTUS. SEE "INDEX OF PRINCIPAL DEFINED TERMS" BEGINNING ON PAGE 58.

Notes Offered................  Asset backed notes (the "Notes") issuable in Series.

Depositor....................  Mid-State Homes, Inc., a corporation organized under the laws of the State of Florida (the "Depositor" or
                               "Mid-State") which is an indirect wholly-owned subsidiary of
                               Walter Industries, Inc. ("Walter Industries").

Issuer.......................  With respect to each Series of Notes, the issuer (the
                               "Issuer") will be a trust established by the Depositor for the purpose of issuing such Series of Notes (each, a
                               "Trust"). Each Trust will be formed pursuant to a Trust
                               Agreement between the Depositor and an owner trustee
                               identified in the related Prospectus Supplement. The settlor and sole beneficiary of each Trust will be the Depositor.
                               See "THE ISSUER" herein. Each Series of Notes will represent indebtedness of the Issuer and will be issued pursuant to an indenture (the "Indenture") between the Issuer and an
                               indenture trustee identified in the related Prospectus
                               Supplement. The Notes will represent nonrecourse obligations of the Issuer and the assets of the Trust will be the sole source of payments on the Notes.

Servicer.....................  Mid-State in its capacity as servicer (the "Servicer"). See
                               "THE SERVICING AGREEMENT" herein. Jim Walter Homes, Inc.
                               ("Jim Walter Homes"), an affiliate of the Depositor, or one or more unaffiliated third parties may perform certain
                               servicing functions with respect to the Accounts pursuant to a sub-servicing agreement for each Series of Notes (each, a
                               "Sub-servicing Agreement").

Indenture Trustee............  The entity or entities named as indenture trustee in the related Prospectus Supplement. See "THE INDENTURE--The
                               Indenture Trustee" herein.

Owner Trustee................  The entity or entities named as owner trustee in the related
                               Prospectus Supplement which will have the obligations set
                               forth in the related Trust Agreement and described herein
                               and in the related Prospectus Supplement. See "THE TRUST
                               AGREEMENT" herein.

Cut-Off Date.................  The date specified in the related Prospectus Supplement on and after which payments due or received on the related
                               Accounts will be transferred to the related Trust and
                               available for payment to the holders of the Notes of such
                               Series (each, a "Cut-Off Date").

Closing Date.................  The date on which the Notes of any Series are initially issued (each, a "Closing Date") as specified in the related
                               Prospectus Supplement.

Description of Notes.........  The Notes of each Series may be issued in one or more
                               Classes and will represent debt secured by (i) a segregated pool of certain building and installment sale contracts,
                               promissory notes, related mortgages and other security
                               agreements (the "Accounts") owned directly or

                               indirectly by the Depositor (collectively, the "Mortgage
                               Collateral"), (ii) the Collection Account described herein under "Security-- Collection Account," (iii) the proceeds of any insurance policy relating to the Notes or the Accounts and (iv) certain other assets described herein. See
                               "DESCRIPTION OF THE NOTES" herein.

                               A Series of Notes may include one or more Classes entitled to principal distributions, with disproportionate, nominal or no interest distributions, and one or more Classes of
                               Notes entitled to interest distributions, with
                               disproportionate, nominal or no principal distributions. The principal amount of any Note may be zero or may be a
                               notional amount as specified in the related Prospectus
                               Supplement. A Class of Notes of a Series entitled to
                               payments of interest may receive interest at a specified
                               rate which may be fixed, variable or adjustable and may
                               differ from other Classes of the same Series, may receive
                               interest based on the weighted average interest rate on the underlying Accounts as otherwise determined, all as
                               described in the related Prospectus Supplement. One or more
                               Classes of Notes of a Series may be entitled to receive
                               principal payments pursuant to a planned amortization
                               schedule or may be entitled to receive interest payments
                               based on a notional principal amount which reduces in
                               accordance with a planned amortization schedule. A Series
                               may also include one or more Classes of Notes entitled to
                               payments derived from a specific group or groups of Accounts held by the related Trust. The rights of one or more of the other Classes of Notes of a Series may be senior or
                               subordinate to the rights of one or more of the other
                               Classes of Notes of such Series. A Series may include two or more Classes of Notes which differ as to priority of payment or amount of distribution of principal or interest or both.

Payment Date.................  The monthly, quarterly or other periodic date specified in the related Prospectus Supplement on which payments will be made to holders of Notes (each, a "Payment Date").

Interest and Principal
  Payments on the Notes......  Interest on each Class of Notes of a Series will be payable from Available Funds on each Payment Date in an amount equal to interest accrued during a one-month, three-month or
                               six-month period as specified in the related Prospectus
                               Supplement (each such period, an "Interest Accrual Period"), at a rate (the "Note Rate") for such Class specified in the related Prospectus Supplement. Interest accrued on each
                               Class of Notes at the applicable Note Rate during each
                               Interest Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such
                               Prospectus Supplement, except for any Class of Notes
                               ("Accrual Notes") on which interest is to accrue and not be paid until the principal of certain other Classes has been paid in full or until the occurrence of certain events as
                               specified in such Prospectus Supplement. If so described in the related Prospectus Supplement, interest that has accrued but is not yet payable on any Accrual Notes will be added to the principal balance thereof on each Payment Date

                               and will thereafter bear interest at the applicable Note
                               Rate. Payments of interest with respect to any Class of
                               Notes entitled to receive interest only or a
                               disproportionate amount of interest and principal will be
                               paid in the manner set forth in the related Prospectus
                               Supplement.

                               Payment of interest (or accruals of interest, in the case of
                               Accrual Notes) with respect to any Series of Notes or one or more Classes of Notes of such Series, may be reduced to the extent of interest shortfalls not covered by any applicable credit enhancement. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See
                               "DESCRIPTION OF THE NOTES--Interest-- Principal" herein.

                               On each Payment Date, commencing with the Payment Date
                               specified in the related Prospectus Supplement, principal
                               with respect to each Note of a Series will be paid to
                               holders of the Notes of such Series (other than a Class of
                               Notes of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus
                               Supplement, to the extent funds are available therefor.

                               Unless otherwise specified in the related Prospectus
                               Supplement, with respect to each Series of Notes, "Available
                               Funds" for a Payment Date are the funds in the related
                               Collection Account representing (i) collections on the
                               related Accounts during the period specified in the related
                               Prospectus Supplement (each such period, a "Collection
                               Period"), (ii) any net reinvestment income earned on funds described in clause (i) above, from the date two business
                               days prior to the preceding Payment Date through the date
                               two business days prior to such Payment Date (each such
                               period, a "Reinvestment Period") and (iii) the proceeds of any insurance policy relating to the Notes or the Accounts.
                               Available Funds will be net of Issuer Expenses paid to the time of calculation thereof, as described in the related
                               Prospectus Supplement. On each Payment Date, Available Funds for a Series of Notes will be paid to the holders of the
                               Notes of such Series in the priority, manner and amount
                               specified in the related Prospectus Supplement. "DESCRIPTION
                               OF THE NOTES--Interest-- Principal herein."

Record Date..................  The record date for each Payment Date is the day of the month indicated in the related Prospectus Supplement (the
                               "Record Date").

Credit Enhancement...........  If so specified in the related Prospectus Supplement, partial or full protection against certain defaults and
                               losses on Accounts in the related Trust may be provided to one or more Classes of Notes of the related Series in the
                               form of credit enhancement, such as an insurance policy,
                               surety bond, guarantee, letter of credit, reserve fund, cash account, reinvestment income, overcollateralization or
                               another type of credit enhancement, or a combination thereof
                               (any such coverage with respect to the Notes of any Series,
                               "Credit Enhancement"). The amount and types of coverage, the identification of the entity providing the coverage (if
                               applicable) and related information with respect to each
                               type of Credit Enhancement, if any, will be described

                               in the related Prospectus Supplement for a Series of Notes.
                               See "Risk Factor--Credit Enhancement Limitations" and
                               "Description of Credit Enhancement" herein.

                               The rights of holders of a Class of Notes of a Series may be subordinated to a different Class of Notes of such Series
                               (each, a "Subordinated Class"). In each such case such Class of Notes will be subordinated to the extent described in the related Prospectus Supplement. See "RISK FACTORS--Risks of
                               Subordination" herein. Subordination is intended to enhance the likelihood of timely receipt by the holders of certain
                               Notes of the full amount of interest and principal to which such Class is entitled. The protection afforded to the
                               holders of non-subordinated Classes of Notes or Classes of
                               Notes that are subordinated to a lesser extent within a
                               Series of Notes by means of subordination will be
                               accomplished by (i) the allocation of losses on the related
                               Accounts to the respective Classes of Notes of a Series as set forth in the related Prospectus Supplement and (ii) the application of the Available Funds for a Series on each
                               Payment Date in the sequential order provided in the related
                               Prospectus Supplement. See "DESCRIPTION OF THE
                               NOTES--Interest-- Principal" herein.

Optional Redemption
  of Notes...................  If so specified in the related Prospectus Supplement,
                               Classes of Notes of a Series may be redeemed on a Payment
                               Date at the option of the related Issuer or such other
                               entity as specified in the related Prospectus Supplement, at a percentage as set forth in the related Prospectus
                               Supplement of the unpaid principal amount of each Class of
                               Notes of such Series plus accrued interest, if indicated in the related Prospectus Supplement, after giving effect to
                               the payment of principal that would be made on such Payment
                               Date absent such redemption, the aggregate principal amount of each Class of Notes of such Series outstanding is at a
                               level of the original aggregate principal amount of such
                               Class of Notes as specified in the related Prospectus
                               Supplement.

Events of Default............  Prior to the maturity date of a Series of Notes, upon the occurrence of an Event of Default, the related Indenture
                               Trustee or the holders entitled to a percentage indicated in the related Prospectus Supplement of the Voting Rights of a
                               Class of Notes of such Series then outstanding may have the right to declare the principal of the Notes of such Series to be immediately due and payable; provided, however, that such Class of Notes or the related Indenture Trustee may
                               make such declaration only if provided for in the related
                               Prospectus Supplement. On or after the applicable maturity date, if an Event of Default occurs or shall have occurred, the related Indenture Trustee shall declare the principal of the Notes of such Series to be immediately due and payable.
                               See "THE INDENTURE--Events of Default--Rights Upon Event of
                               Default" herein.

Security.....................  Payments of amounts due on the Notes of a Series will be secured by the following (collectively, the "Collateral"):

  A. Mortgage Collateral.....  Accounts having an aggregate Economic Balance as set forth in the related Prospectus Supplement on the related Cut-Off
                               Date will secure each Series of Notes. Such Accounts will
                               have additional characteristics as set forth in the related
                               Prospectus Supplement. See "THE MORTGAGE COLLATERAL" and
                               "SECURITY" herein.

                               SERVICER; SERVICING AGREEMENT; SUB-SERVICING. Mid-State or
                               any successor servicer will perform all servicing functions in respect of the Accounts as required by a Servicing
                               Agreement for each Series dated the applicable Closing Date among the related Issuer, the Servicer and the Indenture
                               Trustee for such Series (each, a "Servicing Agreement")
                               either directly or through one or more sub-servicers. Each
                               Servicing Agreement will (i) define the Servicer's servicing obligations; (ii) provide for the payment of a servicing fee as set forth in the related Prospectus Supplement; (iii)
                               include certain representations and warranties; (iv) impose reporting requirements on the Servicer; and (v) include
                               events of default. See "THE SERVICING AGREEMENT" herein.

                               CERTAIN CONTRACTUAL RIGHTS. With respect to each Series of
                               Notes, the related Issuer will assign all of its right,
                               title and interest (including the right to compel
                               performance of the sub-servicer) under the Servicing
                               Agreement and under the Purchase and Sale Agreement for such
                               Series of Notes to the related Indenture Trustee.

  B. Collection Account......  With respect to each Series of Notes, a collection account relating to the Collateral (each, a "Collection Account")
                               will be established with, and in the name of, the Indenture
                               Trustee for such Series and the Issuer for such Series will deposit into the related Collection Account cash in an
                               amount as set forth in the related Prospectus Supplement
                               received in respect of the related Accounts. See "SECURITY--
                               Collection Account" herein.

  C. Pre-Funding Account.....  In addition, if the related Prospectus Supplement so provides, funds on deposit in an account (a "Pre-Funding
                               Account") will be used to purchase additional Accounts
                               during the period specified in the related Prospectus
                               Supplement. See "Pre-Funding Account" herein.

Representations and
  Warranties Concerning the
  Mortgage Collateral........  With respect to each Series of Notes, the Issuer of such
                               Series of Notes will make certain representations and
                               warranties regarding the related Mortgage Collateral and
                               Accounts. See "THE INDENTURE--Representation and Warranties"
                               herein.

                               With respect to each Series of Notes, the related Prospectus
                               Supplement will specify the procedures to be followed upon the discovery of a breach of a representation or warranty
                               which materially and adversely affects the interests of the
                               Noteholders of such Series in a related Account.

Origination of Accounts......  With respect to each Series of Notes, the Accounts will have been originated by Jim Walter Homes and/or one or more
                               affiliates of Jim Walter Homes. In the event any Accounts
                               not originated by Jim

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                               Walter Homes or its affiliates are included in a Trust, the related Prospectus Supplement will provide detailed
                               information regarding the originator of such Accounts.

                               Jim Walter Homes is in the business of marketing and
                               supervising the construction of standardized,
                               partially-finished, detached, single-family residential
                               homes. The homes are sold directly to customers through
                               approximately 117 branch offices, serving approximately 24 states, primarily in the southern region of the United
                               States. The Accounts related to each Series will have been acquired by the Depositor from Jim Walter Homes or its
                               affiliates. See "THE DEPOSITOR" herein.

Purchase and Sale
  Agreement..................  With respect to each Series of Notes, the Depositor and the related Issuer will enter into a Purchase and Sale Agreement dated as of the Closing Date for such Series of Notes (each, a "Purchase and Sale Agreement") pursuant to which the
                               Depositor will sell and assign, and the related Issuer will purchase, all of the related Accounts for such Series of
                               Notes. See "THE PURCHASE AND SALE AGREEMENT" herein.

Risk Factors.................  Various risk factors related to the purchase of Notes are discussed under "Risk Factors" herein.

Legal Investment
  Considerations.............  The Notes will not constitute "mortgage related securities"
                               for purposes of the Secondary Mortgage Market Enhancement
                               Act of 1984, as amended. As a result, the appropriate
                               characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, may be subject to significant interpretative uncertainties. Investors should consult their legal advisors to determine whether and to
                               what extent the Notes constitute legal investments for them.
                               See "LEGAL INVESTMENT CONSIDERATIONS" herein.

ERISA Considerations.........  Under the Employee Retirement Income Security Act of 1974,
                               as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code"), a pension or other employee benefit plan covered by ERISA or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively,
                               "Plans") with respect to which the Depositor or any
                               affiliate is a service provider, may acquire the Notes only under certain limited circumstances.

                               A fiduciary or other person investing "plan assets" of any employee benefit or other plan subject to ERISA, or Section
                               4975 of the Code should carefully review with its legal
                               advisors whether the purchase or holding of any Class of
                               Notes could give rise to a transaction prohibited or not
                               otherwise permissible under ERISA or Section 4975 of the
                               Code. Certain Classes of Notes may not be permitted to be
                               acquired by any employee benefit or other plan subject to
                               ERISA or Section 4975 of the Code, as specified in the
                               related Prospectus Supplement. See "ERISA Considerations"
                               herein.

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Tax Status of the Notes......  The Notes will be treated as debt for federal income tax purposes. If the Notes are issued with original issue
                               discount, Noteholders generally will be required to include the original issue discount in gross income over the life of the Notes. The Notes will not constitute "loans secured by an interest in real property" for "domestic building and
                               loan associations" or "real estate assets" for "real estate investment trusts." See "MATERIAL FEDERAL INCOME TAX
                               CONSEQUENCES" herein.

Use of Proceeds..............  Unless otherwise specified in the related Prospectus
                               Supplement, the net proceeds of the offering of each Series of Notes will be used by the related Issuer to purchase the related Mortgage Collateral from the Depositor and to pay
                               the expenses of the offering. See "USE OF PROCEEDS" herein.

Ratings......................  It will be a condition to the issuance of each Series of
                               Notes that each Class of the Notes be rated by one or more of Moody's Investors Service, Inc. ("Moody's"), Duff &
                               Phelps Credit Rating Co. ("DCR"), Standard & Poor's ("S&P")
                               and Fitch IBCA, Inc. ("Fitch" and each of Fitch, Moody's,
                               DCR and S&P, a "Rating Agency") in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to
                               revision or withdrawal at any time. No person is obligated to maintain any rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Notes upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Notes of a Series is revised or
                               withdrawn, the liquidity of such Class of Notes may be
                               adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments. See "Risk
                               Factors--Notes--Limited Nature of Ratings," "--Lowering of
                               Rating on Notes" and "Ratings" herein.

                                  RISK FACTORS

    Prospective investors should consider, among other things, the following risk factors in connection with the purchase of Notes.

LIMITED LIQUIDITY OF NOTES

    At the time of issuance of a Series of Notes there will be no secondary market for any of the Notes. If so indicated in the related Prospectus Supplement, the underwriter of a Series may intend to make a market in the Notes of such Series but will not be obligated to do so. There can be no assurance that a secondary market for any Series of Notes will develop or, if one does develop, that it will provide Noteholders with liquidity of investment or will continue while Notes of such Series remain outstanding. Further, it is not expected that any application will be made to list the Notes of a Series on any securities exchange. Accordingly, the liquidity of the Notes may be limited.

LIMITED ASSETS OF THE ISSUER

    The Notes of each Series will represent obligations of the related Issuer, whose assets will consist solely of the Collateral pledged as security under the related Indenture. No recourse is available with respect to payments on the Notes of any Series to the Depositor, Jim Walter Homes or any other affiliate of the Depositor. If the Issuer of a Series of Notes is unable to make the payments due on the Notes of such Series and an Event of Default under the related Indenture occurs and the maturity of the Notes of such Series is accelerated, it is unlikely that such Issuer will be able to pay the accelerated principal amount due on such Notes at the time of acceleration.

LIMITED NATURE OF RATINGS

    It will be a condition to the issuance of the Notes that each Class of Notes be rated in one of the four highest rating categories by one or more of Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's ("S&P") or Fitch IBCA, Inc. ("Fitch"; and each of Moody's, S&P, DCR and Fitch, a "Rating Agency"). See "Ratings" herein. Any rating assigned by a Rating Agency to a Class of Notes of any Series will reflect such Rating Agency's assessment solely of the likelihood that holders of Notes of such Class will receive payments to which such holders are entitled under the related Indenture. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Account will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the Series of Notes. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Note at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

LOWERING OF RATING ON NOTES

    The rating of any Series of Notes by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Provider, or as a result of losses on the related Accounts substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. The lowering of a rating on a Series or Class of Notes may adversely affect the market value of such Notes and the liquidity of such Notes. Neither the Depositor nor any of its affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any Series of Notes.

RISKS IN THE EVENT OF INSOLVENCY OF THE DEPOSITOR

    With respect to each Series of Notes, under the related Purchase and Sale Agreement, the Depositor will represent and warrant that it has validly sold and assigned to the Issuer of such Series all of its right, title and interest in the related Accounts. However, if, in a bankruptcy proceeding involving the Depositor, a bankruptcy trustee, the Depositor as debtor in possession or a creditor of the Depositor were to take the position that (i) the transfer of the Accounts of a Series of Notes to the related Issuer should be recharacterized as a transfer for security rather than a sale or (ii) the assets of such Issuer (including the related Mortgage Collateral) should be substantively consolidated into the bankruptcy estate of the Depositor, then delays in payments on the Notes of such Series could occur and (should the bankruptcy court rule in favor of such bankruptcy trustee, debtor in possession or creditor) reductions in payments on such Notes could result. It is possible that the risk of recharacterizing the sale of the related Accounts as a transfer for security is increased by the position to be taken by the Depositor that the transfer of the related Accounts is not a sale under generally accepted accounting principles or for income and other tax purposes and that the risk of substantive consolidation is increased by the fact that the Issuer of such Series is a trust of which the Depositor is the sole beneficiary.

    With respect to each Series of Notes, the related Purchase and Sale Agreement will provide that, if the intended sale is recharacterized as a transfer for security, then the Depositor thereby grants to the Issuer of such Series of Notes a security interest in the related Mortgage Collateral. To the extent that the Depositor is deemed to have granted a security interest in the related Accounts to the related Issuer and such security interest was validly perfected (see "Grant of Security Interest In Mortgage Collateral; Risks of Defective Security Interest" below) more than 90 days prior to any insolvency of the Depositor, was not granted or taken with the intent to hinder, delay or defraud the Depositor or its creditors and has been validly assigned to the related Indenture Trustee, such security interest should not be subject to avoidance in the event of the insolvency of the Depositor. In such event, while payments already made to the related Indenture Trustee with respect to the related Accounts should not be subject to recovery by a bankruptcy trustee of the Depositor, delays in payments on the Notes of such Series and possible reductions in the amount of those payments could occur.

LIMITED RIGHTS OF NOTEHOLDERS

    With respect to each Series of Notes, prior to the related maturity date, no holder of any Class of Notes of a Series will have the right to declare the principal of such Notes to be immediately due and payable other than as set forth in the related Prospectus Supplement. See "THE INDENTURE--Rights Upon Event of Default" herein. In addition, no holder of any Class of Notes of a Series will have the right to petition or otherwise invoke any court or government proceeding for the purpose of commencing or sustaining a case against the related Issuer under any Federal or state bankruptcy, insolvency or similar law other than as provided in the related Prospectus Supplement.

RISKS OF OVERCOLLATERALIZATION

    With respect to any Series of Notes which provides for overcollateralization, the amount of such overcollateralization will be reduced or eliminated to the extent that losses incurred in respect of defaulted Accounts of such Series, together with payments on the Accounts, cause the Economic Balance of the related Accounts to decline more than the principal amount of the Notes of such Series declines on account of payments of principal thereon. If the protection afforded to the Notes of such Series by such overcollateralization were to be exhausted, and the Accounts incurred further losses, such losses would be allocated as set forth in the related Prospectus Supplement. See "THE ACCOUNTS" and "DESCRIPTION OF THE NOTES--Interest--Principal" herein.

RISKS OF SUBORDINATION

    With respect to any Series of Notes which provides for subordination, the protection afforded to the holders of certain Classes of Notes of such a Series by means of such subordination will be accomplished by (i) the allocation of losses on the related Accounts to certain other Classes of Notes of such Series as set forth in the related Prospectus Supplement and (ii) with respect to interest, the application of the Available Funds for such Series on each Payment Date in the sequential order provided in the related Prospectus Supplement. See "DESCRIPTION OF THE NOTES--Interest--Principal" herein. Accordingly, on any Payment Date any deficiency in the availability of funds to pay interest or principal on the Notes of such Series will result in shortfalls in the payment of such Notes as described in the related Prospectus Supplement.

CREDIT ENHANCEMENT LIMITATIONS

    Although credit enhancement is intended to reduce the risk of delinquent payments or losses to holders of Notes entitled to the benefit thereof, the amount of such credit enhancement will be limited, as set forth in the related Prospectus Supplement, and may decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Notes, and as a result Noteholders may suffer losses. Moreover, such credit enhancement may not cover all potential losses or risks. For example, credit enhancement may or may not cover, or may cover only in part, fraud or negligence by certain parties. See "Description of Credit Support" herein.

LOSSES ON ACCOUNTS

    In most cases, amounts realized upon resale of repossessed properties may be less than the outstanding Economic Balances (as defined herein) of the Accounts for the related Series of Notes at the time of repossession. In addition, certain states have adopted statutes limiting the right of mortgagees to obtain deficiency judgments against customers following foreclosure. In the event that the amount realized upon resale is less than the outstanding Economic Balance of the related Account, the Servicer may be unable to collect the amount of such deficiency. If losses incurred in connection with repossessing homes are at levels higher than those historically experienced, the ability of the Issuer of such Series of Notes to make required payments on such Notes may be adversely affected and such Noteholders may incur a loss on their investment. See "THE ACCOUNTS" and "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Anti-Deficiency Legislation and Other Limitations on Creditors" herein.

MORTGAGE COLLATERAL INCLUDES DELINQUENT ACCOUNTS

    The related Prospectus Supplement will set forth the percentage of the Accounts for such Series that were delinquent, if any, the length of the delinquency and the percentage in foreclosure as well as repossession data. Accounts which are in foreclosure or bankruptcy will be included in the delinquency category described in the preceding sentence. See "THE ACCOUNTS--Servicing" herein. Investors should consider the risk that any of the Accounts may become defaulted Accounts and subsequently the properties securing such Accounts may become repossessed properties. See "--Losses on Accounts" herein. Defaults by homeowners on the Accounts may result in the failure of the Noteholders of a Series on a given Payment Date to receive payments in full in respect of interest or principal.

EFFECT OF PREPAYMENTS ON YIELD AND WEIGHTED AVERAGE LIFE

    The weighted average life and the maturity of each Class of Notes of a Series will be affected by the prepayment experience on the related Accounts and the rate and frequency of delinquencies of payments due on the related Accounts. Prepayments on the Accounts may be influenced by a variety of economic, geographic, social and other factors, including national and local economic conditions, repossessions, aging, seasonality and interest rates. Other factors affecting prepayments on the Accounts include changes in housing needs, job transfers and unemployment. Liquidations of defaulted Accounts are generally expected to result in resale of the repossessed properties and the subsequent origination of new Accounts rather than cash. In general, if prevailing interest rates fall significantly below the effective financing rates on the Accounts, the rate of prepayments on the Accounts is likely to be higher than if prevailing interest rates remain close to or above the effective financing rates borne by such Accounts. Conversely, if prevailing interest rates rise above the effective financing rates on such Accounts, the rate of prepayment would be expected to decrease. Even if Available Funds are sufficient to make full payments of interest on all Classes of Notes of a Series, any such delinquencies, to the extent that they are not covered by Credit Enhancement or some other mechanism specified in the related Prospectus Supplement, will reduce the amount of Remaining Available Funds available to make payments of principal in respect of the Notes of such Series. See "DESCRIPTION OF THE NOTES--Weighted Average Life of the Notes" herein.

    If Notes are purchased at a discount or a premium to their principal balance and the purchaser calculates its anticipated yield to maturity based upon an assumed rate of payment of principal that is faster or slower than that actually experienced, the purchaser's actual yield to maturity will be different from that initially calculated by the purchaser. Investors bear the risk of not being able to reinvest payments of principal at a yield at least equal to the interest rate borne by the Notes.

CONSUMER PROTECTION LAWS AND RISK OF CONSUMER LITIGATION

    The Accounts are subject to any claims or defenses that a customer may have against Jim Walter Homes or Jim Walter Homes affiliates, as applicable, in connection with the sale, financing and construction of such customer's home. Accordingly, the Servicer may not be able to recover the amount due on an Account if a customer successfully asserts such claims or defenses. See "CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS--Consumer Protection Laws" herein.

    From time to time, litigation (including group or class action litigation) is instituted or threatened against Jim Walter Homes or Mid-State. While the results of any litigation cannot be predicted with certainty, the Depositor believes, based on its experience in similar litigation and the magnitude of potential damages that any litigation currently pending or, to the knowledge of the Depositor, threatened, against Jim Walter Homes or Mid-State would not have a material adverse effect on the business of Jim Walter Homes or Mid-State or on the ability of either to perform its obligations with respect to any Accounts or any Trust. In the event that such actions are brought involving accounts, possibly including Accounts to be sold to the Issuer for any Series of Notes, it is possible that the related Trust would be named a party thereto and the costs associated with such a litigation could adversely affect payments on the Notes of such Series.

DEPENDENCE ON SERVICER

    The effective servicing of the Accounts requires a significantly greater local presence and number of employees than does the servicing of traditional mortgage loans. In addition, although the Servicing Agreement for each Series of Notes may not allow the Servicer to resign except under limited circumstances, it may permit the Issuer, the Indenture Trustee or the holders of a majority of the aggregate principal amount of the Notes for such Series of Notes to remove the Servicer under certain limited circumstances. If Mid-State were removed as Servicer, Mid-State's and Jim Walter Homes' system and expertise may be difficult for a successor servicer to replicate, and collections and recoveries on the Accounts may be adversely affected. See "THE SERVICING AGREEMENT" herein.

GRANT OF SECURITY INTEREST IN MORTGAGE COLLATERAL; RISKS OF DEFECTIVE SECURITY
  INTEREST

    With respect to each Series of Notes, the related Issuer will grant to the related Indenture Trustee, on behalf of the Noteholders of such Series of Notes, a security interest in the promissory notes, building and installment sale contracts and other security agreements underlying each related Account comprising the Mortgage Collateral for such Series. Local counsel in those jurisdictions where greater than 1% (based on the Aggregate Economic Balance as of the related Cut-Off Date for such Series of Notes) of all the Mortgaged Properties of such Series of Notes are located ("Local Counsel") will render opinions to the effect that, subject to customary exceptions regarding enforcement of remedies in bankruptcy and the effect of equitable principles, and assuming that certain procedures described therein related to the execution, delivery and recordation of the mortgages and other documents relating to the Accounts of such Series and the collateral assignment of such documents to the related Indenture Trustee are followed, such Indenture Trustee will have a valid assignment of the mortgages, deeds of trust and similar security instruments included in the related Mortgage Collateral that were originated in each of their respective jurisdictions. After the issuance of the Notes of a Series, the Indenture Trustee of such Series of Notes and the related Issuer intend to comply with the procedures set forth in such opinions. In addition, the related Issuer intends to comply with procedures customarily followed by mortgage lenders and recommended by Local Counsel with respect to the creation and perfection in favor of the related Indenture Trustee of a lien on the promissory notes and building and installment sale contracts and other security agreements included in the related Mortgage Collateral and collections thereof. However, there can be no assurance that such procedures will be adequate to create and perfect a security interest in all items included in the related Mortgage Collateral and all amounts in the related Collection Account. If the security interest of the Indenture Trustee of such Series is challenged, delays in payments on the Notes of such Series and possible reductions in the amount of payments of principal of, and interest on, the Notes of such Series could occur.

RISKS OF UNDERWRITING PRACTICES

    As described herein under "THE ACCOUNTS--Underwriting and Credit Policies," Jim Walter Homes does not obtain independent third-party appraisals or title insurance in connection with the origination of accounts. Any losses resulting from the inadequacy of the property or failures of title will be borne by the holders of the Notes of such Series as set forth in the related Prospectus Supplement.

DEPOSITOR'S REVOLVING CREDIT FACILITY

    The Depositor has entered into a revolving credit facility pursuant to which the Depositor, as borrower, may from time to time request that Kitty Hawk Funding Corporation, a NationsBank, N.A. asset-backed commercial paper conduit, as lender, make certain advances to the Depositor which will be secured by (i) prior to the date upon which Mid-State Trust III terminates, the Certificate of Beneficial Interest in Mid-State Trust III owned by the Depositor, and all payments due or to become due thereunder and (ii) upon the termination of Mid-State Trust III, all of the Depositor's right, title and interest in and to the assets of Mid-State Trust III. Such advanced amounts are not due upon termination of Mid-State Trust

III. The aggregate of such advanced amounts may not exceed $90,000,000 and the Depositor has borrowed a substantial portion of such maximum advanced amount. Such revolving credit facility is with full recourse to the Depositor. See "Risk Factors--Risks in the Event of Insolvency of the Depositor" herein.

PRE-FUNDING ACCOUNTS

    If so provided in the related Prospectus Supplement, on the Closing Date an amount will be deposited (the "Pre-Funded Amount") as specified in such Prospectus Supplement into a segregated account (the "Pre-Funding Account"). The Pre-Funded Amount will generally not exceed 25% of the initial aggregate principal amount of the Notes of the related Series of Notes. The Pre-Funded Amount will be used by the Issuer to purchase Accounts ("Subsequent Accounts") from the Depositor during a period from the Closing Date to a date not more than three months after the Closing Date (such period, the "Funding Period"). To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Accounts by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Noteholders on the Distribution Date immediately following the end of the Funding Period, pursuant to the priorities set forth in the related Prospectus Supplement.

                                 THE DEPOSITOR

    The Depositor was established in 1958 to purchase mortgage installment notes from Jim Walter Homes relating to homes constructed and sold by Jim Walter Homes and its predecessor and to service such installment notes. Jim Walter Homes currently is the twelfth largest builder of single-family detached housing in the nation. Over 90% of the homes sold by Jim Walter Homes and its affiliates are financed by Jim Walter Homes, which sells the related accounts to Mid-State. Each of Jim Walter Homes and the Depositor is an indirect wholly-owned subsidiary of Walter Industries. The offices of the Depositor are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607.

    In December 1989, Walter Industries and most of its subsidiaries, including the Depositor, each filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code with the Bankruptcy Court for the Middle District of Florida, Tampa Division (the "Bankruptcy Court"). In March 1995, Walter Industries and its subsidiaries, including the Depositor, emerged from bankruptcy pursuant to an Amended Joint Plan of Reorganization dated December 9, 1994 as modified on March 1, 1995 (as so modified, the "Consensual Plan"). Despite the confirmation and effectiveness of the Consensual Plan, the Bankruptcy Court continues to have jurisdiction over, among other things, the resolution of disputed pre-petition claims against Walter Industries and its subsidiaries and other matters that may arise in connection with or relate to the Consensual Plan. Since the Chapter 11 proceedings described above are completed, the Depositor does not believe that such proceedings will have a material adverse effect on the ongoing business, operations or financial condition of Jim Walter Homes or the Depositor.

                                   THE ISSUER

    The Issuer for each Series of Notes will be created pursuant to a Trust Agreement between the Depositor and the Owner Trustee for such Series of Notes. Under the terms of each Trust Agreement, the Depositor will convey to the related Owner Trustee a nominal amount of cash to establish the Trust for such Series of Notes. In exchange, the Depositor will receive certificate(s) evidencing beneficial ownership of such Trust created under such agreement. With respect to each Series of Notes, on the related Closing Date, the Issuer of such Series of Notes will purchase the related Accounts from the Depositor with the net proceeds from the sale of the Notes from such Series. The Issuer of such Series of Notes will pledge the related Accounts to the related Indenture Trustee, for the benefit of the Noteholders of such Series, as security for such Notes. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership in the Issuer of a Series of Notes to another entity or entities.

    The Trust Agreement for each Series of Notes will provide that the related Issuer may not conduct any activities other than those related to the issuance and sale of Notes, the purchase of Accounts, the financing of properties repossessed by such Issuer, the investment of certain funds in Eligible Investments, as described under "SECURITY--Mortgage Collateral--Investment of Funds" herein, and such other limited activities as may be required in connection with reports and payments to holders of the Notes of such Series and the beneficial interest of such related Trust. See "SECURITY--Mortgage Collateral-- Investment of Funds" herein. With respect to each Series of Notes, neither the related Owner Trustee in its individual capacity nor the holder(s) of the beneficial interest of the related Trust are liable for payment of principal of or interest on the Notes of such Series and each holder of Notes of such Series will be deemed to have released the related Owner Trustee and each holder of the beneficial interest of the related Trust from any such liability. With respect to each Series of Notes, the related Trust Agreement will provide that the Trust of such Series will terminate upon the earlier to occur of (i) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the owners or (ii) 21 years less one day following the death of the survivor of certain individuals described in the related Trust Agreement, but in no event later than the date provided in the related Prospectus Supplement.

    It is not contemplated that annual or other regular meetings of the Noteholders of a Series will be held. Each Indenture, however, permits Holders of a certain percentage of principal amount of each Class of Notes of a Series to approve certain amendments to the related Indenture and, in certain circumstances, to declare the principal of the Notes of such Series due and payable. See "THE INDENTURE--Modification of Indenture" and "--Rights Upon Event of Default" herein.

            DISCUSSION AND ANALYSIS OF ISSUER'S FINANCIAL CONDITION

EXPENSES

    Unless otherwise specified in the related Prospectus Supplement, substantially all of the anticipated expenses of the Issuer for each Series of Notes will consist of interest payments due on the Notes of such Series and amounts payable for such Issuer's operating expenses (including, without limitation, amounts payable under the related Indenture, the related Trust Agreement and the related Servicing Agreement that may be payable by the related Trust). Payments on the Accounts of a Series of Notes are intended to be sufficient to make timely payments of interest on the Notes of such Series and to retire such Notes not later than the related maturity date.

CAPITAL RESOURCES AND LIQUIDITY

    With respect to each Series of Notes, the primary sources of the related Issuer's funds will be collections in respect of the related Accounts for such Series and reinvestment income therefrom. With respect to each Series of Notes, the related Issuer is expected to have sufficient liquidity and capital resources to make timely payments of interest on the Notes of such Series and to retire the Notes of such Series not later than the related maturity date. See "DESCRIPTION OF THE NOTES--Interest-- Principal" and "SECURITY" herein.

RESULTS OF OPERATIONS

    With respect to each Series of Notes, the related Issuer's results of operations will depend primarily on the rate at which payments are made on the related Accounts, the level of income from reinvestment of payments on the related Accounts and the level of the related Issuer's operating expenses.

IMPACT OF INFLATION AND CHANGING PRICES

    With respect to each Series of Notes, inflation and increased prices may result in increases in the level of the related Issuer's operating expenses. However, such increases may be offset, in whole or in part, by increases in income from reinvestment of payments on the related Mortgage Collateral for such Series of Notes. See "SECURITY" herein.

                                  THE ACCOUNTS

HOMEBUILDING ACTIVITIES

    It is expected that all of the Accounts will have been originated by Jim Walter Homes and/or Jim Walter Homes affiliates. Any Account originated by a Jim Walter Homes affiliate will have been originated using substantially the same standards as those used by Jim Walter Homes in underwriting Accounts of the same type. Jim Walter Homes is in the business of marketing and supervising the construction of standardized, partially finished, detached, single-family residential homes. The homes are sold directly to customers through approximately 117 branch offices, serving approximately 24 states, primarily in the southern region of the United States. A home is constructed on the customer's land only after a building contract has been entered into and Jim Walter Homes is satisfied that the customer has clear title to the land and that the site is suitable for building. Currently, Jim Walter Homes offers over 30 models of homes in various stages of completion ranging from a "shell" to a "90% completed" home. A shell is a home completed on the outside with rough floors, partition studding and closet framing but without interior walls, floor finishing, plumbing, electrical wiring and fixtures, doors and cabinetry. A 90% completed home has a completed interior except for interior paint, floor covering and utility hook-up.

    Jim Walter Homes is a contractor rather than a developer, does not own or sell land to customers except in connection with resales of repossessed homes and does not maintain its own construction crews. Local independent contractors construct the homes using their own construction crews. Jim Walter Homes' employees, however, supervise construction to ensure that it conforms to its specifications.

UNDERWRITING AND CREDIT POLICIES

    Substantially all homes Jim Walter Homes sells are purchased with financing it arranges. Generally, 100% of the purchase price is financed. To qualify for financing a potential customer must provide information concerning his or her monthly income and employment history as well as a legal description of and evidence that the customer owns the land on which the home is to be built. A customer's income and employment usually are verified through telephone conversations with such customer's employer and by examining his or her pay stubs, W2 forms or, if the customer is self-employed, income tax returns. An applicant must have a minimum of one year's continuous employment or, if he or she has changed jobs, the new job must be in the same field of work. Only a small percentage of secondary income (second jobs or part-time work) is utilized in qualifying applicants. Ownership of the land is verified by examining the title record. In addition, Jim Walter Homes' credit department obtains a credit report. If a favorable report is obtained and the required monthly payment does not exceed 25% of the customer's monthly gross income, the application usually is approved and a building or installment sale contract is executed, a title report is ordered and frequently a survey of the property is made. Surveys are performed by independent registered surveyors when, in the opinion of Jim Walter Homes, additional information beyond examination of the title record is needed. Such additional information is primarily concerned with verification of legal description, ownership of land and existence of any encroachments. Jim Walter Homes may also use a point or grade credit scoring system. Particular attention is paid to the credit information for the most recent three to five years. Attention is also given to the customer's total indebtedness and total other monthly payments on a judgmental basis by the credit department. The customer's credit standing is considered favorable if the employment history, income and credit report meet the aforementioned criteria. The building and installment sale contract is subject to (i) except in the State of Texas, executing a promissory note which is secured by a first lien on the land and the home to be built, (ii) executing a mortgage, deed of trust, mechanic's lien contract or other security instrument, (iii) receiving a satisfactory title report, (iv) inspecting the land to determine that it is suitable for building and (v) obtaining required permits. Although the mortgages, deeds of trust and similar security instruments constitute a first lien on the land and the home to be built, such security instruments are not insured by the Federal Housing Administration or guaranteed by the Department of Veterans Affairs or otherwise insured or guaranteed.

    Jim Walter Homes does not obtain appraisals or title insurance. Although consideration is given to the ratio of the amount financed to the estimated value of the home and the land securing such amount, there is no explicit appraisal-based loan-to-value test. However, there is a requirement that the value of the lot on which the home is to be built, as estimated solely on the basis of Jim Walter Homes' mortgage servicing division employees' experience and knowledge, be at least equal to 10% of the cash selling price of the home. Before occupying a new home, the customer must complete the utility and sewer hook-ups, and any of the other components not purchased from Jim Walter Homes, arrange for the building inspection and, if required, obtain a certificate of occupancy. Upon construction of a new home to the agreed-upon percentage of completion, Jim Walter Homes conveys the Account represented thereby, including the underlying documents related thereto, to the Depositor in the ordinary course of business.

DESCRIPTION OF ACCOUNTS

    With respect to sales of new homes, each Account (other than those originated in the State of Texas) is evidenced by a promissory note (each, a "Promissory Note"), a building contract (each, a "Building Contract"), a related mortgage and certain other security agreements and each Account originated in the State of Texas is evidenced by a retail installment contract (each, a "Texas Building Contract") and a mechanic's lien contract with power of sale (each, a "Mechanic's Lien Contract"). With respect to sales of repossessed homes, each Account (other than those originated in the State of Texas) is evidenced by a Promissory Note, a sale contract (each, a "Sale Contract," and together with the Building Contracts, "Retail Contracts"), a related mortgage or certain other security agreements and each Account originated in the State of Texas is evidenced by an installment sale contract (each, a "Texas Sales Contract," and together with the Texas Building Contracts, "Texas Contracts") and a deed with vendor's lien together with a purchase money deed of trust (collectively, each, a "Texas Resale Mortgage," and together with the Mechanic's Lien Contracts, "Texas Mortgages"). Each Account is secured by a first lien on a single-unit residential home and the real property on which such home is situated.

    Each Promissory Note and Texas Contract obligates the homeowner to pay the Gross Receivable Amount of the related Account. Each Promissory Note and Texas Contract generally requires equal monthly payments in amounts sufficient to amortize the Gross Receivable Amount over the term thereof. The "Gross Receivable Amount" with respect to any Account is equal to the sum of the amount of the Account financed and the total dollar amount of finance charges to be paid over the duration of such Account. The terms of the Promissory Notes and Texas Contracts generally range from 144 to 360 months. The Promissory Notes do not have a stated interest rate and neither the Promissory Notes nor the Texas Contracts divide the monthly payments into interest and principal portions.

    Each Retail Contract and Texas Contract sets forth (i) the amount that is being financed by the related customer (generally the purchase price of the related home), (ii) the total finance charge that such customer will incur through the maturity date of the Promissory Note or the Texas Contract, as the case may be, and (iii) the annual percentage rate (the "Effective Financing Rate") used to calculate the total finance charge. Upon a prepayment in full by a customer or an acceleration of the amount owed by such customer under the Promissory Note or the Texas Contract, as the case may be, such customer will be entitled to receive a credit for any unearned finance charge (i.e., that portion of the total finance charge which has not yet been earned through the date of the prepayment or acceleration, calculated using either the actuarial or rule of 78s method, whichever provides for a greater recovery to the customer).

    The "Economic Balance" of an Account is the present value of the future scheduled monthly payments due on the Account. Such present value is calculated by discounting the remaining future scheduled monthly payments on an Account by the Effective Financing Rate thereof. The Effective Financing Rate is determined by calculating the discount rate which, when applied in a present value calculation, results in the present value of all originally scheduled monthly payments on such Account being equal to the original amount financed. In effect, the Economic Balance of an Account is the amount of principal that can be amortized by the installment payments due over the remaining scheduled term of the Account at the Effective Financing Rate. The Economic Balance of any Account as to which the related home has been repossessed and disposed of will be equal to $0 and such Account will be removed from the lien of the Indenture. The Economic Balance of any Account which is substituted (as described under "--Recoveries" below) for an Account described in the preceding sentence will be calculated as described in this paragraph.

SERVICING

    Mid-State, as the Servicer, has serviced and expects to continue to service all Accounts from Tampa, Florida. Although the Servicer does not escrow payments for insurance premiums and real estate taxes, it monitors these payments by customers. With respect to each Series of Notes, under the terms of the related Servicing Agreement, the Servicer will be responsible for paying unpaid taxes and insurance premiums and recovering such amounts from customers or, in certain circumstances, from liquidation proceeds. See "THE SERVICING AGREEMENT--Insurance; Taxes" herein.

    Jim Walter Homes, pursuant to a sub-servicing agreement, has performed and will continue to perform substantially all field servicing activities, which include collecting or foreclosing on delinquent Accounts and reselling repossessed homes. Mid-State currently intends to continue to use Jim Walter Homes as a sub-servicer for such field servicing activities and to perform itself the remaining servicing activities. Any sub-servicer engaged by Mid-State other than Jim Walter Homes would be expected to have experience in servicing loans or accounts similar to the Accounts and to have sufficient financial resources to perform its duties. Each month the Servicer will send a delinquency list, which includes all Accounts which are past due, to the branch, regional and home offices of Jim Walter Homes. Representatives of Jim Walter Homes will contact the customer in person, by phone or by mail. If an Account becomes more than three months past due, generally, the customer surrenders the property or the Servicer commences foreclosure proceedings. Mid-State's current policy is to continue to show an Account as delinquent until it is brought current, the property is surrendered or foreclosure proceedings are completed.

RECOVERIES

    Generally, repossessed homes are remarketed by field collection personnel of Jim Walter Homes with assistance from its sales network for new homes. Typically, the homes are resold with little or no rehabilitation of the properties and, accordingly, cash expenditures are small. The majority of homes, including the land on which such homes are located, are resold for a down payment of generally less than $1,000 and a new account. All other repossessed homes are sold for cash.

    With respect to each Series of Notes, the related Sub-servicing Agreement will require Jim Walter Homes to continue to perform remarketing services as it has in the past. In certain jurisdictions in which repossessed homes may be located, local laws require that persons selling real property be licensed real estate agents or brokers, unless such persons are selling real estate which they (or their employers) own. The field collection personnel of Jim Walter Homes are generally not licensed real estate agents or brokers. It is therefore necessary, with respect to repossessed homes located in such jurisdictions, for title to such repossessed homes to be taken, in whole or in part, in the name of Jim Walter Homes (rather than in the name of the Issuer) pending disposition. Upon disposition, the applicable Trust will receive the related cash proceeds, if any, and the related new Accounts originated, in connection with resales of repossessed properties securing defaulted Accounts for such Series. In the event repossessed property is sold at a loss, such loss will be reflected in the accounting records of the Issuer of such Series. Depending on the age of the repossessed Account and other factors, such as the condition and location of the related repossessed property, the amount of a recovery (i.e., the amount of the new Account plus cash, if any) as a percentage of the Economic Balance will vary.

TIME TO RECOVERY

    The elapsed time between the initial delinquency of an account and the date the related home is resold can be divided into three stages: (i) delinquency as to monthly payment period, (ii) repossession period and (iii) real estate owned period. An account generally will be no more than three months delinquent before the Servicer commences foreclosure proceedings. If the Servicer anticipates that a payment will not be forthcoming, it may commence foreclosure proceedings when an account has been delinquent as little as two months. The Servicer estimates that approximately 20% of all repossessed homes are voluntarily surrendered during the delinquency period and, accordingly, avoid the repossession period, and it estimates that, although the time to recovery can vary considerably, the average time following initial delinquency until recovery is approximately ten months.

    Since no party is required to advance required payments on delinquent Accounts, any such delinquencies that exist at the end of a Collection Period immediately preceding any Payment Date will reduce the amount of Available Funds for the related Payment Date. See "RISK FACTORS--Limited Assets of the Issuer," "--Limited Overcollateralization," "--Risks of Subordination," and "--Effect of Prepayments on Yield and Weighted Average Life" herein.

                            THE MORTGAGE COLLATERAL

    Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the related Accounts, including (A) (i) the aggregate number of Accounts, (ii) the aggregate Economic Balance of the Accounts, (iii) the Effective Financing Rate of the Accounts,
(iv) the number and aggregate balance of Accounts secured by homes representing new sales, (v) the number and aggregate balance of Accounts secured by homes that have been repossessed and resold, (vi) the years of calculated scheduled final payment of the Accounts, (vii) the outstanding Economic Balance of the Accounts, (viii) the original Economic Balance of the Accounts, (ix) the years of origination of the Accounts and (x) the geographical distribution of the Accounts and (B) with respect to different ranges of remaining years to maturity of Accounts, (i) the number of Accounts, (ii) the average Economic Balance of the Accounts (iii) the weighted average remaining term of the Accounts, (iv) the weighted average effective financing rate of the Accounts, (v) the current Economic Balance of the Accounts and (vi) the original Economic Balance of the Accounts.

           CERTAIN LEGAL ASPECTS OF THE ACCOUNTS AND RELATED MATTERS

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors providing mortgage financing. These laws include, without limitation, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Reserve Board's Regulations "B" and "Z" and the Uniform Consumer Credit Code (the "UCCC"). These requirements can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, such liabilities may affect the ability of an assignee (such as each Trust and each Indenture Trustee) to enforce installment contracts and promissory notes such as the Accounts.

    The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the UCCC, has the effect of subjecting not only a seller (and certain related creditors and their assignees) in a consumer credit transaction but also any assignee of the seller, to all claims and defenses which the customer could assert against the seller. Because liability under the FTC Rule is limited to the amounts paid by such customer under the contract, the holder of the contract may be unable to collect any remaining balance due thereunder. The Accounts are subject to the requirements of the FTC Rule. Accordingly, each Issuer, as holder of Accounts for a Series of Notes, will be subject to any claims or defenses that the obligor of the related Account may assert against Jim Walter Homes under the building or sale contract related to such Account in such Series. If a customer successfully asserts any such claim or defense, the value of such Account could be adversely affected.

    The installment contracts utilized by Jim Walter Homes contain provisions obligating the obligor to pay late charges if payments are not made in a timely manner. In certain cases, laws of certain states may specifically limit the amount of late charges that may be collected or prohibit the imposition of late charges. With respect to each Series of Notes, late charges will be retained by the Servicer as additional servicing compensation, and the inability of the Servicer to collect these amounts will not affect payments to Noteholders of such Series.

MORTGAGES, DEEDS OF TRUST AND MECHANIC'S LIEN CONTRACTS

    The following discussion contains summaries of certain legal aspects of the mortgages, deeds of trust, deeds to secure debt and mechanic's lien contracts (collectively, "Security Instruments") which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially) the summaries do not purport to be complete or to reflect the laws of any particular state or to encompass the laws of all states in which the security for the Accounts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing such Accounts.

    The Security Instruments generally will be either mortgages or deeds of trust depending upon the prevailing practice in the state in which the property securing the related Account is located. A mortgage creates a lien upon the real property encumbered by the mortgage. There are two parties to a mortgage, the mortgagor, who is the obligor and homeowner, and the mortgagee, who provides financing. Generally, the mortgagor delivers to the mortgagee a note and the mortgage. The lien created by a mortgage is not prior to liens for real estate taxes and assessments or to certain tax liens (see "--Anti-Deficiency Legislation and Other Limitations on Creditors"), nor is it prior to certain other liens which in most jurisdictions are given priority by statute. Priority between mortgages depends on their terms and generally on the order in which they are filed with a state or county recording office.

    Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the obligor-homeowner called the trustor (similar to a mortgagor), a creditor (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The deed of trust may, by state law, be subordinated to real estate taxes and assessments and certain other liens which are given priority by statute. It also may be subordinated to certain tax liens (see "--Anti-Deficiency Legislation and Other Limitations on Creditors").

    In the State of Texas, indebtedness incurred for the purchase of real property is typically secured by a deed of trust and indebtedness incurred for the purpose of making improvements on real property is secured by a mechanic's lien contract, both with power of sale. In all material respects, the mechanic's lien contract has the same effect as a deed of trust.

FORECLOSURE AND OTHER REMEDIES

    The laws of foreclosure vary from state to state. Foreclosure of a mortgage generally is accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties experienced in locating necessary party defendants. Judicial foreclosure proceedings are often not contested by any of the parties defendant. If a mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. If the court finds for a mortgagee, it generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

    Foreclosure of either a deed of trust or a mechanic's lien contract generally is accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the obligor under the terms of the deed of trust or the note secured thereby. In some states, the trustee must record a notice of default and send a copy to the obligor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholder. In some states, the obligor has the right to reinstate the obligation at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a creditor. If the deed of trust or mechanic's lien contract, as the case may be, is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

    In the case of foreclosure under a mortgage, deed of trust or mechanic's lien contract, the sale by the referee or other designated officer or by the trustee is at a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Instead, it is common for the creditor, or an affiliate of the creditor, to purchase the property from the trustee or referee for an amount equal to the unpaid principal amount of note secured by the mortgage, deed of trust or mechanic's lien contract, accrued and unpaid interest and the costs and expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the creditor will assume the burdens of ownership, including obtaining insurance and making such repairs at its own expense as are necessary to render the property suitable for resale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the creditor's investment in the property.

RIGHTS OF REDEMPTION

    In some states, after the sale of real property pursuant to a deed of trust or foreclosure of a mortgage, the obligor and foreclosed junior liens are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire unpaid balance of the cash price, earned finance charges and costs and expenses of foreclosure. In other states, redemption may be authorized if the former customer pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the creditor to sell the foreclosed property. The right of redemption could defeat the title of any purchaser from the creditor subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the creditor to retain the property and to pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON CREDITORS

    Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a mortgage or a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the creditor. In some states, statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. Finally, other statutory provisions limit any deficiency judgment against the obligor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the obligor as a result of low or no bids at the judicial sale.

    Numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage creditor to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no mortgage payments are made during the course of the bankruptcy proceeding. In a case under the bankruptcy laws, the secured creditor is precluded from foreclosing without authorization from the bankruptcy court. In addition, with respect to federal bankruptcy laws, a court with federal bankruptcy jurisdiction may permit an obligor through his or her chapter 11 or chapter 13 rehabilitative plan to cure a monetary default in respect of a Security Instrument on such obligor's residence by paying arrearages within a reasonable time period and reinstating the original Security Instrument payment schedule even though the creditor accelerated the outstanding indebtedness and a final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the obligor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that enabled an obligor to cure a payment default by paying arrearages over a number of years. In addition, the laws of various states provide for moratoria on the payment of principal of, and interest on, outstanding indebtedness by obligors meeting certain qualifications.

    Courts with federal bankruptcy jurisdiction also have indicated that the terms of a mortgage or a deed of trust secured by property not consisting solely of the obligor's principal residence may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, reducing the rate of interest or finance charge, altering the repayment schedule and reducing the creditor's security interest to the value of the residence, thus rendering the creditor a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the indebtedness. Some courts have permitted such modifications when the mortgage or deed of trust is secured both by the obligor's principal residence and by personal property.

    The Code provides priority to certain tax liens over the liens of a Security Instrument. In addition, substantive requirements are imposed upon creditors in connection with the origination of Security Instruments by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws and state laws impose specific statutory liabilities upon creditors who originate Security Instruments and who fail to comply with the provisions of such laws. In some cases, this liability may affect assignees of the Security Instruments, including the Issuer and the Indenture Trustee. See "--Consumer Protection Laws" above.

    Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a homeowner under an Account who enters the military service after the origination of such homeowner's Account (including a homeowner who is a member of the National Guard or is in reserve status at the time of the origination of the Account and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such homeowner's active duty status, unless a court orders otherwise upon application of the lender. It is possible that similar actions could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of finance charges on certain of the Accounts. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Account during the homeowner's period of active duty status. Thus, in the event that such an Account goes into default, there may be delays and losses occasioned by the inability to realize upon the related Mortgaged Property in a timely fashion.

ENFORCEABILITY OF CERTAIN PROVISIONS

    Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the obligor from the legal effect of his defaults under the mortgage or deed of trust. Examples of judicial remedies that have been fashioned include judicial requirements that the creditor undertake affirmative and extensive actions to determine the causes for the obligor's default and the likelihood that the obligor will be able to cure the default. In some cases, courts have substituted their judgment for the creditors' judgment and have required that creditors reinstate mortgages or deeds of trust or recast payment schedules in order to accommodate obligors who are suffering from temporary financial disability. In other cases, courts have limited the right of creditors to foreclose if the default under the mortgage instrument is not a monetary default, such as when the obligor fails adequately to maintain the property or the obligor executes a second mortgage or deed of trust affecting the property.

ENVIRONMENTAL LEGISLATION

    Certain states impose a statutory lien for associated costs on property that is the subject of a clean-up action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage or deed of trust. In addition, under federal environmental legislation and possibly under state law in a number of states, a secured party which takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may, in certain limited circumstances, be liable as an "owner or operator" for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a secured party (such as the Trust). In the event that title to a Mortgaged Property securing an Account was acquired by the Issuer of a Series of Notes and cleanup costs were incurred in respect of the Mortgaged Property, the Noteholders of such Series would be adversely affected if such costs were required to be paid by the Issuer of such Series.

    However, recent amendments to federal environmental legislation provide for a "secured creditor exemption" which defines and specifies the range of permissible actions that may be undertaken by a secured party holding security in a contaminated facility. In addition, under the amendments, a secured party continues to be protected from liability as an "owner or operator" after foreclosure as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements. The "secured creditor exemption," however, does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the "secured creditor exemption."

                                    SECURITY

MORTGAGE COLLATERAL

    GENERAL. With respect to each Series of Notes, the Notes of such Series will be secured by assignments to the related Indenture Trustee of Collateral consisting of (i) the Mortgage Collateral for such Series of Notes, (ii) the payments received thereon after the related Cut-Off Date, (iii) the net reinvestment income from such payments and (iv) the related Servicing Agreement and related Purchase and Sale Agreement. See "DESCRIPTION OF THE NOTES--Interest--Principal Payments" herein.

    ACCOUNTS. With respect to each Series, in order to enable the Indenture Trustee of such Series of Notes to obtain a security interest in the mortgage, deed of trust or other security instrument, as the case may be, and other documents and instruments underlying each related Account comprising the Mortgage Collateral for such Series, upon receipt of such documents and instruments from the Depositor after the issuance of the Notes for such Series, the related Indenture requires the Issuer of such Series to:

(i) endorse each customer's promissory note in blank and deliver such note to be held by the related Indenture Trustee until such time as such customer's Account is paid in full or becomes subject to foreclosure proceedings; (ii) prepare assignments of mortgages, mechanic's lien contracts or deeds of trust, as the case may be, in recordable form, which collaterally assign the related Issuer's interest in the mortgages, mechanic's lien contracts or deeds of trust to the related Indenture Trustee; and (iii) record such assignments in the local real estate records where the real property is located. See "RISK FACTORS--Grant of Security Interest in Mortgage Collateral--Risks of Defective Security Interest" herein.

    INSURANCE PROCEEDS. Unless otherwise specified in the related Prospectus Supplement with respect to each Series of Notes, the Issuer of such Series of Notes will assign to the related Indenture Trustee, as additional security for the Notes of such Series, all payments due under the standard hazard insurance policies (the "Insurance Policies") insuring the relevant Mortgaged Property with respect to each of the Accounts comprising the Mortgage Collateral for such Series. Because the Insurance Policies will be underwritten by different issuers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, governmental actions, floods, earth movements, nuclear reaction, hazardous wastes or substances, and theft. The foregoing list is indicative of certain kinds of uninsured risks and is not all-inclusive. The terms of each Account comprising the Mortgage Collateral for a Series of Notes will require the customer to maintain an Insurance Policy covering the related mortgaged property. With respect to each Series of Notes, the terms of the related Servicing Agreement require the Servicer either to cause such Insurance Policy to be maintained in full force and effect, or to obtain an insurance policy against certain losses with respect to each such Account. All proceeds of any Insurance Policy collected by the Servicer (less amounts to be applied to the restoration or repair of the mortgaged property) will be deposited in the Collection Account for the related Series of Notes. Insurance proceeds designated for repair or restoration of a Mortgaged Property will be deposited in a servicing account established in accordance with the terms of each Servicing Agreement. See "THE SERVICING AGREEMENT--Insurance; Taxes" herein.

    At the time of entering into a Retail Contract or Texas Contract, Jim Walter Homes offers each customer the opportunity to select Best Insurors, Inc. ("Best"), a licensed Florida insurance agency and a wholly-owned subsidiary of Walter Industries, to provide the Insurance Policy required to be maintained by such customer under the Retail Contract or Texas Contract. Each Prospectus Supplement shall set forth the percentage, if any, of the Accounts having Insurance Policies issued by Best.

    Any losses incurred with respect to Accounts comprising the Mortgage Collateral of any Series of Notes due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds will result in a loss which may result in the reduction of the principal balance of one or more Classes of Notes of such Series without a payment in respect of principal thereon. See "RISK FACTORS--Risks of Subordination" herein.

    INVESTMENT OF FUNDS. Subject to certain limitations set forth in the Indenture for each Series of Notes, prior to a default or an Event of Default under the related Indenture, funds in the Collection Account for each Series of Notes will be invested by the related Indenture Trustee, as directed by the Issuer of such Series of Notes, in certain eligible investments which may include, among other investments, obligations of the United States or any agency thereof backed by the full faith and credit of the United States, certain obligations issued or fully guaranteed by the Federal Home Loan Mortgage Corporation ("Freddie Mac") or the Federal National Mortgage Association ("Fannie Mae"), certificates of deposit, time deposits and bankers' acceptances that are obligations of eligible depository institutions, certain repurchase agreements entered into with eligible depository institutions, commercial paper or other debt securities issued by corporations meeting certain credit rating standards and other investments acceptable to the Rating Agencies or other such investments as set forth in the related Prospectus Supplement ("Eligible Investments"). With respect to each Series of Notes, if a default or an Event of Default under the related Indenture occurs and is continuing, the related Issuer shall no longer have the ability to direct the investment of funds in the Collection Account for such Series of Notes. See "THE INDENTURE-- Events of Default" herein.

    Unless otherwise provided in the related Prospectus Supplement, funds in a Collection Account may be invested only in Eligible Investments so that all investments will mature no later than two Business Days prior to the next Payment Date. Any income or other gain from Eligible Investments will be credited to, and any loss resulting from such investments will be charged to, the Collection Account for such Series of Notes.

COLLECTION ACCOUNT

    With respect to each Series of Notes, unless otherwise provided in the related Prospectus Supplement, prior to the Closing Date, the Collection Account for such Series will be established with, and in the name of, the related Indenture Trustee. With respect to each Series of Notes, on the related Closing Date, the related Issuer will deposit cash in an amount equal to all payments (including prepayments) received on the related Accounts comprising the Mortgage Collateral for such Series of Notes since the related Cut-Off Date and up to the date that is five business days prior to the related Closing Date. Thereafter, all payments (including payments received since and including the date that is five business days prior to the related Closing Date) received in respect of the related Accounts will be deposited in the related Collection Account on a weekly basis (which will include the deposit on the last business day of each Collection Period), in accordance with information provided by the Servicer. With respect to each Series of Notes, the related Indenture Trustee will transfer amounts in the related Holding Account into the related Collection Account. Prior to any such deposit, payments received in respect of the related Accounts will be held by the Indenture Trustee of such Series in the related Holding Account. See "THE SERVICING AGREEMENT--Collection of Payments" herein. The foregoing amounts deposited into the Collection Account of a Series of Notes, together with the reinvestment income thereon and less related Issuer Expenses, will be available to make payments on the Notes of such Series.

CERTAIN CONTRACTUAL RIGHTS

    With respect to each Series of Notes, unless otherwise provided in the related Prospectus Supplement, the Issuer of such Series of Notes will assign to the Indenture Trustee of such Series of Notes as security for the Notes of such Series all of its right, title and interest in, to and under the related Purchase and Sale Agreement and the related Servicing Agreement and the rights to certain servicing software. See "THE PURCHASE AND SALE AGREEMENT" herein.

                            DESCRIPTION OF THE NOTES

    The following are summaries of the material provisions of the Notes. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the separate Indenture for each Series of Notes.

GENERAL

    The following summary describes certain terms of the Notes, common to any Indenture and Trust Agreement. Forms of the Indenture, the Trust Agreement and the Purchase and Sale Agreement providing for the transfer of Accounts from the Depositor to an Issuer have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Notes and the Purchase and Sale Agreement for each Trust, any Indenture and Trust Agreement and the related Prospectus Supplement. Where particular provisions or terms used in any of such documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

    The Notes will represent debt secured by the assets of the related Trust, including the Accounts and all proceeds thereof and certain other property, as described in the related Prospectus Supplement. If specified in the related Prospectus Supplement, one or more Classes of Notes of a Series may have the benefit of one or more insurance policies, surety bonds, guarantees, letters of credit, reserve funds, cash accounts, reinvestment income, overcollateralization or other form of credit enhancement. In addition to or in lieu of any or all of the foregoing, credit enhancement may be provided through subordination. Any such credit enhancement may be included in the assets of the related Trust. See "Description of Credit Enhancement" herein.

    A Series of Notes may include one or more Classes entitled to distributions of principal and disproportionate, nominal or no interest distributions or distributions of interest and disproportionate, nominal or no principal distributions. The principal amount of any Note may be zero or may be a notional amount as specified in the related Prospectus Supplement. A Class of Notes of a Series entitled to payments of interest may receive interest at a specified rate (a "Note Rate") which may be fixed, variable or adjustable and may differ from other Classes of the same Series, may receive interest as described in the related Prospectus Supplement. One or more Classes of Notes of a Series may be entitled to receive principal payments pursuant to a planned amortization schedule or may be entitled to receive interest payments based on a notional principal amount which reduces in accordance with a planned amortization schedule. A Series may also include one or more Classes of Notes entitled to payments derived from a specified group or groups of Accounts held by the related Trust. The rights of one or more Classes of Notes may be senior or subordinate to the rights of one or more of the other Classes of Notes of such Series. A Series may include two or more Classes of Notes which differ as to the priority of payment or amount of distributions of principal or interest or both.

    Each Class of Notes of a Series will be issued in the denominations specified in the related Prospectus Supplement. Each Note will represent a percentage interest (a "Percentage Interest") in the Notes of the respective Class of the respective Series, determined by dividing the original dollar amount (or Notional Principal Amount, in the case of certain Notes entitled to receive interest only) represented by such Note by the original principal balance of such Class.

    One or more Classes of Notes of a Series may be issuable in the form of fully registered definitive certificates or, if so specified in the related Prospectus Supplement, one or more Classes of Notes of a Series (the "Book-Entry Notes") may initially be represented by one or more certificates registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). If so specified in the related Prospectus Supplement, holders of Notes may hold beneficial interests in Book-Entry Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Notes representing the Book-Entry Notes will be issued in definitive form only under the limited circumstances described herein and in the related Prospectus Supplement. With respect to Book-Entry Notes, all references herein to "holders" of Notes shall reflect the rights of owners of the Book-Entry Notes, as they may indirectly exercise such rights through DTC, CEDEL, Euroclear and their participating organizations, except as otherwise specified herein. See "--Registration and Transfer of Notes" herein.

    Unless otherwise specified in the related Prospectus Supplement, on each Payment Date, there shall be paid to each person in whose name a Note is registered on the related Record Date (which in case of the Book-Entry Notes initially will be only Cede, as nominee of DTC), the portion of the aggregate payment to be made to holders of such Class to which such holder is entitled, if any, based on the Percentage Interest held by such holder of such Class.

INTEREST

    Unless otherwise specified in the related Prospectus Supplement, interest will accrue on each Class of Notes of a Series (other than a Class of Notes entitled to receive only principal) during each period specified in the related Prospectus Supplement (each, an "Interest Accrual Period") at the Note Rate for such Class specified in the related Prospectus Supplement. Interest accrued on each Class of Notes at the applicable Note Rate during each Interest Accrual Period will be paid, to the extent monies are available therefor, on each Payment Date, commencing on the day specified in the related Prospectus Supplement and will be distributed in the manner specified in such Prospectus Supplement. Payments of interest with respect to any Class of Notes entitled to receive interest only or a disproportionate amount of interest and principal will be paid in the manner set forth in the related Prospectus Supplement. Payments of interest with respect to any Series of Notes or one or more Classes of Notes of such Series, may be reduced to the extent of interest shortfalls not covered by any applicable credit enhancement.

PRINCIPAL

    On each Payment Date, commencing with the Payment Date specified in the related Prospectus Supplement, principal with respect to the related Accounts will be paid to holders of the Notes of the related Series (other than a Class of Notes of such Series entitled to receive interest only) in the priority, manner and amount specified in such Prospectus Supplement, to the extent funds are available therefor.

    Payments of Principal with respect to a Series of Notes or one or more Classes of such Series may be reduced to the extent of delinquencies or losses not covered by any applicable credit enhancement.

AVAILABLE FUNDS

    Unless otherwise provided in the related Prospectus Supplement, "Available Funds" in respect of a Payment Date are funds equal to the sum of (i) collections on the related Accounts during the Collection Period immediately preceding such Payment Date that are on deposit in the Collection Account as of the close of business on the last business day of such Collection Period (ii) any net reinvestment income earned on funds described in clause (i) above, during the Reinvestment Period and (iii) the proceeds of any insurance policy relating to the Notes or the Accounts. Unless otherwise provided in the related Prospectus Supplement, Available Funds will be net of Issuer Expenses paid. "Issuer Expenses" are all of the Issuer's expenses (other than amounts due on the Notes of such Series), including, without limitation, the fees and expenses of the related Owner Trustee, the related Indenture Trustee and the fee of the Servicer for such Series of Notes. See "THE TRUST AGREEMENT," THE INDENTURE--The Indenture Trustee" and "THE SERVICING AGREEMENT--Servicing Fee" herein. The "Remaining Available Funds" for a Payment Date are the Available Funds for such Payment Date reduced by the amount of interest due on the Notes of such Series on such Payment Date.

DESCRIPTION OF CREDIT ENHANCEMENT

    To the extent specified in the related Prospectus Supplement, credit enhancement for one or more Classes of a Series of Notes may be provided by one or more of a letter of credit, financial guaranty insurance policy, reserve fund, spread account, cash collateral account, mortgage pool insurance policy, special hazard insurance policy or other type of credit enhancement. Credit enhancement may also be provided by overcollateralization or by subordination of one or more Classes of Notes of a Series to one or more other Classes of Notes of such Series. Any credit enhancement will be limited in amount and scope of coverage. Unless otherwise specified in the related Prospectus Supplement, credit enhancement for a Series of Notes will not be available for losses incurred with respect to any other Series of Notes. To the extent credit enhancement for any Series of Notes is exhausted, or losses are incurred which are not covered by such credit enhancement, the holders of the Notes will bear all further risk of loss.

    The amounts and types of credit enhancement, as well as the provider thereof (the "Credit Provider"), if applicable, with respect to each Series of Notes will be set forth in the related Prospectus Supplement. To the extent provided in the applicable Prospectus Supplement and the related Indenture, any credit enhancement may be periodically modified, reduced or substituted for as the aggregate principal balance of the related Accounts decrease, upon the occurrence of certain events or otherwise. Unless otherwise specified in the related Prospectus Supplement, to the extent permitted by the applicable Rating Agencies and provided that the then current rating of the affected Notes is not reduced or withdrawn as a result thereof, any credit enhancement may be cancelled or reduced in amount or scope of coverage or both.

    The descriptions of credit enhancement arrangements included in this Prospectus or any Prospectus Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to the actual forms of governing documents, copies of which will be available upon request.

    FINANCIAL GUARANTY INSURANCE POLICY. If so specified in the related Prospectus Supplement, a financial guaranty insurance policy or surety bond (a "Notes Insurance Policy") may be obtained and maintained for a Class or Series of Notes. The issuer of the Notes Insurance Policy (the "Insurer") will be described in the related Prospectus Supplement and a copy of the form of Notes Insurance Policy will be filed with the related Current Report on Form 8-K.

    Unless otherwise specified in the related Prospectus Supplement, a Notes Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Notes that an amount equal to the full amount of distributions due to such holders will be received by the Indenture Trustee or its agents on behalf of such holders for distribution on each Payment Date.

    The specific terms of any Notes Insurance Policy will be set forth in the related Prospectus Supplement. A Notes Insurance Policy may have limitations and generally will not insure the obligation of the Depositor to purchase or substitute for a defective Account and will not guarantee any specific rate of principal prepayments.

    Unless otherwise specified in the related Prospectus Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Notes Insurance Policy.

    LETTER OF CREDIT. If so specified in the related Prospectus Supplement, all or a component of credit enhancement for a Class or a Series of Notes may be provided by a letter of credit (a "Letter of Credit") issued by a bank or other financial institution (a "Letter of Credit Issuer") identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Letter of Credit will be irrevocable. A Letter of Credit may provide coverage with respect to one or more Classes of Notes or the underlying Accounts or, if specified in the related Prospectus Supplement, may support a specified obligation or be provided in lieu of the funding with cash of a Reserve Fund or Spread Account (each as defined below). The amount available, conditions to drawing, if any, and right to reimbursement with respect to a Letter of Credit will be specified in the related Prospectus Supplement. A Letter of

Credit will expire on the date specified in the related Prospectus Supplement, unless earlier terminated or extended in accordance with its terms.

    POOL INSURANCE POLICY. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Notes may be provided by a pool insurance policy (a "Pool Insurance Policy") issued by the insurer (a "Pool Insurer") specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, each Pool Insurance Policy will, subject to limitations described in such Prospectus Supplement, insure against losses due to defaults in the payment of principal or interest on the underlying assets up to the amount specified in such Prospectus Supplement (or in a Current Report on Form 8-K). The Indenture with respect to any Series of Notes for which a Pool Insurance Policy is provided will require the Servicer or other party specified therein to use reasonable efforts to maintain the Pool Insurance Policy and to present claims to the Pool Insurer in the manner required thereby. No Pool Insurance Policy will be a blanket policy against loss and will be subject to the limitations and conditions precedent described in the related Prospectus Supplement.

    SPECIAL HAZARD INSURANCE POLICY. If so specified in the related Prospectus Supplement, credit enhancement with respect to a Series of Notes may be provided in part by an insurance policy (a "Special Hazard Policy") covering losses due to physical damage to a Mortgaged Property other than a loss of the type covered by a standard hazard insurance policy or flood insurance policy or losses resulting from the application of co-insurance clauses contained in standard hazard insurance policies. The Prospectus Supplement relating to a Series of Notes for which a Special Hazard Policy is provided will identify the issuer of such policy and any limitation on coverage. No Special Hazard Policy will cover extraordinary losses such as those due to war, civil insurrection, governmental action, errors in design or workmanship, chemical contamination or similar causes. Each Special Hazard Policy will contain an aggregate limit on claims specified in the related Prospectus Supplement. No claims will be paid under any Special Hazard Policy unless hazard insurance on the Account is in force and protection and preservation expenses have been paid.

    SPREAD ACCOUNT AND RESERVE FUND. If so specified in the related Prospectus supplement, all or any component of credit enhancement for a Series of Notes may be provided by a reserve fund (a "Reserve Fund") or a spread account (a "Spread Account"). A Reserve Fund or Spread Account may be funded by a combination of cash, one or more letters of credit or otherwise provided by the Depositor or other party identified in the related Prospectus Supplement, amounts otherwise distributable to one or more Classes of Notes subordinated to one or more other Classes of Notes or to the holder of the certificate of beneficial interest in the related Trust or as otherwise specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, a Reserve Fund for a Series of Notes may be funded in whole or in part on the applicable Closing Date. If so specified in the related Prospectus Supplement, cash deposited in a Reserve Fund or a Spread Account may be withdrawn and replaced with one or more letters of credit or Permitted Instruments. A Reserve Fund or Spread Account may be pledged or otherwise made available to a Credit Provider. If so specified in the related Prospectus Supplement, a Reserve Fund or Spread Account may not be deemed part of the assets of the related Trust or may be deemed to be pledged or provided by the Depositor, the holders of the Class of Notes otherwise entitled to the amounts deposited in such account or such other party as is identified in such Prospectus Supplement.

    CASH COLLATERAL ACCOUNT. If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a Series of Notes may be provided by the establishment of a cash collateral account (a "Cash Collateral Account"). A Cash Collateral Account will be similar to a Reserve Fund or Spread Account except that generally a Cash Collateral Account is funded initially by a loan from a cash collateral lender (the "Cash Collateral Lender"), the proceeds of which are invested with the Cash Collateral Lender or other eligible institution. Unless otherwise specified in the related Prospectus Supplement, the Cash Collateral Account will be required to be maintained as an Eligible Investment. The loan from the Cash Collateral Lender will be repaid from amounts as are specified in the related Prospectus Supplement.

Amounts on deposit in the Cash Collateral Account will be available in generally the same manner described above with respect to a Spread Account or Reserve Fund. As specified in the related Prospectus Supplement, a Cash Collateral Account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more Classes of Notes of a Series.

    SUBORDINATION. If so specified in the related Prospectus Supplement, distributions of scheduled principal, Principal Prepayments, Curtailments, interest or any combination thereof otherwise payable to one or more Classes of Notes of a Series ("Subordinated Notes") may instead be payable to holders of one or more other Classes of Notes of such Series ("Senior Notes") under the circumstances and to the extent specified in such Prospectus Supplement. A Class of Notes may be subordinated to one or more Classes of Notes and senior to one or more other Classes of Notes of a Series. If so specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Accounts and losses on defaulted Accounts will be borne first by the various Classes of Subordinated Notes and thereafter by the various Classes of Senior Notes, in each case under the circumstances and subject to the limitations specified in such Prospectus Supplement. The aggregate losses in respect of defaulted Accounts which must be borne by the Subordinated Notes by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Notes that will be distributable to Senior Notes on any Payment Date may be limited as specified in the related Prospectus Supplement or the availability of subordination may otherwise be limited as specified in the related Prospectus Supplement. If losses or delinquencies were to exceed the amounts payable and available to holders of Subordinated Notes of a Series or if such amounts were to exceed any limitation on the amount of subordination available, holders of Senior Notes of such Series could experience losses.

    In addition, if so specified in the related Prospectus Supplement, amounts otherwise payable to holders of Subordinated Notes on any Payment Date may be deposited in a Reserve Fund or Spread Account, as described above. Such deposits may be made on each Payment Date, on each Payment Date for a specified period or to the extent necessary to cause the balance in such account to reach or maintain a specified amount, as specified in the related Prospectus Supplement, and thereafter, amounts may be released from such Reserve Fund or Spread Account in the amounts and under the circumstances specified in such Prospectus Supplement.

    As between Classes of Subordinated Notes, payments to holders of Senior Notes on account of delinquencies or losses and deposits to any Reserve Fund or Spread Account will be allocated as specified in the related Prospectus Supplement.

    CROSS-SUPPORT PROVISIONS. If the Mortgage Collateral for a Series is divided into separate groups, each supporting a separate Class or Classes of Notes of a Series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on Senior Notes evidencing interests in one group of Accounts prior to distributions on Subordinated Notes evidencing interests in a different group of Accounts within the Trust. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

    OTHER CREDIT ENHANCEMENT. Credit enhancement may also be provided for a Series of Notes in the form of overcollateralization, surety bond, insurance policy or other type of credit enhancement approved by the applicable Rating Agencies to cover one or more risks with respect to the Accounts or the Notes, as specified in the related Prospectus Supplement.

DISTRIBUTIONS

    Unless otherwise specified in the related Prospectus Supplement, on each Payment Date, the Indenture Trustee of a Series is required to distribute from Available Funds the amounts set forth in the related Prospectus Supplement, to the extent available, in the priority set forth therein, which generally will include (in no particular order of priority):

        (i) deposits into any account established for the purpose of paying credit enhancement fees and premiums;

        (ii) if a reserve fund or similar account is established with respect to a Series of Notes, deposits into such fund or account of amounts required to be deposited therein;

       (iii) payments to holders of Notes on account of interest and principal, in that order and in the manner set forth in the related Prospectus Supplement; and

        (iv) after the payments and deposits described above and in the related Prospectus Supplement, the balance, if any, to the persons specified in the related Prospectus Supplement.

    An Event of Default may be cured only if the Indenture Trustee of a Series has not accelerated the Notes of such Series.

REDEMPTION OF THE NOTES

    If so specified in the related Prospectus Supplement, Classes of Notes of a Series may be redeemed on a Payment Date at the option of the Issuer of such Series or such other entity as specified in the related Prospectus Supplement, at a percentage as set forth in the related Prospectus Supplement of the unpaid principal amount of each Class of Notes of such Series plus accrued interest, if indicated in the related Prospectus Supplement, after giving effect to the payment of principal that would be made on such Payment Date absent such redemption, the aggregate principal amount of each Class of Notes of such Series outstanding (prior to allocations of any losses on the related Mortgage Collateral as set forth in the related Prospectus Supplement) is at a level of the original aggregate principal amount of such Class of Notes as specified in the related Prospectus Supplement.

WEIGHTED AVERAGE LIFE OF THE NOTES

    The weighted average life of each Class of Notes of a Series refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of such Class of Notes will be repaid to the investor. The weighted average life of the Notes of a Series will be influenced by, among other factors, the rate at which collections are made on the related Accounts. Payments on the Accounts may be in the form of scheduled payments or prepayments (for this purpose, the term "prepayments" includes prepayments in full and receipt of proceeds from Insurance Policies that are not applied to the restoration of the home). It is expected that, consistent with Mid-State's current servicing procedures, repossessed homes will, in general, be sold in exchange for a new Account together with a small amount of cash. Consequently, liquidations of Accounts due to repossessions are not expected to generate much, if any, cash proceeds.

    The weighted average life of each Class of Notes of a Series will be computed in the related Prospectus Supplement based on certain assumptions and other information as set forth in the related Prospectus Supplement.

REGISTRATION AND TRANSFER OF NOTES

    If so specified in the related Prospectus Supplement, one or more Classes of Notes of a Series will be issued in definitive certificated form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Notes, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

    If so specified in the related Prospectus Supplement, Book-Entry Notes may be initially represented by one or more certificates registered in the name of DTC and be available only in the form of book-entries. If specified in the related Prospectus Supplement, holders of Notes may hold beneficial interests in Book-Entry Notes through DTC (in the United States) or CEDEL or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems.

    CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Notes of any Class or Series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly ("Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

    Beneficial owners ("Owners") that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Notes may do so only through DTC Participants and Indirect DTC Participants. DTC Participants who are Owners of Book-Entry Notes will receive a credit for such Notes on DTC's records. The ownership interest of such holder will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Such holders will not receive written confirmation from DTC of their purchase, but are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Noteholder entered into the transaction. Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Notes of any Series will be Cede, as nominee of DTC. Owners will only be permitted to exercise the rights of holders indirectly through DTC Participants and DTC.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit distributions of principal of and interest on the Book-Entry Notes. DTC Participants and Indirect DTC Participants with which Owners have accounts with respect to the Book-Entry Notes similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders.

    DTC has advised the Servicer and the Depositor that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by a holder only at the direction of one or more DTC Participants to whose DTC accounts the Notes are credited. DTC has advised the Servicer and the Depositor that DTC will take such action with respect to any Percentage Interests of the Book-Entry Notes of a Series only at the direction of and on behalf of such DTC Participants with respect to such Percentage Interests of the Book-Entry Notes. DTC may take actions, at the direction of the related DTC Participants, with respect to some Book-Entry Notes which conflict with actions taken with respect to other Book-Entry Notes.

    Cedel Bank societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class or Series of Notes offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the Euroclear "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class or Series of Notes offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Payments and distributions with respect to Book-Entry Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by Citibank, N.A. or The Chase Manhattan Bank, the relevant depositary of CEDEL and Euroclear (the "Depositaries"), respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

    Book-Entry Notes of a Series will be issued in registered form to Owners, or their nominees, rather than to DTC (such Book-Entry Notes being referred to herein as "Definitive Notes") only under the circumstances provided in the related Indenture, which generally will include, except if otherwise provided therein, if (i) DTC or the Servicer advises an Issuer and any Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes of such Series and the Servicer is unable to locate a qualified successor, (ii) the Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of a servicer termination event, a majority of the aggregate Percentage Interest of any Class of Notes of such Series advises DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical notes being issued to Owners is no longer in the best interests of Owners of such Class of Notes. Upon issuance of Definitive Notes of a Series to Owners, such Book-Entry Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the related Issuer or related Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

                        LEGAL INVESTMENT CONSIDERATIONS

    The Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Notes, is subject to significant interpretive uncertainties.

    Unless otherwise specified in the related Prospectus Supplement, no representation is made as to the proper characterization of any Class of Notes of any Series for legal investment or other purposes, or as to the ability of particular investors to purchase the Notes under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Notes constitute legal investments for them or are subject to investment, capital or other restrictions.

                              ERISA CONSIDERATIONS

    With respect to each Series of Notes, the Issuer, the Depositor and Walter Industries, an affiliate of the Depositor, may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Code, with respect to many employee benefit plans or retirement arrangements which are subject to ERISA or Section 4975 of the Code (collectively, the "Plans"). While Mid-State has no present intention to transfer the beneficial interest in the Issuer of any Series of Notes to any person other than an affiliate of Mid-State (including a trust beneficially owned by Mid-State or an affiliate), any transferee of such beneficial interest (including a transferee that is not such an affiliate) may be such a "party in interest" or "disqualified person." Prohibited transactions within the meaning of ERISA and the Code may arise if the Notes are acquired by a Plan with respect to which Walter Industries is a service provider or other category of "party in interest" or "disqualified person," unless such Notes are acquired pursuant to an exemption for transactions effected on behalf of such Plan by a "qualified professional asset manager" or pursuant to any other available exemption.

    A possible violation of the prohibited transaction rules also could occur if a Plan purchased Notes pursuant to this offering and the Issuer, any underwriter, or any of their employees, affiliates or financial consultants (i) manage any part of the Plan's investment portfolio on a discretionary basis, or
(ii) regularly provide advice pursuant to an agreement or understanding, written or unwritten, with the individual, employer or trustee with discretion over the assets of such Plan that such advice concerning investment matters will be used as a primary basis for the Plan's investment decisions. Accordingly, the Issuer, any underwriter, Mid-State and their respective affiliates will not, and no Plan should, allow the purchase of Notes with assets of any Plan if the Issuer, any underwriter, Mid-State or any of their respective employees, affiliates or financial consultants provide with respect to the assets to be used to acquire such Notes the management services or advice described in the previous sentence.

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in
Section 406 and 407 of ERISA and Section 4975 of the Code.

    A Plan's investment in Notes may cause the Accounts and other assets included in a related Trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Notes are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Notes is held by benefit plan investors.

    Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Collateral and other assets included in a Trust constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Accounts and other assets included in a Trust constitute Plan assets, the purchase of Notes by a Plan, as well as the operation of the Trust, may constitute or involve a prohibited transaction under ERISA and the Code.

    To the extent the Notes are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Notes ("Non-Equity Notes") would not cause the assets included in a related Trust to be deemed Plan assets. However, the Depositor, the Servicer, the Indenture Trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Notes, the purchase of Non-Equity Notes using Plan assets over which any such parties have investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Notes may not be purchased using the assets of any Plan if a Depositor, or any of the Servicer, the Indenture Trustee or the underwriter has investment authority with respect to such assets.

    In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Notes, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTE 91-38, which exempts certain transactions involving bank collective investment funds, PTE 95-60, which exempts certain transactions involving insurance company general accounts, or PTE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

    Any Plan fiduciary which proposes to cause a Plan to purchase Notes should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the potential applicability of any prohibited transaction exemption in connection therewith. The Prospectus Supplement with respect to a series of Notes may contain additional information regarding the application of any exemption, with respect to the Notes offered thereby.

    The sale of Notes to a Plan is in no respect a representation by the Depositor or the underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

    ANY PLAN FIDUCIARY OR OTHER INVESTOR CONSIDERING WHETHER TO PURCHASE ANY NOTES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN SHOULD CONSULT WITH ITS COUNSEL AND REFER TO THE RELATED PROSPECTUS SUPPLEMENT FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE NOTES OFFERED THEREBY.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    The following summary of certain of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Notes is drafted in reliance on laws, regulations, rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in the Notes applicable to all categories of investors, some of which may be subject to special rules. Prospective investors should consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Notes. Unless stated otherwise, for purposes of the following summary, references to "Noteholder" and "holder" mean the beneficial owner of a Note.

GENERAL

    Tax counsel will deliver its opinion generally to the effect that the Notes will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the Accounts nor as an equity interest in the Issuer or a separate association taxable as a corporation and further that under current law, the Trust will not be treated as a taxable mortgage pool ("TMP") as defined in Code Section 7701(i).

    Based on the foregoing, for federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(4)(A); and (iv) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

ORIGINAL ISSUE DISCOUNT AND PREMIUM

    Tax counsel will indicate in the related Prospectus Supplement whether the Notes may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Generally, such original issue discount, if any, will equal the difference between the "stated redemption price at maturity" of the Notes and their "issue price." Holders of any Notes issued with original issue discount generally must include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income.

    Based on Code Sections 1271 through 1273 and Section 1275, Treasury Regulations under such Code Sections issued on January 27, 1994, as amended on June 14, 1996 (the "OID Regulations") and certain provisions of the Tax Reform Act of 1986 (the "1986 Act"), the Depositor anticipates that the amount of original issue discount required to be included in a Noteholder's income in any taxable year will be computed as described below. The OID Regulations require that the amount and rate of accrual of original issue discount be calculated based on a reasonable assumed prepayment rate for the collateral supporting a debt instrument ("Prepayment Assumption") and prescribes a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. The Prepayment Assumption will include a reasonable assumed prepayment rate for the Accounts. The OID Regulations provide that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Notes, and which is not an unreasonable assumption. The Prepayment Assumption determined by the Depositor for the purposes of determining the amount and rate of accrual of original issue discount will be set forth in the Prospectus Supplement with respect to a Series of Notes. No representation is made that the Accounts will prepay at the Prepayment Assumption or at any other rate. The Prepayment Assumption used to price the Notes will be based in part on an assumed level of cash recoveries on repossessed properties and also on an assumed default rate on the Accounts. It is unclear under the 1986 Act and the OID Regulations whether an assumption as to cash recoveries on repossessed properties or an assumption as to a default rate on the Accounts will be acceptable. Moreover, it is not clear whether an assumption as to the expected timing of payments on an equity interest in a Trust is permissible. The Depositor intends, however, to use such assumptions for purposes of computing original issue discount on the Notes unless regulations are issued that prohibit the use of such assumptions. There can be no assurance, however, that the Internal Revenue Service (the "IRS") will agree with the positions taken by the Depositor and any challenge by the IRS could result in holders being required to include income in different amounts or at different times from those described below.

    In general, each Note will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its "stated redemption price at maturity" over its "issue price." The "issue price" of the Notes is the price at which a substantial amount of the Notes are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers) regardless of the price paid by subsequent buyers. Generally, the stated redemption price at maturity of a Note is its stated principal amount. Under a DE MINIMIS rule contained in the Code, original issue discount will be considered to be zero, however, if it equals less than 0.25% of the stated redemption price at maturity of a Note multiplied by its weighted average maturity. Weighted average maturity is computed, for this purpose, as the sum of the amounts determined by multiplying (i) the number of full years from the issue date (rounding down for partial years) until each payment included in the stated redemption price at maturity is scheduled to be made under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of each such payment and the denominator of which is the Note's stated redemption price at maturity.

    Generally, a Noteholder must include in gross income in each taxable year, the "daily portion," as determined below, of the original issue discount that accrues on a Note for each day during the taxable year that the Noteholder holds such Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an "accrual period") that either begins or ends on the day in the calendar year corresponding to a Payment Date and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (a) adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Note as calculated under the Prepayment Assumption), and (ii) any principal payments received during such accrual period and (b) subtracting from the total the "adjusted issue price" of the Note at the beginning of such accrual period. The "adjusted issue price" of a Note at the beginning of the first accrual period is its issue price; the "adjusted issue price" of a Note at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any principal payment made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under a reasonable method set forth under the OID Regulations, provided that such method is consistent with the method used to determine yield on the Notes. The calculation of original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

    A subsequent purchaser of a Note issued with original issue discount who purchases the Note at a cost less than the remaining stated redemption price at maturity but more than its adjusted issue price (i.e., at an "acquisition premium"), also will be required to include in gross income the sum of the daily portions of original issue discount on the Note. In computing the daily portions of original issue discount for such a purchaser, however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Note exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includable in the gross income of an original Noteholder (who purchased the Note at its issue price), (b) less any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Note for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

    An initial purchaser of a Note who purchases the Note at a cost greater than its principal amount will be considered to have purchased the Note at a premium. Moreover, a purchaser who purchases a Note in the secondary market for greater than its adjusted issue price (in the case of a Note issued with original issue discount) or its remaining principal amount (in the case of a Note issued without original issue discount) will be considered to have purchased the Note at a premium. A Noteholder that holds a Note purchased at a premium as a capital asset within the meaning of Section 1221 of the Code may elect to amortize such premium under a constant yield method. The Code provides that amortizable bond premium will be treated as an offset to interest income rather than as a deductible interest expense. The election to amortize premium will apply to all debt instruments acquired by the Noteholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Investors should consult their own tax advisors regarding the consequences of making such an election.

    The OID Regulations permit a Noteholder to elect to accrue all interest, discount (including DE MINIMIS market or original issue discount) and premium on the Notes in income as interest, based on a constant yield method. If such an election were to be made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Noteholder acquires during the year of the election or thereafter. Similarly, a Noteholder that makes this election for a Note that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Note is irrevocable without the consent of the IRS.

MARKET DISCOUNT

    A purchaser of a Note also may be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the rules set forth in the OID Regulations with respect to original issue discount, "market discount" equals the excess, if any, of (i) the Note's stated principal amount or, in the case of a Note with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Note from an original holder) over (ii) the price paid by the purchaser for such Note. Under a DE MINIMIS rule contained in the Code, market discount with respect to a Note will be considered to be zero if the amount allocable to the Note is less than 0.25% of the stated redemption price at maturity of such Note multiplied by the number of complete years to maturity of the Note remaining after the date of purchase. If market discount on a Note is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Note and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Investors should consult their own advisors regarding the application of the market discount rules and advisability of making any of the elections allowed under Code Sections 1276 through 1278.

    The 1986 Act provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount Note acquired by the taxpayer after the date of enactment of the Act shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Note is to be reduced by the amount so treated as ordinary income. This rule will not apply, however, if the Noteholder elects to include market discount in income currently as it accrues on all market discount obligations acquired by such Noteholder in the taxable year and thereafter.

    The 1986 Act also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, certain rules described in the legislative history accompanying the 1986 Act will apply. Under those rules, the holder of a market discount Note may elect to accrue market discount either on the basis of a constant interest rate (taking into account the Prepayment Assumption) or according to one of the following methods. For Notes issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Notes issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the methods in the case of instruments (such as the Notes) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the Prepayment Assumption will apply. Regulations are to provide similar rules for computing the accrual of amortizable note premium on instruments payable in more than one principal installment.

    A holder of a Note who acquired such Note at a market discount also may be required to defer, until the maturity date of such Note or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Note in excess of the aggregate amount of interest (including original issue discount) includable in such holder's gross income for the taxable year with respect to such Note. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Note for the days during the taxable year on which the holder held the Note and, in general, would be deductible when such market discount is includable in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Note matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized, in whole or in part, any remaining deferred deduction will be allowed to the extent gain is recognized on the disposition. The deferral rule does not apply if the Noteholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Noteholder in that taxable year and thereafter.

SALE OR REDEMPTION OF NOTES

    If a Note is sold or redeemed, the seller generally will recognize gain or loss equal to the difference between the amount realized on the sale or redemption and the seller's adjusted basis in the Note. Such adjusted basis generally will equal the cost of the Note to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Note, and reduced by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Note will recognize gain equal to the excess, if any, of the amount of the payment over such holder's adjusted basis in the Note. A holder of a Note who receives a final payment which is less than such holder's adjusted basis in the Note will generally recognize a loss. In general, such gain or loss will be a capital gain or loss, provided that the
Note is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

FOREIGN INVESTORS

    Payments of interest (including any payment with respect to accrued original issue discount) on the Notes to a Noteholder who is a non-United States person ("foreign person") not engaged in a trade or business within the United States, will not be subject to Federal income or withholding tax if (i) such Noteholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in Mid-State or any parent corporation thereof, (ii) such Noteholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to Mid-State or any parent corporation thereof and (iii) such Noteholder complies with certain identification requirements (including delivery of a statement, signed by the Noteholder under penalty of perjury, certifying that such Noteholder is a foreign person and providing the name and address of such Noteholder). As used herein, the term "foreign person" means a person that is, for United States Federal income tax purposes, someone other than (i) a citizen or resident of the United States,
(ii) a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons).

    Recently issued Treasury regulations (the "New Regulations") provide alternative methods of satisfying the certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the date of expiration of the certificate under the rules as currently in effect. The New Regulations require, in the case of Notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Noteholders who are foreign persons as described above should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

    If a tax is withheld by the withholding agent, the Noteholder would be entitled to a refund of such tax if such Noteholder can prove it is a foreign person and it is not a 10 percent shareholder of Mid-State or any parent corporation thereof, or a controlled foreign corporation related to Mid-State or any parent corporation thereof. A Noteholder may be required to file a U.S. Federal income tax return to obtain a refund. Foreign investors should consult their tax advisors regarding the potential imposition of the 30 percent withholding tax.

BACKUP WITHHOLDING

    Federal income tax laws provide for "backup withholding" of tax at a rate of 31% in certain circumstances on "reportable payments," which include payments of principal, interest and original issue discount (determined in any case as if the Noteholder were the original holder of the Note), but not market discount, on a Note and of the proceeds of the disposition of a Note. Persons subject to the requirement of backup withholding include, in certain circumstances, the Depositor, the Issuer, the paying agent of the Issuer, a person who collects a payment of interest or original issue discount as a custodian or nominee on behalf of the Noteholder and a "broker" (as defined in applicable Treasury regulations) through which the Noteholder receives the proceeds of the retirement or other disposition of a Note. Backup withholding applies only if the Noteholder, among other things, (1) fails to furnish a social security number or other taxpayer identification number to the person subject to the requirement of backup withholding, (2) furnishes an incorrect taxpayer identification number to such person, (3) fails to report properly interest or dividends or (4) under certain circumstances, fails to provide to such person a certified statement, signed under penalty of perjury, that the taxpayer identification number furnished is the correct number and that such Noteholder is not subject to backup withholding.

    Backup withholding will not apply, however, with respect to certain payments made to Noteholders, including payments to certain exempt recipients (such as tax-exempt organizations) and to certain foreign persons (as discussed under "Foreign Investors" above). Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

    The amount of any "reportable payments" made by the Issuer during each calendar year and the amount of tax withheld, if any, with respect to payments on the Notes will be reported to the Noteholders and to the IRS.

TAXABLE MORTGAGE POOLS

    Under Code section 7701(i), an entity substantially all the assets of which consist of mortgage loans and which does not elect REMIC status may be classified as a taxable mortgage pool only if it is "the obligor under debt obligations with two or more maturities." On August 4, 1995 the IRS issued Treasury regulations under Section 7701(i) (the "TMP Regulations"). Because the Notes will pay principal PRO RATA in the absence of losses on the Accounts and various Classes of Notes will have the same maturities (within the meaning of applicable Treasury regulations), the Trust will not be classified as a TMP.

                                 THE INDENTURE

    The following summaries describe the material provisions expected to be in the Indenture for each Series of Notes not described elsewhere in this Prospectus. The summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture of the related Series. Where particular provisions or terms used in the Indenture for a Series of Notes are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The Notes of each Series will be secured under the related Indenture.

NEGATIVE COVENANTS

    With respect to each Series of Notes, the related Issuer will not, among other things, engage in any business or activity other than in connection with, or relating to, the issuance of Notes of such Series and the purchase of the related Accounts or the preservation of the related Trust and the release of assets therefrom pursuant to the related Indenture and the related Trust Agreement. See "THE ISSUER" herein.

REVIEW OF ACCOUNT DOCUMENTS

    Unless otherwise provided in the related Prospectus Supplement, within 90 days after the Closing Date for a Series of Notes, the related Indenture Trustee will review the Mortgage Collateral documents with respect to each Account for such Series of Notes that is part of such Mortgage Collateral to determine that all documents required to be delivered have been delivered, that they have been executed as required and that they relate to the Accounts listed on the Schedule of Accounts attached to the Indenture for such Series of Notes. Upon discovery that any such Mortgage Collateral document is missing or defective in a materially adverse manner, the related Indenture Trustee will notify the Servicer and the Issuer of such Series of Notes.

    Unless otherwise provided in the related Prospectus Supplement, within 90 days of the earlier of discovery by or notice to the Issuer of a Series of Notes that any related Mortgage Collateral document is missing or defective and such omission or defect materially and adversely affects the interest of the Noteholders of such Series in a related Account, such Issuer will be required to use its best efforts to cure such omission or defect. If such omission or defect is not or cannot be cured within such 90-day period or, with the prior written consent of the related Indenture Trustee, such longer period as specified in such consent, such Issuer is required to either (i) deposit in the related Collection Account an amount equal to 100% of the current Economic Balance of the affected Account for such Series, at which time such affected Account will be released from the lien of the related Indenture or (ii) remove such Account from the lien of such Indenture and substitute one or more qualified substitute accounts.

    In order to be a "qualified substitute account," an account must comply with the representations and warranties described under "THE INDENTURE--Representations and Warranties" below, and must have an Economic Balance not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted, all as more specifically set forth in the related Indenture.

    With respect to each Series of Notes, the obligation of the related Issuer to cure any such omission or defect or to repurchase or substitute for the affected Account will be the sole remedy available to such Indenture Trustee or Noteholders for such Series in respect of the related omission or defect.

REPRESENTATIONS AND WARRANTIES

    With respect to each Series of Notes in the related Indenture the Issuer of such Series of Notes will make representations and warranties with respect to each related Account that constitutes part of the Mortgage Collateral for such Series to the effect that as of the related Closing Date:

        (a) the information set forth with respect to such Account in the Schedule of Accounts attached to the Indenture is true and correct as of the date as of which such information is given;

        (b) the related building or installment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due have been performed;

        (c) the Mortgage Collateral documents have been duly executed by the Account obligor and, to the extent required under local law for recordation or enforcement, properly acknowledged;

        (d) the mortgages have been properly recorded as required by law and such documents constitute a valid first priority lien upon and secure title to the property described therein, which in each case, is a single family detached dwelling, and such Mortgage Collateral documents are enforceable in accordance with their respective terms except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and other laws affecting creditors' rights generally and by general principles of equity (whether applied in a proceeding in law or at equity);

        (e) the Issuer is the sole owner of each Account that is part of the Mortgage Collateral and has good title to such Account and full right and authority to grant a lien or security interest on such Account to the Indenture Trustee and, upon delivery of the related Mortgage Collateral documents to the Indenture Trustee, the Indenture Trustee will have a valid and perfected lien or security interest in such Account;

        (f) all costs, fees, intangible, documentary, recording taxes and expenses incurred in making, closing and recording such Account and the related mortgage and in connection with the issuance of the Notes, have been paid;

        (g) no part of the property purporting to secure any such Account has been, or shall have been, released from the lien or security title of the related mortgage, deed of trust, mechanic's lien contract or other security agreement except for property securing Accounts which have prepaid in full between the Cut-Off Date and the date that is five business days prior to the Closing Date which amounts shall be deposited in the Collection Account on or before the Closing Date;

        (h) except to the extent permitted by the Servicing Agreement, no term or provision of any Account that is part of the Mortgage Collateral has been or will be altered, changed or modified in any way by the Servicer or the Issuer without the consent of the Indenture Trustee;

        (i) Mid-State and the Issuer acquired title to the Accounts in good faith, for value and without notice of any adverse claim;

        (j) the promissory note or installment contract with respect to each Account evidences a homeowner's obligation to pay the Gross Receivable Amount of the related Account with fully amortizing level monthly payments and each bears a fixed finance charge rate. Each promissory note or installment contract has an original term to maturity not in excess of 30 years;

        (k) except as disclosed in the Indenture, there is no right of rescission, setoff, defense or counterclaim to the promissory note, installment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account, including both the obligation of the Account obligor to pay the unpaid balance of the cash price or finance charge on such promissory note or installment contract and the defense of usury; furthermore, neither the operation of any of the terms of the promissory note, installment contract, mortgage, mechanic's lien contract or other security agreement with respect to any Account nor the exercise of any right thereunder will render such promissory note, installment contract, mortgage, mechanic's lien contract or other security agreement unenforceable, in whole or in part, or subject such promissory note or mortgage to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto;

        (l) as of the Closing Date, to the best of the Issuer's knowledge there are no mechanics' liens or claims for work, labor or material (and to the best of the Issuer's knowledge, no rights or claims are outstanding that under law could give rise to such lien) affecting any mortgaged property which are or may be a lien prior to, or equal with, the lien of the mortgage, mechanic's lien contract or other security agreement thereon;

        (m) except as disclosed in the Indenture, the promissory note or installment contract with respect to each Account at origination complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws;

        (n) as of the Closing Date, with respect to each deed of trust with respect to any Account, a trustee, duly qualified under applicable law to serve as such, is properly designated, serving and named in such deed of trust;

        (o) there has been no fraud, dishonesty, misrepresentation or negligence on the part of the originator or Account obligor in connection with the origination of the promissory note or installment contract with respect to any Account or in connection with the sale of the related Account; and

        (p) to the best knowledge of the Issuer, except for Mortgaged Properties for which insurance proceeds are available, each Mortgaged Property is free of damage which materially and adversely affects the value thereof.

    Unless otherwise provided in the related Prospectus Supplement, within 90 days of the earlier of discovery by or notice to the related Issuer of any breach of a representation or warranty which materially and adversely affects the interest of the Noteholders of such Series in a related Account, the Issuer of such Series of Notes is required to use its best efforts to cure such breach in all material respects. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the related Indenture Trustee, such longer period as specified in such consent, the Issuer of such Series of Notes is required to either (i) deposit in the related Collection Account an amount equal to 100% of the current Economic Balance of the affected Account, at which time such affected Account will be released from the lien of the related Indenture or (ii) remove such Account from the lien of such Indenture and substitute one or more qualified substitute accounts.

    In order to be a "qualified substitute account," an account must comply with the representations and warranties set forth above and must have an Economic Balance not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted all as more specifically set forth in the related Indenture.

    The obligation of the Issuer of a Series of Notes to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the related Indenture Trustee or Noteholders of the particular Series of Notes in respect of the related breach.

MODIFICATION OF INDENTURE

    Unless otherwise provided in the related Prospectus Supplement, with the consent of the holders of Notes of a Series evidencing not less than 50% of the Voting Rights of each Class of Notes of such Series adversely affected, the related Indenture Trustee and the Issuer of such Series of Notes may execute a supplemental indenture to add provisions to, or change in any manner or eliminate provisions of, the related Indenture or modify (except as provided below) in any manner the rights of the holders of the Notes of such Series.

    Without the consent of the holders of each outstanding Note of a Series affected thereby, no supplemental indenture shall (a) change the related maturity date, or the Payment Date for any installment of interest on, any Note of such Series or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, or change the earliest date on which any Note of such Series may be redeemed or any place of payment where, or the coin or currency in which, any Note of such Series or any interest thereon is payable or impair the right to institute suit for the enforcement of certain provisions of the related Indenture regarding payment, (b) reduce the percentage of the Voting Rights, the consent of the holders of which is required for any supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related Indenture, or of certain defaults thereunder and their consequences as provided for in the related Indenture, (c) modify the provisions of the related Indenture relating to the sale of property subject to the lien under the related Indenture or specifying the circumstances under which such a supplemental indenture may not change the provisions of the related Indenture without the consent of the holders of each outstanding Note of such Series affected thereby, as applicable,
(d) modify or alter the provisions of the related Indenture regarding the voting of Notes of such Series held by the related Issuer or an affiliate of such Issuer, (e) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any part of the property subject to the lien under the related Indenture or terminate the lien of the related Indenture on any property at any time subject thereto or deprive the holder of any Note of such Series of the security afforded by the lien of the related Indenture or (f) modify any of the provisions of the related Indenture in such manner as to affect the calculation of the principal and interest payable on any Note of such Series.

VOTING

    The voting rights assigned to each Class of Notes of a Series (the "Voting Rights") will be a fraction, expressed as a percentage, the numerator of which is equal to the aggregate outstanding principal amount of such Class of Notes of a Series and the denominator of which is equal to the aggregate outstanding principal amount of all Classes of Notes of such Series.

EVENTS OF DEFAULT

    With respect to each Series of Notes, an event of default (an "Event of Default") will be defined in the related Indenture as one or more of the following events: (i) a default in the payment of any amount due under the Notes of such Series by the related maturity date; (ii) a failure to apply funds in the Collection Account of such Series in accordance with the related Indenture and such failure continues for a period of two days; (iii) a default in the payment when due of any interest on any Class of Notes of a particular Series and the expiration of a 30-day grace period; (iv) the failure to pay the outstanding principal balance of each Class of Notes of such Series on the related maturity date; (v) a default in the observance of certain negative covenants in the related Indenture; (vi) a default in the observance of any other covenant in the related Indenture and the continuation of any such default for a period of thirty days after notice to the Issuer of such Series of Notes by the related Indenture Trustee or to such Issuer and such Indenture Trustee by the holders of Notes of such Series entitled to at least 40% of the Voting Rights, such written notice specifying the Event of Default and stating that such notice is a "Notice of Default;" or (vii) certain events of bankruptcy or insolvency with respect to the Issuer of such Series of Notes. Notwithstanding the foregoing, with respect to a Series of Notes that uses subordination as a form of Credit Enhancement, prior to the applicable maturity date, any of the events described in the preceding sentence will not be an Event of Default in respect of a subordinate Class of Notes until each Class of Notes senior in priority of payments has been paid in full.

RIGHTS UPON EVENT OF DEFAULT

    With respect to each Series of Notes, the related Indenture provides that the Indenture Trustee for such Series of Notes may exercise remedies on behalf of the Noteholders of such Series only if an Event of Default has occurred and is continuing. The Indenture Trustee for such Series of Notes shall proceed, in its own name, subject to the related Indenture, to protect and enforce its rights and the rights of the Noteholders of such Series by such remedies provided for in the related Indenture as the related Indenture Trustee shall deem most effectual to protect and enforce such rights.

LIMITATIONS ON SUITS

    No holder of any Note of a Series will have the right to institute any proceedings, judicial or otherwise, with respect to the related Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the related Indenture, unless (a) such holder previously has given to the related Indenture Trustee written notice of a continuing Event of Default, (b) the holders of Notes of such Series entitled to not less than 40% of the Voting Rights of such Series have made written request of the related Indenture Trustee to institute such proceedings in its own name as Indenture Trustee and have offered such Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request, (c) such Indenture Trustee has for 60 days after its receipt of such notice neglected or refused to institute any such proceeding and (d) no direction inconsistent with such written request has been given to such Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the then outstanding Notes of such Series.

    The Indenture of a Series of Notes will provide that no holder of a Class of Notes of such Series will have the right, either directly or through an affiliate, to petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the related Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian sequester or other similar official of such Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of such Issuer, other than as provided in the related Prospectus Supplement.

REPORTS TO NOTEHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, on each Payment Date the related Indenture Trustee is required to deliver to the Noteholders of such Series a written report setting forth the amount of the quarterly payment which represents principal and the amount which represents interest (in each case on a per individual Note basis), and the remaining outstanding principal amount of an individual Note after giving effect to the payment of principal made on such Payment Date.

ISSUER'S ANNUAL COMPLIANCE STATEMENT

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, the related Issuer will be required to file annually with the Indenture Trustee for such Series a written statement as to the fulfillment of its obligations under the related Indenture.

SATISFACTION AND DISCHARGE OF INDENTURE

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, the related Indenture will be discharged in respect of the Accounts for such Series upon the delivery to the related Indenture Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of all the Notes of such Series.

THE INDENTURE TRUSTEE

    The Indenture Trustee will be the entity or entities named in the related Prospectus Supplement.

                            THE SERVICING AGREEMENT

GENERAL

    With respect to each Series of Notes, the related Accounts will be serviced by the Servicer under the Servicing Agreement for such Series of Notes between the Servicer and the related Issuer, which will be assigned to the related Indenture Trustee as additional security for the Notes of such Series. The following summaries describe the material provisions of each Servicing Agreement for each Series of Notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the related Servicing Agreement and the Indenture for such Series of Notes, and where particular provisions or terms used in the related Servicing Agreement or the related Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries. The offices of the Servicer are located at 1500 North Dale Mabry Highway, Tampa, Florida 33607. The Servicer, as Depositor, will be the settlor and initially the sole beneficiary of the Issuer. The Servicer will perform the services described below and set forth in each Servicing Agreement.

COLLECTION OF PAYMENTS

    With respect to each Series of Notes, the Servicer will service the Accounts and will provide certain accounting and reporting services with respect to the Accounts. The Servicer will be obligated to service the Accounts generally in accordance with certain specific standards set forth in the related Servicing Agreement and otherwise in accordance with reasonable and prudent servicing standards that are employed by a prudent servicer with respect to the servicing of accounts held in its own portfolio and in accordance with the Servicer's past practices. Although the Servicer will be responsible for servicing the Accounts, the Servicer will enter into a sub-servicing agreement with Jim Walter Homes pursuant to which Jim Walter Homes will perform certain day-to-day servicing functions, such as following up on delinquent accounts and initiating foreclosure proceedings, in accordance with the standards and provisions of the related Servicing Agreement.

    Generally, all payments received on the Mortgage Collateral for a Series of Notes will be deposited on a daily basis in a separate holding account (each, a "Holding Account") established with and in the name of a custodian as set forth in the related Prospectus Supplement prior to the related Closing Date. The Servicer will transfer the payments attributable to the Mortgage Collateral for a Series of Notes, net of the applicable servicing fee and other permitted deductions, into the related Collection Account.

    With respect to each Series of Notes, the Servicer will perform certain monitoring and reporting functions for the related Indenture Trustee, including the preparation and delivery of monthly reports to the related Indenture Trustee covering the current payments and prepayments in full received with respect to the Accounts of such Series and reports covering defaulted Accounts.

SERVICING FEE

    The servicing fee will be calculated and paid as set forth in the related Prospectus Supplement. In addition to the servicing fee, the Servicer may receive other fees as set forth in the related Prospectus Supplement.

INSURANCE; TAXES

    Unless otherwise provided in the related Prospectus Supplement, the Servicer will not be required to maintain escrow accounts for collection of taxes or premiums on Insurance Policies on the Accounts. The terms of each Account require the obligor to maintain a standard Insurance Policy covering the property underlying such Account. The standard Insurance Policy is generally in the form of the fire insurance policy with extended coverage that is customary in the state in which the Mortgaged Property is located. Such standard forms vary from state to state but generally cover damage by fire, lightning and windstorm, subject to certain conditions and exclusions. Other causes of damage (including without limitation floods and earth movements) are not covered. With respect to each Series of Notes, the Servicing Agreement requires the Servicer to cause such a policy to be maintained in full force and effect or to maintain a blanket insurance policy insuring against hazard and certain other losses with respect to each such Account. The Servicer or Jim Walter Homes, as sub-servicer, will be required to monitor the customer's payment of insurance and taxes. If such payments are not made, the Servicer will be required to make such payments and will not be reimbursed for such payments except to the extent such amounts are collected from the obligor, from a sub-servicer or to the extent recoverable as liquidation expenses.

    If the Servicer obtains an Insurance Policy on behalf of an obligor, it normally does so through an insurance agency that is an affiliate of the Servicer, and the reinsurer, if any, of such Insurance Policy is an affiliate of the Servicer.

REALIZATION UPON DEFAULTED ACCOUNTS

    The Servicer will foreclose upon or otherwise comparably convert the ownership of the property securing any Account that comes into default and as to which no satisfactory arrangements can be made for collection of delinquent amounts. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures specified in the Servicing Agreement for such Series of Notes as are consistent with its customary servicing procedures. In this regard, the Servicer may sell the property at a foreclosure or a trustee's sale. Generally, however, it is expected that the property will be resold primarily in exchange for a new account and such account will be an Account securing the Notes of such Series.

    If any property securing a defaulted Account is damaged and the proceeds, if any, from the related Insurance Policy maintained by the customer or from any temporary insurance policy obtained by the Servicer are insufficient to restore the damaged property completely, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines (i) that such restoration is likely to increase the liquidation proceeds of the related Account and (ii) that it will recover such expenses through liquidation or insurance proceeds.

RESIGNATION

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, the Servicer may not resign from its obligations and duties under the related Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law. No such resignation will be effective until a successor servicer has assumed the Servicer's obligations and duties under the related Servicing Agreement. Such a successor servicer must be satisfactory to the Issuer of such Series of Notes and the related Indenture Trustee in the exercise of their reasonable discretion. The Servicer may, however, enter into sub-servicing agreements with any person similar to the one to be entered into with Jim Walter Homes to perform any of its obligations under the Servicing Agreement for a Series of Notes, but the Servicer will remain fully liable for performance of all obligations under the related Servicing Agreement.

ANNUAL ACCOUNTANTS' REPORT

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, the Servicer will be required to cause a firm of independent certified public accountants to furnish to the Issuer of each Series of Notes and the related Indenture Trustees, at such times as set forth in the related Prospectus Supplement, a statement to the effect that such firm (a) has examined the Servicer's financial statements for the preceding fiscal year in accordance with generally accepted auditing standards and has issued an opinion thereon, and (b) has examined certain documents and records relating to the servicing of the Accounts during the preceding fiscal year in accordance with the Uniform Single Audit Program for Mortgage Bankers, and has found no material exceptions relating to the Accounts for such Series or has set forth such exceptions.

EVENTS OF DEFAULT

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, Events of Default under each Servicing Agreement will include: (a) any failure to deposit into the Holding Account of a Series of Notes any required payment within two Business Days after it is required to be deposited; (b) any failure by the Servicer duly to observe or perform any other of its covenants or agreements in the related Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure by the related Indenture Trustee or the holders of Notes of such Series representing a majority in principal amount of the then outstanding Notes of such Series; (c) certain events of bankruptcy, insolvency, receivership or reorganization of the Servicer, any sub-servicer or any affiliate of either; (d) any representation, warranty or statement of the Servicer made in the related Servicing Agreement or any other certificate delivered in connection with the issuance of the Notes of such Series being materially incorrect as of the time such representation, warranty or statement was made, which defect has not been cured within 30 days after the Servicer received notice of the defect; and (e) any failure of the Servicer to deliver to the related Indenture Trustee a weekly report covering transfers from the related Holding Account to the related Collection Account in the absence of force majeure.

RIGHTS UPON EVENT OF DEFAULT

    So long as an Event of Default under the Servicing Agreement remains unremedied, the Issuer or the Indenture Trustee of such Series of Notes (in each case subject to the provisions of the related Indenture) or, with the consent of the related Indenture Trustee, holders of Notes of such Series entitled to more than 50% of the Voting Rights of each Class of Notes of such Series may terminate all of the rights and obligations of the Servicer under the related Servicing Agreement. Upon such termination, the Issuer of such Series of Notes will be obligated to obtain a substitute servicer satisfactory to the related Indenture Trustee. If the Issuer of such Series of Notes fails to appoint a servicer satisfactory to the related Indenture Trustee, such Indenture Trustee may appoint or petition, in a court of competent jurisdiction, for the appointment of a servicer to act as successor to the Servicer under the related Servicing Agreement. Pending the appointment of a successor Servicer, the Indenture Trustee of such Series of Notes will be obligated to act as Servicer. The Indenture Trustee of a Series of Notes and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the related Servicing Agreement. No termination of the Servicer shall be effective until the new servicer enters into a servicing agreement with the Issuer of such Series of Notes and the related Indenture Trustee.

TERMINATION AND REPLACEMENT OF SERVICER

    Upon the occurrence of certain events as set forth in the related Prospectus Supplement, the Indenture Trustee of such Series of Notes will have the option to, but is not obligated to: (i) terminate the rights of the Servicer under the related Servicing Agreement and appoint a new Servicer thereunder; (ii) compel the transfer of the software used by the Servicer to service the related Accounts; (iii) direct the homeowners under the Accounts of such Series of Notes to make payments directly to the successor Servicer; and/or (iv) avail itself of any other remedies under the related Servicing Agreement or the related Indenture.

AMENDMENTS

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Series of Notes, the related Servicing Agreement may be amended by the related Issuer and Mid-State with the consent of the related Indenture Trustee and the holders of Notes of such Series entitled to more than 50% of the Voting Rights of each Class of affected Notes of such Series, for the purpose of adding any provisions to, or modifying or eliminating any provisions of, the related Servicing Agreement. However, amendments affecting amounts to be deposited in the related Holding Account or the related Collection Account, altering the priorities with which any allocation of funds shall be made under the related Servicing Agreement, creating liens on the collateral securing the payment of principal and interest on the Notes of such Series or modifying certain specified provisions of the related Servicing Agreement may be approved only with the consent of the related Indenture Trustee and all holders of the Notes of such Series. The Servicing Agreement for a Series of Notes may also be amended without the consent of the related Indenture Trustee or any Noteholder of such Series if such amendment does not adversely affect in any material respect the interests of any Noteholder of such Series.

                              THE TRUST AGREEMENT

    With respect to each Series of Notes, under the terms of the related Trust Agreement, the Depositor will have conveyed to the related Owner Trustee a nominal amount of cash to establish the related Trust, which will act as Issuer for such Series of Notes. In exchange, the Depositor will have received certificates evidencing beneficial ownership of the Issuer of such Series of Notes created under such agreement. Subject to certain restrictions, the Depositor may sell or assign certificates of beneficial ownership of the Issuer of a Series of Notes to another entity or entities.

    With respect to each Series of Notes, the related Trust Agreement will provide that the related Owner Trustee will be obligated to (i) execute and deliver the Indenture, the Notes, the Servicing Agreement, the Purchase and Sale Agreement and all other documents, agreements and instruments related thereto for such Series of Notes, (ii) acquire the related Collateral and to pledge such Collateral as security for the Notes of such Series, (iii) issue the Notes of such Series pursuant to the related Indenture and (iv) take whatever action shall be required to be taken by the Owner Trustee of such Series of Notes by, and subject to, the terms of the related Trust Agreement. With respect to each Series of Notes, the related Trust Agreement will provide that the Issuer of such Series of Notes may not conduct any activities other than those related to the issuance and sale of Notes of such Series, the investment of certain funds in Eligible Investments, as defined in the related Indenture, and such other limited activities as may be required in connection with reports and payments to holders of the Notes of such Series and the beneficial interest of the related Trust. With respect to each Series of Notes, neither the related Owner Trustee in its individual capacity nor the holders of the beneficial interest of the related Trust (the "Owners") are liable for payment of principal of or interest on the Notes of such Series and each holder of Notes of such Series will be deemed to have released the related Owner Trustee and the Owners of such Series from any such liability. Upon the payment in full of all outstanding Notes of a Series and the satisfaction and discharge of the related Indenture, the related Owner Trustee will succeed to all the rights of the related Indenture Trustee, and the Owners of such Series of Notes will succeed to all the rights of the Noteholders of such Series, under the related Servicing Agreement, except as otherwise provided therein.

    With respect to each Series of Notes, the related Trust Agreement will provide that the related Owner Trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related Trust until at least 367 days after payment in full of all the Notes of such Series and the Owners of such Series of Notes shall not direct the related Owner Trustee to take any action that would violate such provision.

    The related Prospectus Supplement will set forth the fee the related Owner Trustee is entitled to pursuant to the related The Trust Agreement.

    With respect to each Series of Notes, the related Trust Agreement may, at the unanimous written request of the Owners of such Series of Notes, be supplemented and amended by a written instrument signed by the related Owner Trustee and the Owners of such Series of Notes, with the written consent of the related Indenture Trustee.

    With respect to each Series of Notes, the related Trust Agreement will provide that the related Trust will terminate upon the earlier to occur of (i) the final sale or disposition of the trust estate and the distribution of all proceeds thereof to the Owners of such Series of Notes or (ii) 21 years less one day following the death of the survivor of certain individuals described in the Trust Agreement, but in no event later than the date set forth in the related Prospectus Supplement.

                        THE PURCHASE AND SALE AGREEMENT

    The Depositor will sell and assign to the Issuer of a Series of Notes all its right, title and interest in the Mortgage Collateral for such Series pursuant to the related Purchase and Sale Agreement. Simultaneously, the Issuer of such Series of Notes will collaterally assign such Mortgage Collateral to the related Indenture Trustee as security for the Notes of such Series pursuant to the related Indenture.

    The Depositor will represent and warrant to the Issuer of each Series of Notes, with respect to the Accounts sold pursuant to the related Purchase and Sale Agreement, that as of the date of execution thereof: (i) the related building or installment sale contract, as the case may be, has been duly executed by the parties thereto and the duties to be performed thereunder prior to the date the first payment in connection with such contract is due shall have been performed by both parties thereto; (ii) the promissory note shall have been duly executed by the customer with respect thereto and, to the extent required under local law for recordation or enforcement, the mortgage, mechanic's lien contract or other security agreement has been duly executed and properly acknowledged; (iii) the Mortgage Collateral documents, other than the assignments thereof, shall have been properly recorded as required by law; (iv) the mortgage, deed of trust, mechanic's contract or other security agreement shall constitute a valid first-priority lien upon and secure title to the property described therein, and such mortgage, deed of trust, mechanic's lien contract or other security agreement and the promissory note or installment sale contract secured thereby shall be fully enforceable in accordance with their respective terms; (v) all costs, fees, intangible and documentary recording taxes and expenses incurred in making, closing, and recording each Account shall have been paid; and (vi) no part of the mortgaged property securing any promissory note or installment sale contract shall have been released from the lien or security title of the mortgage, deed of trust, mechanic's lien contract or other security agreement securing such promissory note or installment sale contract except for Account notes which have been prepaid in full since the related Cut-Off Date, which amounts will be deposited in the related Collection Account.

    Within 90 days of the earlier of discovery by or notice to the Depositor of any breach of a representation or warranty which materially and adversely affects the interests of the Issuer of a Series of Notes in a related Account, the Depositor is required to use its best efforts to cure such breach in all material respects. If such breach is not or cannot be cured within such 90-day period or, with the prior written consent of the related Indenture Trustee, such longer period as specified in such consent, the Depositor is required to either
(i) repurchase such Account from the related Issuer for an amount equal to 100% of the current Economic Balance of the affected Account or (ii) substitute for such affected Account one or more qualified substitute accounts.

    In order to be a "qualified substitute account," an account must comply with the representations and warranties set forth above and must have an Economic Balance not less than the Economic Balance of, and an Effective Financing Rate not less than the Effective Financing Rate of, the Account for which it is being substituted, all as more specifically set forth in the related Purchase and Sale Agreement.

    The obligation of the Depositor to cure any such breach or to repurchase or substitute for the affected Account will be the sole remedy available to the Issuer of a Series of Notes in respect of the related breach.

                              PRE-FUNDING ACCOUNT

    If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Indenture Trustee on behalf of the related Noteholders, into which the Depositor will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will generally not exceed 25% of the initial aggregate principal amount of the Notes of the related Series of Notes. The Pre-Funded Amount will be used by the related Issuer upon satisfaction of the conditions precedent thereto specified in the related Indenture to purchase Subsequent Accounts from the Depositor from time to time during the Funding Period. The Funding Period, if any, for a Trust Fund will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is three months after the Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Noteholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Notes.

                                USE OF PROCEEDS

    Unless otherwise specified in the related Prospectus Supplement, substantially all of the proceeds from the sale of the Notes of a Series will be used by the Issuer to purchase the Accounts for such Series and to pay the expenses of the offering of such Series.

                              PLAN OF DISTRIBUTION

    The Notes are being offered hereby in Series through one or more of the methods described below. The related Prospectus Supplement for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of each Class of Notes of such Series, or the method by which such price is to be determined, and the net proceeds to the Seller from such sale.

    The Notes will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Notes may be made through a combination of two or more of these methods:

        1. By negotiated firm commitment underwriting and public re-offering by underwriters specified in the related Prospectus Supplement;

        2.  By placements by the Issuer with investors through dealers; and

        3.  By direct placements by the Issuer with investors.

    If underwriters are used in a sale of any Notes, such Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Notes will be set forth on the cover of the Prospectus Supplement applicable to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The related Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any Class of Notes will be obligated to purchase all such Notes if any are purchased. The Issuer will indemnify the applicable underwriters against certain civil liabilities, including liabilities under the Securities Act.

    The Prospectus Supplement with respect to any Series of Notes offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and dealers and/or the Issuer and purchasers of Notes of such Series.

    Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Notes. Noteholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

    If specified in the Prospectus Supplement relating to a Series of Notes, the Issuer or any affiliate thereof may purchase some or all of one or more Classes of Notes of such Series from the underwriter or underwriters at a price specified or described in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Notes so purchased directly, through one or more underwriters to be designated at the time of the offering of such Notes or through dealers acting as agent and/or principal. Such offering may be restricted in the matter specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The underwriters and dealers participating in such purchaser's offering of such Notes may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Notes for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Notes by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

    During and after the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include overallotment and stabilizing transactions. These activities may stabilize, maintain or otherwise affect the market price of the Notes, which may be higher than the price that might otherwise prevail in the open market. These transactions may be effected in the over-the-counter market or otherwise, and these activities, if commenced, may be discontinued at any time.

    The Depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof. The Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

    Certain legal matters relating to the Notes, including the federal income tax consequences to holders of Notes of an investment in the Notes of a Series will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                                  NOTE RATINGS

    It will be a condition to the issuance of each Series of Notes that each Class of the Notes be rated by one or more of Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's ("S&P") and Fitch IBCA, Inc. ("Fitch" and each of Fitch, Moody's, DCR and S&P, a "Rating Agency") in one of their four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Notes upon initial issuance thereof will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Notes of a Series is revised or withdrawn, the liquidity of such Class of Notes may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of the likelihood or rate of principal prepayments.

                        INDEX OF PRINCIPAL DEFINED TERMS

1986 Act..............................................................................         41
Accounts..............................................................................        Cvr
Accrual Notes.........................................................................          6
Available Funds.......................................................................         30

Bankruptcy Court......................................................................         17
Best..................................................................................         27
Book-Entry Notes......................................................................         29
Building Contract.....................................................................         20

Cash Collateral Account...............................................................         32
Cash Collateral Lender................................................................         32
Cede..................................................................................         29
CEDEL.................................................................................         36
CEDEL Participants....................................................................         36
Class.................................................................................        Cvr
Closing Date..........................................................................          5
Code..................................................................................         10
Collateral............................................................................          8
Collection Account....................................................................          7
Commission............................................................................          2
Consensual Plan.......................................................................         17
Cooperative...........................................................................         36
Credit Enhancement....................................................................          7
Credit Provider.......................................................................         31
Cut-Off Date..........................................................................          5

DCR...................................................................................         12
Definitive Notes......................................................................         37
Depositor.............................................................................        Cvr
Depositaries..........................................................................         37
DOL...................................................................................         39
DTC...................................................................................         29
DTC Participants......................................................................         35

Economic Balance......................................................................         20
EDGAR.................................................................................          2
Effective Financing Rate..............................................................         20
Eligible Investments..................................................................         27
ERISA.................................................................................         38
Euroclear.............................................................................         36
Euroclear Operator....................................................................         36
Euroclear Participant.................................................................         36
Event of Default......................................................................         49
Exchange Act..........................................................................          2

Fannie Mae............................................................................         27
Fitch.................................................................................         12
Freddie Mac...........................................................................         27
FTC Rule..............................................................................         22

Funding Period........................................................................         17

Gross Receivable Amount...............................................................         20

Holding Account.......................................................................         51

Indenture.............................................................................          5
Indenture Trustee.....................................................................         51
Indirect DTC Participants.............................................................         35
Insurance Policies....................................................................         27
Insurer...............................................................................         31
Interest Accrual Period...............................................................         30
IRS...................................................................................         41
Issuer................................................................................          5
Issuer Expenses.......................................................................         30

Jim Walter Homes......................................................................          5

Letter of Credit......................................................................         31
Letter of Credit Issuer...............................................................         31
Local Counsel.........................................................................         16

Mechanic's Lien Contract..............................................................         20
Mid-State.............................................................................        Cvr
Moody's...............................................................................         12
Mortgage Collateral...................................................................        Cvr

New Regulations.......................................................................         44

Non-Equity Notes......................................................................         39
Note Rate.............................................................................         29
Noteholder............................................................................         40
Notes.................................................................................        Cvr
Notes Insurance Policy................................................................         31
Notice of Default.....................................................................         49

OID Regulations.......................................................................         41
Owners................................................................................         35

Parties in Interest...................................................................         39
Payment Date..........................................................................          6
Percentage Interest...................................................................         29
Plans.................................................................................         38
Pool Insurance Policy.................................................................         32
Pool Insurer..........................................................................         32
Pre-Funded Amount.....................................................................         17
Pre-Funding Account...................................................................         17
Prepayment Assumption.................................................................         41
Promissory Note.......................................................................         20
PTE...................................................................................         39
Purchase and Sale Agreement...........................................................         10

Rating Agency.........................................................................         12
Record Date...........................................................................          7

Reinvestment Period...................................................................          7
Relief Act............................................................................         25
Remaining Available Funds.............................................................         30
Reserve Fund..........................................................................         32
Retail Contracts......................................................................         20

S&P...................................................................................         12
Sale Contract.........................................................................         20
Security Instruments..................................................................         23
Senior Notes..........................................................................         33
Series................................................................................        Cvr
Servicer..............................................................................        Cvr
Servicing Agreement...................................................................          9
South Carolina Code...................................................................         15
Special Hazard Policy.................................................................         32
Spread Account........................................................................         32
Subordinated Class....................................................................          8
Subordinated Notes....................................................................         33
Subsequent Accounts...................................................................         17
Sub-servicing Agreement...............................................................          5

Terms and Conditions..................................................................         37
Texas Building Contract...............................................................         20
Texas Contracts.......................................................................         20
Texas Mortgages.......................................................................         20
Texas Resale Mortgage.................................................................         20
Texas Sales Contract..................................................................         20
TMP...................................................................................         40
TMP Regulations.......................................................................         45
Trust.................................................................................        Cvr

UCCC..................................................................................         22

Voting Rights.........................................................................         49

Walter Industries.....................................................................          5

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                           --------------------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                            PAGE
                                                            -----
Summary of Terms.......................................         S-4
Risk Factors...........................................        S-11
The Issuer.............................................        S-13
Use of Proceeds........................................        S-13
The Accounts...........................................        S-13
The Mortgage Collateral................................        S-18
Description of the Notes...............................        S-23
Legal Investment Considerations........................        S-33
ERISA Considerations...................................        S-33
Federal Income Tax Considerations......................        S-34
The Indenture..........................................        S-35
The Servicing Agreement................................        S-38
The Trust Agreement....................................        S-38
The Purchase and Sale Agreement........................        S-38
Plan of Distribution...................................        S-39
Legal Matters..........................................        S-39
Financial Information..................................        S-40
Note Ratings...........................................        S-40
Index of Principal Defined Terms.......................        S-41
                             PROSPECTUS
Available Information..................................           2
Reports to Noteholders.................................           2
Incorporation of Certain Documents by Reference........           2
Summary of Prospectus..................................           5
Risk Factors...........................................          12
The Depositor..........................................          17
The Issuer.............................................          17
Discussion and Analysis of Issuer's Financial
  Condition............................................          18
The Accounts...........................................          19
The Mortgage Collateral................................          22
Certain Legal Aspects of the Accounts and Related
  Matters..............................................          22
Security...............................................          26
Description of the Notes...............................          29
Legal Investment Considerations........................          38
ERISA Considerations...................................          38
Material Federal Income Tax Consequences...............          40
The Indenture..........................................          46
The Servicing Agreement................................          51
The Trust Agreement....................................          54
The Purchase and Sale Agreement........................          55
Pre-Funding Account....................................          56
Use of Proceeds........................................          56
Plan of Distribution...................................          56
Legal Matters..........................................          57
Note Ratings...........................................          57
Index of Principal Defined Terms.......................          58

                            ------------------------

    UNTIL            , 199 , ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES,
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                       $

                                MID-STATE TRUST

                                      $         %
                         ASSET-BACKED NOTES, CLASS A-1
                                      $         %
                         ASSET-BACKED NOTES, CLASS A-2
                                      $         %
                         ASSET-BACKED NOTES, CLASS A-3
                                      $         %
                         ASSET-BACKED NOTES, CLASS A-4
                             ---------------------

                                MID-STATE HOMES,
                                      INC.
                                    SERVICER

                               ------------------

                             PROSPECTUS SUPPLEMENT
                                     , 199
                               ------------------

                                 [UNDERWRITER]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

    Item 14. Other Expenses Of Issuance And Distribution.Set forth below are the fees and expenses expected to be incurred by Mid-State Homes, Inc. (the "Registrant") in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions and costs represented by the salaries and wages of regular employees and officers of the Registrant). All such expenses, other than the Filing Fee, are estimated expenses.

SEC Filing Fee.....................................................  $       *
Indenture Trustee's Fees...........................................          *
Owner Trustee's Fees...............................................          *
Legal Fees and Expenses............................................          *
Accounting Fees and Expenses.......................................          *
Blue Sky and Legal Investment Fees and Expenses....................          *
Printing Fees and Expenses.........................................          *
Rating Agency Fees and Expenses....................................          *
Miscellaneous......................................................          *
                                                                     ---------
Total..............................................................  $       *
                                                                     ---------
                                                                     ---------

------------------------

*   To be provided by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The By-laws of Walter Industries, Inc. ("Walter Industries"), a Delaware corporation and indirect owner of all of the issued and outstanding shares of the capital stock of the Registrant, provide that, to the fullest extent permitted by Delaware law, Walter Industries will indemnify any current or former director or officer of Walter Industries and may, at the discretion of the board of directors, indemnify any current or former employee or agent of Walter Industries, against certain liabilities, including liabilities incurred by reason of the fact that such person is or was serving, at the request of Walter Industries, as a director, officer, partner, trustee, employee or agent of another corporation or partnership, joint venture, trust or other enterprise. To the extent that directors and officers of the Registrant serve or have previously served as directors, officers, employees or agents of Walter Industries, they are eligible for indemnification by Walter Industries against liabilities in respect of actions taken in their capacities as directors or officers of the Registrant.

    The directors and officers of the Registrant are covered by a directors' and officers' liability insurance policy maintained by Walter Industries for the benefit of all of its subsidiaries.

ITEM 16. FINANCIAL STATEMENTS AND EXHIBITS.

    A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

ITEM 17. UNDERTAKINGS.

    (A) UNDERTAKING PURSUANT TO RULE 415:

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or event arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement of any material change in such information in this registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

    (B) UNDERTAKING IN RESPECT OF DOCUMENTS SUBSEQUENTLY FILED THAT ARE INCORPORATED BY REFERENCE:

    The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (C) UNDERTAKING IN RESPECT OF INDEMNIFICATION:

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (D) UNDERTAKING IN RESPECT OF QUALIFICATION OF INDENTURES UNDER THE TRUST INDENTURE ACT OF 1939:

    The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on July 13, 1998.

                                MID-STATE HOMES, INC.

                                By: /s/ DEAN M. FJELSTUL
                                Name: Dean M. Fjelstul
                                ---------------------------------------------
                                Title: VICE PRESIDENT

                               POWER OF ATTORNEY

    KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth E. Hyatt, Richard E. Almy, Dean M. Fjelstul and Joseph H. Kelly, Jr., and each of them, his true and lawful attorneys-in-fact and agents for him and in his name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

     /s/ KENNETH E. HYATT       President, Principal
------------------------------    Executive Officer and        July 13, 1998
       Kenneth E. Hyatt           Director

     /s/ RICHARD E. ALMY
------------------------------  Director                       July 13, 1998
       Richard E. Almy

     /s/ DEAN M. FJELSTUL       Vice President, Principal
------------------------------    Financial Officer and        July 13, 1998
       Dean M. Fjelstul           Director

   /s/ JOSEPH H. KELLY, JR.
------------------------------  Controller (Principal          July 13, 1998
     Joseph H. Kelly, Jr.         Accounting Officer)

                                 EXHIBIT INDEX

1.1        --         Form of Underwriting Agreement
4.1        --         Form of Indenture (including forms of Notes)
5.1        --         Opinion of Cadwalader, Wickersham & Taft
8.1        --         Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters
9.1        --         Form of Trust Agreement
10.1       --         Form of Servicing Agreement
10.2       --         Form of Purchase and Sale Agreement
                      Consents of Cadwalader, Wickersham & Taft (included as part of exhibits 5.1 and
24.1       --         8.1)
25.1       --         Power of Attorney (contained on page II-5 of this Registration Statement)